Exhibit 10.1

FIRST AMENDMENT TO

CREDIT AGREEMENT AND TO SECURITY AND PLEDGE AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT AND TO SECURITY AND PLEDGE AGREEMENT dated as of February 25, 2009 (the “First Amendment”), is entered into by and among SMURFIT-STONE CONTAINER ENTERPRISES, INC., a Delaware corporation, a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (“U.S. Borrower”), SMURFIT-STONE CONTAINER CANADA INC., a company continued under the Companies Act (Nova Scotia), and operating pursuant to a proceeding under the CCAA, and a debtor and debtor in possession in a case pending under Chapter 11 of the Bankruptcy Code (“Canadian Borrower,” and together with the U.S. Borrower, the “Borrowers”), SMURFIT-STONE CONTAINER CORPORATION, a Delaware corporation, a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (“Parent”), the other Loan Parties party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, and JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent and Canadian Collateral Agent.

WITNESSETH:

WHEREAS, the Borrowers, the Lenders, and the Agents are parties to that certain Credit Agreement dated as of January 28, 2009, pursuant to which the Lenders have made available to the Borrowers a term loan, revolving credit and letter of credit facility in an aggregate principal amount not to exceed US$750,000,000 (the “Credit Agreement”), and the Administrative Agent, the U.S. Borrower and each of the other Grantors party thereto are parties to that certain Security and Pledge Agreement dated as of January 28, 2009 (the “Security Agreement”);

WHEREAS, the Borrowers have requested that the Lenders amend and supplement the Credit Agreement and Security Agreement to reflect certain modifications to the Credit Agreement and Security Agreement;

WHEREAS, the Lenders have agreed to (i) amend and supplement the Credit Agreement to reflect certain modifications to the Credit Agreement, and (ii) concur in an amendment by the Administrative Agent to the Security Agreement to reflect certain modifications to the Security Agreement;

WHEREAS, upon the occurrence of the First Amendment Effectiveness Date (as defined below), each of the parties to the Credit Agreement shall be deemed to have become a party to the Amended and Restated Credit Agreement (as in effect after giving effect to this First Amendment) in the form of Exhibit A hereto; and

WHEREAS, upon the occurrence of the First Amendment Effectiveness Date, each of the Lenders party to this Agreement shall have consented to the amendments to the Security Agreement set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                            Definitions.  Capitalized terms used and not otherwise defined in this First Amendment are used as defined in the Credit Agreement (after giving effect to this First Amendment).  In addition, the capitalized term “First Amendment Effectiveness Date” shall mean the first Business Day on which the conditions set forth in Section 4 hereof are fully satisfied to the satisfaction of the Administrative Agent or waived by the Administrative Agent.  The Administrative Agent will give the Borrowers and each Lender written notice of the occurrence of the First Amendment Effectiveness Date.

Section 2.                                            Amendments to Credit Agreement.  Subject to the conditions set forth in Section 4 hereof, the Credit Agreement is hereby amended and restated as follows:

2.1                                 Each of the provisions of the Credit Agreement which appear with computerized underscoring are inserted and each of the provisions which appear with computerized strike-through are deleted in the document annexed hereto as Exhibit A.

2.2                                 Annex A-2 to the Credit Agreement (as in effect prior to giving effect to this First Amendment) is hereby replaced in its entirety by Annex A-2 to the document attached as Exhibit A hereto.

2.4                                 Annex A-5 attached hereto as Exhibit B is hereby inserted as Annex A-5 of the Credit Agreement.

2.3                                 The Lenders hereby waive any Events of Default arising under Section 7.1(a) of the Credit Agreement to the extent, but solely to the extent, that such Events of Default are a result of Smurfit Stone Puerto Rico, Inc.’s failure to be in good standing under the law of its jurisdiction of organization prior to the First Amendment Effectiveness Date.

Section 3.                                            Amendments to Security Agreement.  Subject to the conditions set forth in Section 4 hereof, the Security Agreement is hereby amended as follows:

3.1                                 Section 7.2 of the Security Agreement is hereby amended and restated to read as follows:

7.2.                              Covenant Regarding New Deposit Accounts; Lock Boxes.  Before opening or replacing any Collateral Deposit Account, other Deposit Account (other than deposit accounts of Calpine, zero balance accounts, payroll accounts, withholding tax payment accounts and the Adequate Assurance Account (as defined below)), in which an average balance of at least $1,000,000 is maintained (provided that, the aggregate average balance in Deposit Accounts (other than deposit accounts of Calpine, zero balance accounts, payroll accounts, withholding tax payment accounts and the Adequate Assurance Account) as to which a Deposit Account Control Agreement is not in effect shall not exceed $5,000,000), or establishing a new Lock Box, each Grantor (other than Calpine) shall (a) obtain the Administrative Agent’s consent in writing to the opening of such Deposit Account or Lock Box, and (b) cause each bank or financial institution in which it seeks to open (i) a Deposit Account, to enter into a Deposit

Account Control Agreement with the Administrative Agent in order to give the Administrative Agent Control of such Deposit Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Administrative Agent in order to give the Administrative Agent Control of the Lock Box.  In the case of Deposit Accounts or Lock Boxes maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.   The “Adequate Assurance Account” shall mean that certain account established at JPMorgan Chase Bank, N.A. pursuant to the INTERIM ORDER PURSUANT TO SECTIONS 1059A) AND 366(B) OF THE BANKRUPTCY CODE (I) PROHIBITING UTILITY PROVIDERS FROM ALTERING, REFUSING OR DISCONTINUING UTILITY SERVICES, (II) DEEMING UTILITY PROVIDERS ADEQUATELY ASSURED OF FUTURE PERFORMANCE, AND (III) ESTABLISHING PROCEDURES FOR DETERMINING ADEQUATE ASSURANCE OF PAYMENT and the final order with respect to such interim order.

3.2                                 The reference in Section 8.7 of the Security Agreement to Section 9.02 of the Credit Agreement is hereby corrected to be a reference to Section 9.10 of the Credit Agreement.

Section 4.                                            Effectiveness.  The effectiveness of this First Amendment, the amendment and restatement of the Credit Agreement and the amendment of the Security Agreement are subject to the following conditions precedent:

4.1                                 Supporting Documents.  The Administrative Agent shall have received for each of the Loan Parties:

4.1.1                        bring-down certificates delivered by each Loan Party (A) certifying that there were no changes, or providing the text of changes, to the Organizational Documents of such Loan Party as delivered pursuant to Section 4.1(a)(i) of the Credit Agreement and (B) to the effect that each Loan Party is in good standing in its jurisdiction of incorporation, organization or formation;

4.1.2                        signature and incumbency certificates of the officers of such Loan Party executing the Loan Documents to which it is a party, dated as of the First Amendment Effectiveness Date;

4.1.3                        duly adopted resolutions of the board of directors or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of this First Amendment, certified as of the First Amendment Effectiveness Date by its secretary or assistant secretary as being in full force and effect without modification or amendment; and

4.1.4                        such other documents as the Administrative Agent may reasonably request.

4.2                                 Loan Documents.  Each Loan Party, the Super-majority Lenders and the Administrative Agent shall have signed a counterpart of this First Amendment (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent.

4.3                                 Opinion of Counsel.  The Administrative Agent and the Lenders shall have received the favorable written opinion of counsel to the Loan Parties, acceptable to the Administrative Agent, substantially in the form of Exhibit C.

4.4                                 Payment of Fees and Expenses.  The Loan Parties shall have paid to the Administrative Agent any unpaid balance of the fees and expenses due and payable by the Loan Parties pursuant to the Loan Documents.

4.5                                 Closing Documents.  The Administrative Agent shall have received all documents required by this First Amendment satisfactory in form and substance to the Administrative Agent in its exclusive discretion.

Section 5.                                            Representations and Warranties.  Each Loan Party represents and warrants to the Lenders that:

5.1                                 After giving effect to the First Amendment, the amendment and restatement of the Credit Agreement and the amendment of the Security Agreement, the  representations and warranties of the Loan Party contained in Section 3 of the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date);

5.2                                 After giving effect to the First Amendment, the amendment and restatement of the Credit Agreement and the amendment of the Security Agreement, (i) each Loan Party is in compliance with all the terms and provisions set forth in the Credit Agreement and the Security Agreement, and (ii) no Event of Default has occurred and is continuing or would result from the execution, delivery and performance of this First Amendment; and

5.3                                 To the knowledge of the Loan Parties, the failure of Smurfit-Stone Puerto Rico, Inc. to be in good standing under the laws of its jurisdiction of organization during the period from the Closing Date to the First Amendment Effective Date is due solely to the failure of the officers of Smurfit-Stone Puerto Rico, Inc. to execute the 2006 Annual Report filed with the Department of State of the Commonwealth of Puerto Rico.

Section 6.                                            Choice of Law. THIS FIRST AMENDMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND THE BANKRUPTCY CODE.

Section 7.                                            Full Force and Effect.  Except as specifically amended hereby, all of the terms and conditions of the Credit Agreement and Security Agreement shall remain in full force and effect, and the same are hereby ratified and confirmed.  No reference to this First Amendment need be made in any instrument or document at any time referring to the Credit Agreement or Security Agreement, and a reference to the Credit Agreement or Security Agreement in any such instrument or document shall be deemed a reference to the Credit Agreement or Security Agreement, as the case may be, as amended hereby.

Section 8.                                            Counterparts; Electronic Signatures.  This First Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.  The Administrative Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Section 9.                                            Headings.  Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this First Amendment.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and the year first written.

SMURFIT-STONE CONTAINER ENTERPRISES, INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

SMURFIT-STONE CONTAINER CANADA INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

SMURFIT-STONE CONTAINER CORPORATION

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

CALPINE CORRUGATED LLC

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

CAMEO CONTAINER CORPORATION

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

Signature Page to First Amendment to Credit Agreement and to Security and Pledge Agreement

LOT 24D REDEVELOPMENT CORPORATION

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

ATLANTA & SAINT ANDREWS BAY RAILWAY COMPANY

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

STONE INTERNATIONAL SERVICES CORPORATION

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

STONE GLOBAL, INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

STONE CONNECTICUT PAPERBOARD PROPERTIES, INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

SMURFIT-STONE PUERTO RICO, INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

Signature Page to First Amendment to Credit Agreement and to Security and Pledge Agreement

SMURFIT NEWSPRINT CORPORATION

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

SLP FINANCE I, INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

SLP FINANCE II, INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

SMBI INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

3083527 NOVA SCOTIA COMPANY

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

MBI LIMITED/LIMITÉE

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

SMURFIT-MBI, by its general partner, MBI Limited/Limitée

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

Signature Page to First Amendment to Credit Agreement and to Security and Pledge Agreement

STONE CONTAINER FINANCE COMPANY OF CANADA II

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

639647 BRITISH COLUMBIA LTD.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

B.C. SHIPPER SUPPLIES LTD.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

SPECIALTY CONTAINERS INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

SLP FINANCE GENERAL PARTNERSHIP, by its general partner, SLP Finance I, Inc.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

FRANCOBEC COMPANY

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

605681 N.B. INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

Signature Page to First Amendment to Credit Agreement and to Security and Pledge Agreement

LENDERS:

JPMORGAN CHASE BANK, N.A.
Individually and as Administrative Agent and Collateral Agent

By:	/s/ Peter S. Predun
Name:	Peter S. Predun
Title:	Executive Director

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH
Individually and as Canadian Administrative Agent and Canadian Collateral Agent

By:	/s/ Sara Collins
Name:	Sara Collins
Title:	Executive Director

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Frank Fazio
Name:	Frank Fazio
Title:	Managing Director

By:	/s/ Philip Saliba
Name:	Philip Saliba
Title:	Director

Signature Page to First Amendment to Credit Agreement and to Security and Pledge Agreement

LENDER NAME:	BANK OF AMERICA, N.A.

By:	/s/ Clara Yang Strand

Name:	Clara Yang Strand

Title:	Senior Vice President

LENDER NAME:	The Bank of Nova Scotia

By:	/s/ Diane Emanuel

Name:	Diane Emanuel

Title:	Director

LENDER NAME:	General Electric Capital Corporation

By:	/s/ Dwayne L. Cotter

Name:	Dwayne Cotter

Title:	Duly Authorized Signatory

LENDER NAME:	The Foothill Group, Inc.

By:	/s/ Greg Apkarian

Name:	Greg Apkarian

Title:	V.P.

LENDER NAME:	Manchester Securities Corp.

By:	/s/ Elliot Greenberg

Name:	Elliot Greenberg

Title:	Vice President

LENDER NAME:

FARALLON CAPITAL PARTNERS, L.P.,
FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.,
FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.,
FARALLON CAPITAL OFFSHORE INVESTORS II, L.P.,

By:	Farallon Partners, L.L.C., its General Partner

By:	/s/ William F. Duhamel

FARALLON CAPITAL OFFSHORE INVESTORS III, INC.,

By: Farallon Capital Management, L.L.C., its Agent and Attorney-in-fact,

By:	/s/ William F. Duhamel

FARALLON CREDIT SIDECAR MASTER I, L.P.

By: Farallon Partners Credit SideCar GP, L.P.
Its General Partner
By: Farallon Credit Holdings, Ltd.
Its General Partner

By:	/s/ William F. Duhamel

LENDER NAME:	Grand Central Asset Trust, TPG Series

By:	/s/ Adam Kaiser

Name:	Adam Kaiser

Title:	Attorney-in-fact

LENDER NAME:	Carlyle High Yield Partners 2008-1, Ltd.

By:	/s/ Linda Pace

Name:	Linda Pace

Title:	Managing Director

LENDER NAME:	Carlyle Credit Partners Financing 1, Ltd.

By:	/s/ Linda Pace

Name:	Linda Pace

Title:	Managing Director

LENDER NAME:	Carlyle High Yield Partners IV, Ltd.

By:	/s/ Linda Pace

Name:	Linda Pace

Title:	Managing Director

LENDER NAME:	Senior Debt Portfolio
By: Boston Management and Research as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance Senior Income Trust
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance Institutional Senior Loan Fund
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance CDO VII PLC
By: Eaton Vance Management as Interim Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance CDO VIII, Ltd.
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance CDO IX Ltd.
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Grayson & Co.
By: Boston Management and Research as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Big Sky III Senior Loan Trust
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance VT Floating-Rate Income Fund
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance Limited Duration Income Fund
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance Senior Floating-Rate Trust
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance Floating-Rate Income Trust
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance Short Duration Diversified Income Fund
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance Medallion Floating-Rate Income Portfolio
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

EXHIBIT A

FORM OF AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT

among

SMURFIT-STONE CONTAINER CORPORATION,

a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code,

as the Parent and a U.S. Guarantor,

SMURFIT-STONE CONTAINER ENTERPRISES, INC.,

a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code,

as U.S. Borrower,

SMURFIT-STONE CONTAINER CANADA INC.,

a company operating pursuant to a proceeding under the CCAA and a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code,

as Canadian Borrower,

THE OTHER LOAN PARTIES PARTY HERETO,

THE LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent,

and

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,

as Canadian Administrative Agent and Canadian Collateral Agent,

J.P. MORGAN SECURITIES INC. and DEUTSCHE BANK SECURITIES INC.

as Co-Lead Arrangers,

J.P. MORGAN SECURITIES INC., DEUTSCHE BANK SECURITIES INC.,

GE CAPITAL MARKETS, INC. and BANC OF AMERICA SECURITIES LLC

as Joint Bookrunners,

DEUTSCHE BANK SECURITIES INC.,

as Syndication Agent,

and

GENERAL ELECTRIC CAPITAL CORPORATION and BANK OF AMERICA, N.A.

as Co-Documentation Agents

Dated as of February 25, 2009

AMENDED AND RESTATED CREDIT AGREEMENT
TABLE OF CONTENTS

i

Exhibit A-3 — Form of Final Order
Exhibit B-1 — Form of Security and Pledge Agreement
Exhibit B-2 — Form of Canadian Security Agreement
Exhibit C-1 — Form of Daily/Weekly Borrowing Base Certificate
Exhibit C-2 — Form of Monthly Borrowing Base Certificate
Exhibit D — Form of Opinion of Counsel
Exhibit E — Form of Assignment and Acceptance
Exhibit F — Form of Loan Party Joinder Agreement
Exhibit G — Form of Compliance Certificate

Schedule 1.1 — Eligible Equipment
Schedule 1.2 — Eligible Real Property
Schedule 2.24 — Non-Primed Liens
Schedule 3.5 — Subsidiaries
Schedule 3.6 — Liens
Schedule 3.7 — Environmental Matters
Schedule 3.12 — Intellectual Property
Schedule 4.1 — Closing Documents
Schedule 6.3 — Indebtedness
Schedule 6.11 — Other Investments
Schedule 6.12 — Permitted Asset Sales
Schedule 6.14 — Loan Party Transaction Restrictions

v

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of February 25, 2009

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 25, 2009, among SMURFIT-STONE CONTAINER ENTERPRISES, INC., a Delaware corporation, a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (“U.S. Borrower”), SMURFIT-STONE CONTAINER CANADA INC., a company continued under the Companies Act (Nova Scotia), a company operating pursuant to a proceeding under the CCAA, and a debtor and debtor in possession in a case pending under Chapter 11 of the Bankruptcy Code (“Canadian Borrower,” and together with the U.S. Borrower, the “Borrowers”), SMURFIT-STONE CONTAINER CORPORATION, a Delaware corporation, a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (“Parent”), the other Loan Parties party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, and JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent and Canadian Collateral Agent.

INTRODUCTORY STATEMENT

WHEREAS, on January 26, 2009, the Loan Parties filed voluntary petitions with the Bankruptcy Court initiating the U.S. Cases and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and

WHEREAS, on January 26, 2009, the Canadian Loan Parties (other than Smurfit-MBI and SLP Finance General Partnership) commenced the Canadian Cases in the Canadian Court under the CCAA; and

WHEREAS, on January 26, 2009, Smurfit-MBI and SLP Finance General Partnership commenced recognition proceedings under the Bankruptcy and Insolvency Act (Canada); and

WHEREAS, the Loan Parties are parties to that certain Credit Agreement dated as of January 28, 2009 (the “Prior Agreement”); and

WHEREAS, the Borrowers have applied to the Lenders for a credit facility in an aggregate principal amount of US$750,000,000 (subject to the terms and conditions of this Agreement) consisting of (i) a US$215,000,000 revolving credit facility available in Dollars to the U.S. Borrower or the Canadian Borrower; (ii) a US$35,000,000 revolving credit and letter of credit facility available in Dollars to the U.S. Borrower or the Canadian Borrower; (iii) a US$400,000,000 term loan facility available in Dollars to the U.S. Borrower; (iv) a US$65,000,000 revolving credit and letter of credit facility available in Dollars or Canadian Dollars to the U.S. Borrower or the Canadian Borrower; and (v) a US$35,000,000 term loan facility available in Dollars to the Canadian Borrower; and

WHEREAS, the proceeds of the Loans will be used for (i) working capital, Letters of Credit and Capital Expenditures; (ii) other general corporate purposes of the Loan Parties (including intercompany loans to the extent permitted by this Agreement); (iii) for the refinancing in full of Indebtedness outstanding under the Receivables Securitization Programs; (iv) payment of any related transaction costs, fees and expenses; and (v) the costs of administration of the Cases, all as provided for herein; and

WHEREAS, all Letters of Credit issued and outstanding under the Prior Agreement as of the Amended and Restated Effective Date and all Loans outstanding thereunder on such date shall be deemed to be issued and outstanding under this Agreement (as more fully described herein); and

WHEREAS, to provide for the repayment of the Loans, the reimbursement of any drafts drawn under the Letters of Credit and the payment of the other Secured Obligations of the Loan Parties, the Loan Parties will provide to the Agents for the benefit of the Secured Parties the following (each as more fully described herein):

(a)           With respect to the Secured Obligations of the U.S. Loan Parties and the Canadian Borrower:

(1)           in the U.S. Cases pursuant to Section 364(c)(1) of the Bankruptcy Code, an allowed Superpriority Claim payable from and having recourse to all pre-petition and post-petition property of the estates of the U.S. Loan Parties and the Canadian Borrower and all proceeds thereof (including, upon entry of the Final Order, any proceeds of Avoidance Actions);

(2)           in the U.S. Cases pursuant to Section 364(c)(2) of the Bankruptcy Code, a perfected first priority Lien on all unencumbered property of the U.S. Loan Parties and the Canadian Borrower (including, upon entry of the Final Order, any proceeds of Avoidance Actions) and on all cash maintained in any Collateral Account and any investments of the funds contained therein, provided that amounts in the Collateral Accounts shall not be subject to the Carve-Out or the CCAA Charges;

(3)           in the U.S. Cases pursuant to Section 364(c)(3) of the Bankruptcy Code, a perfected junior Lien upon all property of the U.S. Loan Parties and the Canadian Borrower that is subject to valid and perfected Liens in existence on the Filing Date or that is subject to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code (other than certain property that is subject to the existing Liens that secure obligations under the Pre-Petition Credit Agreement, which Liens shall be primed by the Liens granted pursuant to Section 364(d)(1) of the Bankruptcy Code);

(4)           in the U.S. Cases pursuant to Section 364(d)(1) of the Bankruptcy Code, a perfected first priority, senior priming Lien on all of the property of the U.S. Loan Parties and the Canadian Borrower (including, without limitation, cash, inventory, receivables, rights under license agreements, property, plant and equipment and the residual interest of the U.S. Loan Parties and the Canadian Borrower in any Receivables Securitization Programs) that is subject to the Primed Liens, which Primed Liens shall be primed by and made subject and subordinate to the perfected first priority senior priming Liens to be granted to the Administrative Agent, which senior priming Liens in favor of the Administrative Agent shall also prime any Liens granted after the commencement of the Cases to provide adequate protection Liens in respect of any of the Primed Liens, but shall not prime (1) Non-Primed Liens which secure the Calpine Debt or (2) other Non-Primed Liens solely to the extent such Non-Primed Liens secure claims in an aggregate amount less than or equal to US$60,000,000; and

(5)           in the Canadian Cases, pursuant to an order of the Canadian Court, in respect of the Secured Obligations of the Canadian Borrower, a CCAA DIP Lenders’ Charge over all of the present and future assets of the Canadian Borrower with priority over all existing Liens and security, including the Primed Liens; and

(b)           With respect to the Secured Obligations of the Canadian Loan Parties:

(1)           in the U.S. Cases pursuant to Section 364(c)(1) of the Bankruptcy Code, an allowed Superpriority Claim payable from and having recourse to all pre-petition and post-petition property of the estates of the Canadian Loan Parties and all proceeds thereof (including, upon entry of the Final Order, any proceeds of Avoidance Actions);

(2)           in the U.S. Cases pursuant to Section 364(c)(2) of the Bankruptcy Code, a perfected first priority Lien on all unencumbered property of the Canadian Loan Parties (including, upon entry of the Final Order, any proceeds of Avoidance Actions) and on all cash maintained in any Collateral Account and any investments of the funds contained therein, provided that amounts in the Collateral Accounts shall not be subject to the Carve-Out or the CCAA Charges;

(3)           in the U.S. Cases pursuant to Section 364(c)(3) of the Bankruptcy Code, a perfected junior Lien upon all property of the Canadian Loan Parties that is subject to valid and perfected Liens in existence on the Filing Date or that is subject to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code (other than certain property that is subject to the existing Liens that secure obligations under the Pre-Petition Credit Agreement, which liens shall be primed by the liens to be granted to the Administrative Agent pursuant to Section 364(d)(1) of the Bankruptcy Code);

(4)           in the U.S. Cases pursuant to Section 364(d)(1) of the Bankruptcy Code, a perfected first priority, senior priming Lien on all of the property of the Canadian Loan Parties (including, without limitation, cash, inventory, receivables, rights under license agreements, property, plant and equipment and the residual interest of the Canadian Loan Parties in any Receivables Securitization Programs) that is subject to the Primed Liens, which Primed Liens shall be primed by and made subject and subordinate to the perfected first priority senior priming Liens to be granted to the Administrative Agent, which senior priming Liens in favor of the Administrative Agent shall also prime any Liens granted after the commencement of the Cases to provide adequate protection Liens in respect of any of the Primed Liens, but shall not prime (1) Non-Primed Liens which secure the Calpine Debt or (2) other Non-Primed Liens solely to the extent such Non-Primed Liens secure claims in an aggregate amount less than or equal to US$60,000,000; and

(5)           in the Canadian Cases, pursuant to an order of the Canadian Court, the CCAA DIP Lenders’ Charge over all of the present and future assets of the Canadian Loan Parties with priority over all existing liens and security, including the Primed Liens;

WHEREAS, all of the claims and Liens granted hereunder to the Agents for the benefit of the Secured Parties in the U.S. Cases shall be subject to the Carve-Out to the extent provided in Section 2.24 and in the Canadian Cases shall be subject to the CCAA Charges to the extent provided in Section 2.24.

Accordingly, the parties hereto hereby agree as follows:

ARTICLE 1. DEFINITIONS

Section 1.1            Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“ABR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of ARTICLE 2.

“Account” has the meaning specified in Article 9 of the UCC or the PPSA, as applicable, and shall include, without limitation, any right to payment owed to any Person arising out of the sale of goods or services by such Person.

“Account Debtor” shall mean, with respect to any Account, the obligor with respect to such Account.

“Additional Credit” shall have the meaning given such term in Section 4.2(d).

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1.0%) equal to the greater of (a) 3.5% and (b) (i) the LIBO Rate in effect for such Interest Period multiplied by (ii) the Statutory Reserve Rate.  For purposes hereof, the term “LIBO Rate” shall mean the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of US$5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Administration Charge” shall have the meaning given such term in Section 2.24.

“Administrative Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, a Person (a “Controlled Person”) shall be deemed to be “controlled by” another Person (a “Controlling Person”) if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

“Agents” shall mean the Administrative Agent, the Canadian Administrative Agent, the Collateral Agent, and  the Canadian Collateral Agent, together, and “Agent” means any one of such Agents individually.

“Aggregate Credit Exposure” shall mean, at any time, the aggregate Credit Exposure of all the Lenders.

“Agreement” shall mean this Amended and Restated Credit Agreement, as the same may from time to time be amended, restated, modified or supplemented.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) 4.5%, (b) the Prime Rate in effect on such day, (c) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (d) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding).  For purposes hereof, “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (or, in the case of Loans or Borrowings denominated in Dollars made by the Canadian Lenders pursuant to the Canadian Commitments, the rate per annum announced from time to time by the Canadian Administrative Agent as its U.S. base rate for commercial loans in effect at its office in Toronto); each change in the Prime Rate shall be effective on the date such change is publicly announced.  If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (c) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Amended and Restated Effective Date” shall mean the date on which the First Amendment to Credit Agreement has been executed and the conditions precedent to the effectiveness of the First Amendment to Credit Agreement have been satisfied or waived.

“Applicable Agent” shall mean (a) with respect to the Canadian Commitments, extensions of credit thereunder, payments in respect thereof and other matters pertaining thereto, the Canadian Administrative Agent, (b) with respect to the U.S. Commitments, extensions of credit thereunder, payments in respect thereof and other matters pertaining thereto, the Administrative Agent and (c) with respect to any action or determination under any Collateral Document or Collateral thereunder, the Agent to which a security interest is granted under such Collateral Document; provided that the Administrative Agent shall be the Applicable Agent for all purposes not involving a particular Class of Commitments, extensions of credit thereunder, payments thereunder or other matters pertaining thereto, or actions or determinations under a particular Collateral Document.

“Applicable Margin” shall mean, for any day, with respect to any ABR Loan, Eurodollar Loan, Canadian Prime Rate Loan, Discount Rate Loan, or with respect to the Letters of Credit issued hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR and Canadian Prime Rate Spread”, “Eurodollar and Discount Rate Spread”, “Letter of Credit Fees” or “Drafts Drawn under Letters of Credit”, as the case may be:

Pricing Level	ABR and Canadian Prime Rate Spread	Eurodollar and Discount Rate Spread	Letter of Credit Fees	Drafts Drawn under Letters of Credit
1	5.5%	6.5%	6.5%	5.5%
2	6.5%	7.5%	7.5%	6.5%
3	7.5%	8.5%	8.5%	7.5%

The Applicable Margin shall be determined based on Pricing Level 1; provided, that from and after January 28, 2010 (assuming the proper exercise of the Fifteen Month Facility Extension Option), the Applicable Margin shall be determined based on Pricing Level 2; provided, further, that from and after April 28, 2010 (assuming the proper exercise of the Eighteen Month Facility Extension Option), the Applicable Margin shall be determined based on Pricing Level 3.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.10.

“Applicable Percentage” shall mean, with respect to (a) any U.S. Tranche A Revolving Lender, a percentage equal to a fraction the numerator of which is such Lender’s U.S. Tranche A Revolving Commitment and the denominator of which is the aggregate U.S. Tranche A Revolving Commitments of all U.S. Tranche A Revolving Lenders (if the U.S. Tranche A Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate U.S. Tranche A Revolving Loans at that time), (b) any U.S. Tranche B Revolving Lender, a percentage equal to a fraction the numerator of which is such Lender’s U.S. Tranche B Revolving Commitment and the denominator of which is the aggregate U.S. Tranche B Revolving Commitments of all U.S. Tranche B Revolving Lenders (if the U.S. Tranche B Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate U.S. Tranche B Revolving Credit Utilization at that time), (c) any Canadian Revolving Lender, a percentage equal to a fraction the numerator of which is such Lender’s Canadian Revolving Commitment and the denominator of which is the aggregate Canadian Revolving Commitment of all Canadian Revolving Lenders (if the Canadian Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Canadian Revolving Credit Utilization at that time); provided that in the case of Section 2.33 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment shall be disregarded in any calculation pursuant to the foregoing clauses (a), (b) and (c), (d) any U.S. Term Loan Lender, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the U.S. Term Loans and the denominator of which is the aggregate outstanding amount of the U.S. Term Loans of all U.S. Term  Loan Lenders, (e) any Canadian Term Loan Lender, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Canadian Term Loans and the denominator of which is the aggregate outstanding amount of the Canadian Term Loans of all Canadian Term Loan Lenders and (f) the Aggregate Credit Exposure of any Lender, a percentage based upon such Lender’s share of the Aggregate Credit Exposure and the unused Commitments; provided that in the case of Section 2.33 when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitment shall be disregarded in any calculation pursuant to this clause (f).

“Approved Fund” shall have the meaning set forth in Section 9.3.

“Asset Sale” shall mean a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than a Loan Party), in one transaction or series of transactions, of all or any part of the Loan Parties’ or any of their Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the capital stock of any of the Loan Parties (other than the Parent) or their Subsidiaries in each case other than (i) Inventory sold in the ordinary course of business, and (ii) sales of assets for aggregate consideration of less than US$1,000,000 with respect to any transaction or series of related transactions and less than US$10,000,000 in the aggregate on a cumulative basis with respect to all such transactions during the term of this Agreement.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit E.

“Available Cash” shall mean, on any date, (a) the fair market value on such date of unrestricted cash and cash equivalents held in securities accounts of the Loan Parties and their Subsidiaries, and (b) the amount of unrestricted available funds held on such date in bank deposit accounts of the Loan Parties and their Subsidiaries, in each case subject to no Liens other than (i) Liens in favor of the Agents on behalf of the Secured Parties, (ii) Liens in favor of the Pre-Petition Agent on behalf of the Pre-Petition Secured Lenders, (iii) the CCAA Charges and (iv) an

unregistered Lien in respect of Priority Payables that are not yet due and payable, and in any event excluding amounts held in any Collateral Account, as evidenced in the applicable Borrowing Base Certificate delivered by each Borrower to the Administrative Agent pursuant to Section 5.8.

“Avoidance Actions” shall mean claims and causes of action under Sections 502(d), 544, 545, 547, 548, 549 and 550 of the Bankruptcy Code.

“Banking Services” shall mean each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” shall mean any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Reserves which the Applicable Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Code” shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the U.S. Cases from time to time.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Borrowers” shall have the meaning set forth in the Introduction.

“Borrowing” shall mean the incurrence of Revolving Loans or the Term Loans, as the case may be, of a single Type and Class made from all the Lenders in accordance with their Applicable Percentages on a single date and having, in the case of Eurodollar Loans or Discount Rate Loans, a single Interest Period or Contract Period (with any ABR Loan or Canadian Prime Rate Loan made pursuant to Section 2.17 being considered a part of the related Borrowing of Eurodollar Loans or Discount Rate Loans).

“Borrowing Bases” shall mean the U.S. Borrowing Base and the Canadian Borrowing Base.

“Borrowing Base Certificate” shall mean a certificate substantially in the form of Exhibit C-1 hereto (with respect to the certificate to be delivered by the Loan Parties weekly or more frequently) and Exhibit C-2 hereto (with respect to the certificate to be delivered by the Loan Parties monthly) (in each case with such changes therein as may be required by the

Administrative Agent from time to time to reflect the components of and reserves against the U.S. Borrowing Base and the Canadian Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Financial Officer of each of the Loan Parties, which shall include appropriate exhibits, schedules and supporting documentation, and additional reports as (i) outlined in Exhibits C-1 and C-2, (ii) requested by the Administrative Agent, and (iii) provided in Section 5.8.

“Budget” shall have the meaning set forth in Section 4.1(j).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the applicable Fronting Bank issuing such Letter of Credit is closed); provided, however, that (a) when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market and (b) when used in connection with a Borrowing of Canadian Revolving Loans, Canadian Term Loans or a Canadian Revolving Facility Letter of Credit, the term “Business Day” shall also exclude any day on which banks are not open for business in Toronto and Montreal.

“Calculation Date” shall mean (a) the last Business Day of each month, (b) the date of each notice of Borrowing or refinancing of Canadian Revolving Loans or Canadian Term Loans, or (c) the Business Day preceding the issuance, amendment, extension or renewal of each Canadian Revolving Facility Letter of Credit.

“Calpine” shall mean Calpine Corrugated LLC, a California limited liability company.

“Calpine Debt” shall mean Indebtedness of Calpine under (i) that certain Amended and Restated Credit Agreement dated as of July 28, 2008 between Calpine and The CIT Group/Equipment Financing, Inc. in respect of a loan in the principal amount of US$40,350,000 and (ii) that certain Loan and Security Agreement dated as of March 30, 2006 between Calpine and Union Bank of California, N.A. as amended prior to and including that certain Sixth Amendment to Loan and Security Agreement dated as of July 28, 2008 in respect of a loan in the principal amount of US$12,000,000.

“CAM” shall mean the mechanism for the allocation and exchange of interests in the Credit Facilities and collections thereunder established under ARTICLE 11.

“CAM Exchange” shall mean the exchange of the Lenders’ interests provided for in Section 11.1.

“CAM Percentage” shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Obligations owed to such Lender, and (b) the denominator shall be the aggregate Obligations owed to all the Lenders, in each case immediately prior to the Termination Date.  For purposes of computing each Lender’s CAM Percentage, all Obligations which shall be denominated in Canadian Dollars shall be translated into Dollars at the Exchange Rate in effect on the Termination Date.

“Canadian Administrative Agent” shall mean JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as Canadian administrative agent for the Lenders hereunder.

“Canadian Benefit Plans” shall mean all employee benefit plans of any nature or kind whatsoever (other than the Canadian Pension Plans) that are maintained or contributed to by the Canadian Borrower or any other Canadian Loan Party.

“Canadian Borrower” shall have the meaning set forth in the Introduction.

“Canadian Borrowing Base” shall mean, at the time of any determination, an amount equal to the sum (expressed in Dollars, based on the Exchange Rate determined in accordance with Section 1.4), without duplication, of (a) 85% of Eligible Accounts of the Canadian Loan Parties at such time plus (b) the lesser of (i) 65% of Eligible Inventory of the Canadian Loan Parties at such time and (ii) 85% of the Net Orderly Liquidation Value of Eligible Inventory of the Canadian Loan Parties at such time (in each case with respect to clauses (i) and (ii) with any Eligible Inventory to be valued at the lower of cost (determined on a first-in, first-out basis) or market), plus (c) the Canadian PP&E Component, minus (d) the amount of the Reserves at such time, minus, without duplication, (e) the then applicable aggregate amount of obligations secured by the CCAA Charges as calculated pursuant to Section 2.24 at such time, minus (f) to the extent not otherwise included in the CCAA Charges, the amount of Priority Payables at such time.  The Canadian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.8 of this Agreement.

“Canadian Cases” shall mean the consolidated proceedings of the CCAA Cases and the Recognition Cases.

“Canadian Collateral Agent” shall mean JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as Canadian collateral agent for the Lenders hereunder and the other Secured Parties.

“Canadian Commitments” shall mean the Canadian Revolving Commitment and the Canadian Term Loan Commitment.

“Canadian Concentration Account” shall mean the blocked concentration account established by the Canadian Borrower pursuant to Section 5.7 and designated as the “Smurfit-Stone Canadian Concentration Account” with JPMorgan Chase Bank, N.A., Toronto Branch, or a bank acceptable to the Canadian Administrative Agent.

“Canadian Conversion Notice” shall have the meaning given such term in Section 9.23(c).

“Canadian Court” shall mean the Ontario Superior Court of Justice or any other court having jurisdiction over the Canadian Cases.

“Canadian Dollar Equivalent” shall mean, on any date of determination, with respect to any amount in Dollars, the equivalent in Canadian Dollars of such amount determined by the Administrative Agent using the Exchange Rate then in effect.

“Canadian Dollars” and “C$” shall mean lawful currency of Canada.

“Canadian Guaranteed Obligations” shall have the meaning set forth in Section 10.2.

“Canadian Guarantor” and “Canadian Guarantors” shall mean, individually or collectively, SMBI Inc. and each of the Canadian Subsidiaries party to this Agreement (other than the Canadian Borrower).  As of the Closing Date, the Canadian Guarantors are 3083527 Nova Scotia Company, a corporation organized under the laws of the Province of Nova Scotia, MBI Limited/Limitée, a corporation organized under the laws of the Province of New Brunswick, Smurfit-MBI, a limited partnership organized under the laws of the Province of Ontario, Stone Container Finance Company of Canada II, a corporation organized under the laws of the Province of Nova Scotia, 639647 British Columbia Ltd., a company with limited liability organized under the laws of the Province of British Columbia, B.C. Shipper Supplies Ltd., a corporation organized under the laws of the Province of British Columbia, Specialty Containers Inc., a corporation organized under the laws of the Province of Alberta, SLP Finance General Partnership, a general partnership formed and operated under the Civil Code of Québec, Francobec Company, a corporation organized under the laws of the Province of Nova Scotia, 605681 N.B. Inc., a corporation organized under the laws of the Province of New Brunswick, and SMBI Inc., a Delaware corporation, and, after the Closing Date, shall include each subsequently organized Canadian Subsidiary and each direct parent thereof.

“Canadian Investment Account” shall mean the account established by the Canadian Borrower pursuant to Section 2.7(d) and designated as the “Smurfit-Stone Canadian Investment Account” with JPMorgan Chase Bank, N.A., Toronto Branch, or a bank acceptable to the Canadian Administrative Agent.

“Canadian Lender” shall mean, as of any date of determination, a Person constituting a Canadian Revolving Lender or Canadian Term Lender.

“Canadian Letter of Credit Account” shall mean the non-interest bearing account established by the Canadian Borrower under the sole and exclusive control of the Canadian Administrative Agent maintained at JPMorgan Chase Bank, N.A., Toronto Branch, or a bank acceptable to the Canadian Administrative Agent, designated as the “JPMorgan Chase Bank NA (Smurfit-Stone Canadian Letter of Credit) Account” that shall be used solely for the purposes set forth in Section 2.4(c) and Section 2.14.

“Canadian Letter of Credit Outstandings” shall mean, at any time of determination, the sum of (a) the aggregate undrawn amount of all outstanding Canadian Revolving Facility Letters of Credit that are denominated in Dollars, plus the U.S. Dollar Equivalent at such time of the aggregate undrawn amount of all Canadian Revolving Facility Letters of Credit that are denominated in Canadian Dollars and (b) the aggregate amount that has been drawn under any Canadian Revolving Facility Letter of Credit denominated in Dollars that has not been reimbursed by the Canadian Borrower or another Loan Party at such time plus the U.S. Dollar Equivalent of the aggregate amount that has been drawn under any Canadian Revolving Facility Letter of Credit denominated in Canadian Dollars that has not been reimbursed by the Canadian Borrower or another Loan Party at such time.  The Canadian Letter of Credit Outstandings with respect to any Canadian Revolving Lender at any time shall equal its Applicable Percentage of the aggregate Canadian Letter of Credit Outstandings at such time.

“Canadian Loan Party” and “Canadian Loan Parties” shall mean, individually or collectively, the Canadian Borrower and the Canadian Guarantors.

“Canadian Loans” shall mean the Canadian Revolving Loans and the Canadian Term Loans.

“Canadian Pension Plans” shall mean all plans that are considered to be pension plans for the purposes of, and are required to be registered under, the ITA or any applicable pension benefits standards statute or regulation in Canada and that are established, maintained or contributed to by the Canadian Borrower or any other Canadian Loan Party for its current or former employees.

“Canadian PP&E Component” shall mean the lesser of (x) (i) during the period commencing with the Closing Date until the twelve (12) month anniversary of the Closing Date, up to US$15,000,000, (ii) during the period commencing with the twelve (12) month anniversary of the Closing Date until the fifteen (15) month anniversary of the Closing Date, up to US$10,000,000, and (iii) on the fifteen (15) month anniversary of the Closing Date and thereafter, up to US$7,500,000, or, in each case, such lesser amount as may be specified by the Canadian Borrower on the Canadian Borrower’s most recent Borrowing Base Certificate, and (y) the greater of (A) (i) 50% of the Net Orderly Liquidation Value of Eligible Equipment of the Canadian Loan Parties at such time plus (ii) 50% of the Fair Market Value of Eligible Real Property of the Canadian Loan Parties at such time (as set forth in the most recent third party real estate appraisal in form and substance satisfactory to the Administrative Agent), and (B) 20% of the Net Orderly Liquidation Value In Place of (i) Eligible Equipment of the Canadian Loan Parties at such time and (ii) Eligible Real Property of the Canadian Loan Parties at such time.  Notwithstanding the foregoing sentence, until the earlier of (x) such time as appraisals satisfactory to the Administrative Agent are completed pursuant to Section 5.6 and (y) May 28, 2009, or such later date as the Administrative Agent may approve in its exclusive discretion, the Canadian PP&E Component shall be US$15,000,000 or such lesser amount as may be specified by the Canadian Borrower on the Canadian Borrower’s most recent Borrowing Base Certificate.

“Canadian Prime Rate” shall mean, on any day, the greatest of (a) 4.5%, (b) the annual rate of interest announced from time to time by the Canadian Administrative Agent as being its reference rate then in effect for determining interest rates on Canadian Dollar-denominated commercial loans made by it in Canada and (c) the CDOR Rate for a one month term in effect from time to time plus 100 basis points per annum.

“Canadian Prime Rate Loan” shall mean any Loan bearing interest at a rate determined by reference to the Canadian Prime Rate in accordance with the provisions of ARTICLE 2.

“Canadian Receivables Securitization Program” shall mean the Receivables Purchase Agreement, dated as of March 30, 2004, among MBI Limited/Limitee, in its capacity as general partner of Smurfit-MBI, Computershare Trust Company of Canada, in its capacity as trustee of King Street Funding Trust, and Scotia Capital Inc., as amended, restated, modified or waived from time to time.

“Canadian Revolving Commitment” shall mean, with respect to each Canadian Revolving Lender, the commitment of such Lender to make Canadian Revolving Loans hereunder and to acquire participations in Canadian Revolving Facility Letters of Credit in the amount set forth opposite its name on Annex A-1 hereto or as may subsequent to the Closing Date be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to the terms of this Agreement.  As of the Closing Date, the aggregate amount of the Canadian Revolving Commitments is US$65,000,000.

“Canadian Revolving Credit Utilization” shall mean, at any time of determination, the sum of (a) the aggregate principal amount of Canadian Revolving Loans outstanding at such time and denominated in Dollars, plus (b) the U.S. Dollar Equivalent of the aggregate principal amount of Canadian Revolving Loans outstanding at such time and denominated in Canadian Dollars, plus (c) the Canadian Letter of Credit Outstandings at such time.

“Canadian Revolving Facility Letters of Credit” shall mean any irrevocable letter of credit issued pursuant to Section 2.4 for the account of the Canadian Borrower or a Canadian Subsidiary by a Fronting Bank pursuant to the terms and conditions of ARTICLE 2, which letter of credit shall be (i) a standby or import documentary letter of credit, (ii) issued for purposes consistent with the ordinary course of business of the Loan Parties, as determined by the Loan Parties in their reasonable judgment, or for such other purposes as are acceptable to the Canadian Administrative Agent, (iii) denominated in Dollars or Canadian Dollars and (iv) otherwise in such form as may be approved from time to time by the Canadian Administrative Agent and the applicable Fronting Bank.

“Canadian Revolving Lenders” shall mean the Lenders having Canadian Revolving Commitments or holding Canadian Revolving Loans.

“Canadian Revolving Loan” shall mean a revolving loan to the U.S. Borrower or the Canadian Borrower made pursuant to Section 2.1(b)(iii) in Dollars or Canadian Dollars.

“Canadian Secured Obligations” shall mean (a) all Obligations owing by the Canadian Borrower (other than in respect of its guaranty of Obligations of the U.S. Borrower), (b) all Obligations owing by any other Canadian Loan Party, (b) all Banking Services Obligations owing by any Canadian Loan Party and (c) all Swap Obligations owing by any Canadian Loan Party to one or more Canadian Lenders or their respective Affiliates; provided that at or prior to the time that any transaction relating to a Swap Obligation is executed, the Canadian Lender or an Affiliate thereof party thereto (other than JPMCB) shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a Canadian Secured Obligation entitled to the benefits of the Collateral Documents.

“Canadian Security Agreement” shall mean the Canadian Security Agreement made by each of the Canadian Loan Parties in favor of the Canadian Collateral Agent and the Quebec Security Agreements.

“Canadian Subsidiary” shall mean any Subsidiary of the Parent incorporated, organized or formed under the laws of Canada or any province or other territory thereof.

“Canadian Term Loans” shall mean the term loans to the Canadian Borrower made pursuant to Section 2.1(a)(ii) (or made to the Canadian Borrower pursuant to Section 9.23(c))in Dollars.

“Canadian Term Loan Collateral Account” shall mean the account established by the Canadian Borrower under the sole and exclusive control of the Canadian Administrative Agent maintained with JPMorgan Chase Bank, N.A., Toronto Branch, or a bank acceptable to the Canadian Administrative Agent, designated as the “Smurfit-Stone Canadian Term Loan Collateral Account” that shall be used solely for the purposes set forth in Section 2.7(d) and Section 2.14(d).

“Canadian Term Loan Commitment” shall mean, with respect to each Canadian Term Loan Lender, the commitment of such Lender to make a Canadian Term Loan hereunder in the amount set forth opposite its name on Annex A-4 hereto, as the same shall be reduced on the Closing Date pursuant to Section 2.14(k) and as may be modified pursuant to Section 9.23(c).  As of the Closing Date and prior to making the Canadian Term Loans, the aggregate amount of the Canadian Term Loan Commitments of the Canadian Term Loan Lenders is US$35,000,000.

“Canadian Term Loan Conversion” shall have the meaning given such term in Section 9.23(c).

“Canadian Term Loan Lenders” shall mean the Lenders having Canadian Term Loan Commitments or holding Canadian Term Loans.

“Canadian Term Outstandings” shall mean, at any time of determination, an amount equal to (a) the aggregate principal amount of the Canadian Term Loans outstanding at such time minus (b) the amount of cash held in the Canadian Term Loan Collateral Account at such time.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash and not accrued prior to such period but after the Closing Date or accrued as liabilities during such period, and including that portion of Capital Lease Obligations which is capitalized on the consolidated balance sheet of the Loan Parties and their Subsidiaries) by the Loan Parties and their Subsidiaries during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or intangibles or similar fixed asset accounts reflected in the consolidated balance sheet of the Loan Parties and their Subsidiaries, but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Carve-Out” shall have the meaning set forth in Section 2.24.

“Cases” shall mean the U.S. Cases and the Canadian Cases, individually and collectively.

“Cash Flow Forecast” shall have the meaning set forth in Section 4.1(k).

“CCAA” shall mean the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as heretofore or hereafter amended.

“CCAA Cases” shall mean the cases commenced by the Canadian Loan Parties (other than Surfit-MBI and SLP Finance General Partnership) pursuant to the CCAA.

“CCAA Charges” shall mean the Administration Charge and the Directors’ Charge.

“CCAA DIP Lenders’ Charge” shall have the meaning set forth in Section 2.24.

“CDOR Rate” shall mean on any day, with respect to a particular term as specified herein, the annual rate of discount or interest which is the arithmetic average of the discount rates for such term applicable to Canadian Dollar bankers’ acceptances identified as such on the Reuters Screen CDOR Page at approximately 10:00 A.M. (Toronto, Ontario time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 A.M. (Toronto, Ontario time) to reflect any error in any posted rate or in the posted average annual rate).  If the rate does not appear on the Reuters Screen CDOR Page as contemplated above, then the CDOR Rate on any day shall be calculated as the arithmetic average of the annual discount rates for such term applicable to Canadian Dollar bankers’ acceptances of, and as quoted by, the Schedule I Banks, as of 10:00 A.M. (Toronto, Ontario time) on that day, or if that day is not a Business Day, then on the immediately preceding Business Day.

“Change of Control” shall mean (x) with respect to the Parent (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Closing Date), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent; or (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent, after the Filing Date, by Persons who were neither (a) nominated by the board of directors of the Parent nor (b) appointed by the directors so nominated, (y) the Parent shall cease to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding capital stock of the U.S. Borrower or any other Loan Party (or, in the case of

Calpine, 90%), or (z) the U.S. Borrower shall cease to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding capital stock of the Canadian Borrower.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are U.S. Tranche A Revolving Loans, U.S. Tranche B Revolving Loans, Canadian Revolving Loans, U.S. Term Loans, or Canadian Term Loans, and, when used in reference to any Commitment, refers to whether such Commitment is a U.S. Tranche A Revolving Commitment, U.S. Tranche B Revolving Commitment, Canadian Revolving Commitment, U.S. Term Loan Commitment, or Canadian Term Loan Commitment.

“Closing Date” shall mean January 28, 2009.

“Closing Date Lender” shall have the meaning set forth in Section 9.3.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Co-Lead Arrangers” shall mean J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc.

“Collateral” shall mean all of the real, personal and mixed property (including equity interests) in which Liens are purported to be granted pursuant to the Orders or Collateral Documents.

 “Collateral Accounts” shall mean collectively, the Canadian Letter of Credit Account, the Letter of Credit Account, the Canadian Term Loan Collateral Account and the U.S. Term Loan Collateral Account.

“Collateral Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Lenders hereunder and the other Secured Parties.

“Collateral Documents” shall mean, collectively, the Security Agreements and any other documents granting a Lien upon the Collateral as security for payment of any of the Secured Obligations.

“Commercial LC Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding commercial Letters of Credit at such time plus (b) the aggregate amount of all disbursements relating to commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time.  The Commercial LC Exposure shall be determined on a separate basis for each Class.  The Commercial LC Exposure of any Canadian Revolving Lender or U.S. Tranche B Revolving Lender, as the case may be, at any time shall be its Applicable Percentage of the total Commercial LC Exposure at such time.

“Commitment” shall mean each of, and “Commitments” shall mean, collectively, the Canadian Revolving Commitments, the U.S. Tranche A Revolving Commitments, the U.S. Tranche B Revolving Commitments, the U.S. Term Loan Commitments and the Canadian Term Loan Commitments, and, with respect to each Canadian Revolving Lender, U.S. Tranche A Revolving Lender, U.S. Tranche B Revolving Lender, U.S. Term Loan Lender or Canadian Term Loan Lender, as applicable, the Commitment of each such Lender hereunder in the amount set forth opposite its name on Annex A-1, Annex A-2, Annex A-3, Annex A-4 or Annex A-5 hereto or as may subsequent to the Closing Date be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement.

“Commitment Fee” shall have the meaning set forth in Section 2.21.

“Commitment Fee Percentage” shall mean 1.0% per annum.

“Commitment Letter” shall mean that certain Commitment Letter dated January 6, 2009 among the Administrative Agent, J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., Deutsche Bank Trust Company Americas and the Parent on behalf of itself and the other Loan Parties.

“Concentration Account” shall mean the blocked concentration account established by the U.S. Borrower pursuant to Section 5.7 and designated as the “Smurfit-Stone Concentration Account” with JPMCB.

“Consenting Lenders” shall have the meaning set forth in Section 9.10(b).

“Consolidated EBITDA” shall mean, for any period, all as determined in accordance with GAAP, the Consolidated Net Income of the Loan Parties and their Subsidiaries for such period, plus, without duplication and to the extent deducted in determining Consolidated Net Income for such period, (i) all federal, state, provincial, local and foreign income taxes, (ii) Consolidated Interest Expense, (iii) depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses deducted in determining such Consolidated Net Income, (iv) cash restructuring charges in an amount not to exceed US$25,000,000 in the aggregate during any twelve (12) month period (“restructuring charges”), (v) cash restructuring charges solely consisting of one-time lump sum cash severance payments made in connection with a reduction in force undertaken by the Loan Parties and their Subsidiaries in an amount not to exceed US$25,000,000 in the aggregate during any twelve (12) month period, (vi) “Chapter 11/CCAA expenses” (or “administrative costs reflecting Chapter 11/CCAA expenses”, inclusive of professional fees), (vii) non-cash pension expenses, as shown on the Loan Parties’ consolidated statement of income for such period, and (viii) any Downtime Credit, minus, without duplication and to the extent included in determining such Consolidated Net Income for such period, (i) any non-cash income or non-cash gains, (ii) cash contributions to fund pension plan liabilities and (iii) cash expenditures pertaining to non-cash charges or non-cash losses that were added back in the calculation of Consolidated EBITDA hereunder for the same or a prior period.  The classification of items as “restructuring charges” or “Chapter 11/CCAA expenses” for purposes of determining Consolidated EBITDA shall be made by the Loan Parties in a manner consistent with the allocations in the Budget and the Cash Flow Forecast delivered to the Administrative Agent on or prior to the Closing Date.

“Consolidated Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of the Parent and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Parent and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing), calculated on a consolidated basis for the Parent and its Subsidiaries for such period in accordance with GAAP.  For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Parent and its Subsidiaries with respect to Swap Agreements, but excluding any gain or loss recognized under GAAP that results from the mark-to-market valuation of any Swap Agreement.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Parent or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Parent or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary and (d) any gain (or loss) from the sale or other disposition of any asset occurring outside of the ordinary course of business of the Loan Parties.

“Contract Period” shall mean the term of a Discount Rate Loan selected by the Canadian Borrower in accordance with Section 2.7 and Section 2.13 commencing on the date of the Borrowing of such Discount Rate Loan, any rollover date and the date on which any Canadian Prime Rate Loans are refinanced with Discount Rate Loans pursuant to Section 2.13, as applicable, and expiring on a Business Day which shall be either one month, three months, or, with the consent of all of the applicable Canadian Lenders, six months later; provided, that no Contract Period shall extend beyond the Maturity Date.  Notwithstanding the foregoing, whenever the last day of any Contract Period would otherwise occur on a day which is not a Business Day, the last day of such Contract Period shall occur on the next succeeding Business Day.

“Converting Lender” shall mean, each of JPMCB, JPMorgan Chase Bank, N.A., Toronto Branch and Deutsche Bank Trust Company Americas.

“Credit Exposure” shall mean as to any Lender at any time, the sum of (a) such Lender’s Revolving Loans at such time, plus (b) such Lender’s LC Exposure plus (c) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

“Credit Facility” shall mean a Class of Commitments and extensions of credit thereunder.  For purposes of this Agreement, each of the following comprises a separate Credit Facility:  (a) the U.S. Term Loans, (b) the Canadian Term Loans, (c) the U.S. Tranche A Revolving Commitments and the U.S. Tranche A Revolving Loans, (d) the U.S. Tranche B Revolving Commitments, the U.S. Tranche B Revolving Loans and the U.S. Revolving Facility Letters of Credit, and (e) the Canadian Revolving Commitments, the Canadian Revolving Loans and the Canadian Revolving Facility Letters of Credit.

“Default” shall have the meaning given such term in Section 2.24.

“Defaulting Lender” shall mean any Lender, as determined by the Applicable Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three (3) Business Days of the date required to be funded by it hereunder, (b) notified any Borrower, the Applicable Agent, any Fronting Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after request by the Applicable Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Applicable Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Dilution Factors” shall mean, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce accounts receivable in a manner consistent with current and historical accounting practices of the Loan Parties.

“Dilution Ratio” shall mean, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the twelve (12) most recently ended fiscal months divided by (b) total gross sales for the twelve (12) most recently ended fiscal months.

“Dilution Reserve” shall mean, at any date, (i) the amount by which the Dilution Ratio exceeds five  percent (5%) multiplied by (ii) the Eligible Accounts on such date.

“Directors’ Charge” shall have the meaning given such term in Section 2.24.

“Discount Rate” shall mean with respect to a Discount Rate Loan: (a) made by a Canadian Revolving Lender which is a Schedule I Bank, the greater of (x) 3.5% and (y) the CDOR Rate, and (b) made by a Canadian Revolving Lender which is not a Schedule I Bank, the greater of (x) 3.5% and (y) the CDOR Rate plus 10 basis points per annum.

“Discount Rate Loan” shall mean any Loan bearing interest at a rate determined by reference to the Discount Rate in accordance with the provisions of ARTICLE 2.

“Dollars” and “US$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary of the U.S. Borrower organized under the laws of the United States or any political subdivision thereof.

“Downtime Credit” shall mean a credit for production downtime, if any, in excess of downtime identified in the Budget delivered on or prior to the Closing Date, in an amount equal to US$2,500,000 for every 10,000 tons of production downtime in excess of downtime identified in the Budget taken in any month ending on or prior to July 31, 2009 (other than, in any event, downtime associated with maintenance activity in the ordinary course of business), provided that the cumulative amount of the Downtime Credit during all periods shall not exceed US$20,000,000.  In the event the amount of production downtime in excess of downtime identified in the Budget is more or less than 10,000 tons, the Downtime Credit for such month shall be prorated based upon the actual number of tons of production downtime in excess of the downtime identified in the Budget (but in any event not to exceed the US$20,000,000 cap set forth above).

“Effective Date” shall mean the date identified as the effective date of a Reorganization Plan of the Loan Parties that is confirmed or sanctioned pursuant to an order of the Bankruptcy Court or Canadian Court, as the case may be, in the Cases.

“Eighteen Month Facility Extension Option” shall have the meaning given such term in Section 2.31.

“Eligible Accounts” means, at any time, the Accounts of a Loan Party which the Applicable Agent determines in its Permitted Discretion are eligible as the basis for the extension of Loans and the issuance of Letters of Credit hereunder.  Without limiting the Applicable Agent’s discretion provided herein, Eligible Accounts shall not include any Account:

(a)           which is not subject to a first priority perfected Lien in favor of the Applicable Agent for the benefit of the Secured Parties subject only to (i) the CCAA Charges and (ii) an unregistered Lien in respect of Priority Payables that are not yet due and payable;

(b)           which is subject to any Lien other than (i) a Lien in favor of the Applicable Agent for the benefit of the Secured Parties, (ii) a Lien (if any) permitted by the Loan Documents which does not have priority over the Lien in favor of the Applicable Agent for the benefit of the Secured Parties, (iii) a Lien contemplated by clause (iv) of the definition of Permitted Liens, and (iv) an unregistered Lien in respect of Priority Payables that are not yet due and payable;

(c)           which (i) is unpaid more than 90 days after the date of the original invoice therefor, or (ii) has been written off the books of the Loan Party or otherwise designated as uncollectible (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor which are unpaid more than 90 days from the date of invoice);

(d)           which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

(e)           which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Loan Parties exceeds 10% of the aggregate amount of Eligible Accounts of the Loan Parties;

(f)            which, for any Account Debtor, exceeds the applicable credit limit, if any, determined by the Loan Parties, to the extent of such excess, as determined in a manner mutually acceptable to the Loan Parties and the Applicable Agent;

(g)           with respect to which any covenant, representation, or warranty contained in this Agreement or in the Collateral Documents has been breached or is not true in any material respect;

(h)           which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Applicable Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon any Loan Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest, in each case determined in a manner mutually acceptable to the Loan Parties and the Applicable Agent;

(i)            for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by a Loan Party or if such Account was invoiced more than once, in each case determined in a manner mutually acceptable to the Loan Parties and the Applicable Agent;

(j)            which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state, provincial or federal bankruptcy laws, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(k)           which is owed by any Account Debtor which has sold all or a substantially all of its assets;

(l)            which is owed by an Account Debtor which (i) does not maintain its chief executive office or have material business operations in the U.S. or Canada or (ii) is not organized and existing under applicable law of the U.S. or Canada or, in either case any political subdivision thereof, unless, in either case, such Account is backed by a Letter of Credit acceptable to the Applicable Agent which is in the possession of, has been assigned to and is directly drawable by, the Applicable Agent;

(m)          which is owed in any currency other than Dollars or Canadian Dollars;

(n)           (A) with respect to the U.S. Borrowing Base, which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Applicable Agent which is in the possession of the Applicable Agent, or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the

Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Applicable Agent for the benefit of the Secured Parties in such Account have been complied with to the Applicable Agent’s satisfaction; and (B) with respect to the Canadian Borrowing Base, which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than Canada unless such Account is backed by a Letter of Credit acceptable to the Applicable Agent which is in the possession of the Applicable Agent, or (ii) the government of Canada, or any department, agency, public corporation, or instrumentality thereof, unless the Financial Administration Act (Canada) or similar provincial or territorial legislation or municipal ordinance of similar purpose, in each case as amended, and any other steps necessary to perfect the Lien of the Applicable Agent for the benefit of the Secured Parties in such Account have been complied with to the Applicable Agent’s satisfaction;

(o)           which is owed by any Affiliate, employee, officer, director, agent, holder of more than 2% of the issued and outstanding capital stock of the Parent or any stockholder of any other Loan Party;

(p)           which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(q)           which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(r)            which is evidenced by any promissory note, chattel paper, or instrument or subject to a payment plan;

(s)           with respect to which such Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Loan Party created a new receivable for the unpaid portion of such Account, or any unpaid portion of any partially paid Account to the extent of such unpaid portion;

(t)            which does not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, state, provincial or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(u)           which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Loan Party has or has had an ownership interest in such goods, or which indicates any party other than such Loan Party as payee or remittance party, in each case determined in a manner mutually acceptable to the Loan Parties and the Applicable Agent; or

(v)           which was created on cash on delivery terms.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, such Loan Party shall notify the Applicable Agent thereof on and at the time of submission to the Applicable Agent of the next Borrowing Base Certificate.  Except as otherwise set forth above, the amount of an Eligible Account shall be determined based on the face amount of such Account; provided that the face amount of an Account may, in the Applicable Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Loan Party to reduce the amount of such Account.

“Eligible Equipment” means the equipment owned by a Loan Party located at the Loan Parties’ facilities described on Schedule 1.1, as updated from time to time with the consent of the Administrative Agent, and meeting each of the following requirements:

(a)           such Loan Party has good title to such equipment;

(b)           such Loan Party has the right to subject such equipment to a Lien in favor of the Applicable Agent for the benefit of the Secured Parties; such equipment is subject to a first priority perfected Lien in favor of the Applicable Agent for the benefit of the Secured Parties and is free and clear of all other Liens of any nature whatsoever (except for (i) Permitted Liens which do not have priority over the Lien in favor of the Applicable Agent for the benefit of the Secured Parties, (ii) unregistered Liens in respect of Priority Payables that are not yet due and payable, (iii) the CCAA Charges and (iv) Liens permitted by clause (iv) of the definition of Permitted Liens);

(c)           the full purchase price for such equipment has been paid by such Loan Party;

(d)           such equipment is located on premises (i) owned by such Loan Party, which premises are subject to a first priority perfected Lien in favor of the Applicable Agent for the benefit of the Secured Parties, or (ii) leased by such Loan Party where (x) the lessor has delivered to the Applicable Agent a Landlord Lien Waiver or (y) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by the Applicable Agent in its Permitted Discretion;

(e)           such equipment is in good working order and condition (ordinary wear and tear excepted) and is used or held for use by such Loan Party in the ordinary course of business of the Loan Party;

(f)            such equipment is not subject to any agreement which restricts the ability of such Loan Party to use, sell, transport or dispose of such equipment or which restricts the Applicable Agent’s ability to take possession of, sell or otherwise dispose of such equipment; and

(g)           such equipment does not constitute “fixtures” under the applicable laws of the jurisdiction in which such equipment is located.

“Eligible Inventory”  means, at any time, the Inventory of a Loan Party which the Applicable Agent determines in its Permitted Discretion is eligible as the basis for the extension of Loans and the issuance of Letters of Credit hereunder.  Without limiting the Applicable Agent’s discretion provided herein, Eligible Inventory shall not include any Inventory:

(a)           which is not subject to a first priority perfected Lien in favor of the Applicable Agent for the benefit of the Secured Parties subject only to (i) the CCAA Charges and (ii) an unregistered Lien in respect of Priority Payables that are not yet due and payable;

(b)           which is subject to any Lien other than (i) a Lien in favor of the Applicable Agent for the benefit of the Secured Parties, (ii) a Lien (if any) permitted by the Loan Documents which does not have priority over the Lien in favor of the Applicable Agent for the benefit of the Secured Parties, (iii) a Lien contemplated by clause (iv) of the definition of Permitted Liens, and (iv) an unregistered Lien in respect of Priority Payables that are not yet due and payable;

(c)           which is, in the Applicable Agent’s opinion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category or quantity;

(d)           with respect to which any covenant, representation, or warranty contained in this Agreement or the Collateral Documents been breached or is not true  in any material respect and which does not conform in any material respect to all standards imposed by any Governmental Authority;

(e)           in which any Person other than such Loan Party shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f)            which is not Work-in-Process, Raw Materials or Finished Goods or which constitutes spare or replacement parts, subassemblies, packaging supplies and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business, including, but not limited to, fuels, chemicals, starches, ink and adhesives;

(g)           which is not located in the United States or Canada or is in transit (other than between locations in the United States or Canada controlled by Loan Parties, to the extent included in current perpetual inventory reports of any Loan Party);

(h)           which is located in any location leased by such Loan Party unless (i) the lessor has delivered to the Applicable Agent a Landlord Lien Waiver  or (ii) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by the Applicable Agent in its Permitted Discretion;

(i)            which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a document (other than bills of lading issued with respect to Inventory in transit between locations in the United States or Canada controlled by Loan Parties), unless (i) such warehouseman or bailee has delivered to the Applicable Agent a Landlord Lien Waiver and such other documentation as the Applicable Agent may require or (ii) an appropriate Reserve has been established by the Applicable Agent in its Permitted Discretion;

(j)            which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

(k)           which is a discontinued product or component thereof;

(l)            which is the subject of a consignment by such Loan Party as consignor;

(m)          which contains or bears any intellectual property rights licensed to such Loan Party unless the Applicable Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(n)           which is not reflected in a current inventory report of such Loan Party (unless such Inventory is reflected in a report to the Applicable Agent as “in transit” Inventory);

(o)           for which reclamation rights have been asserted by the seller; or

(p)           any portion of the cost of such Inventory is attributable to intercompany profit between any Loan Party and any of its Affiliates (but only to the extent of such portion).

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, such Loan Party shall notify the Applicable Agent thereof on and at the time of submission to the Applicable Agent of the next Borrowing Base Certificate.

“Eligible Real Property” means the real property (including fixtures thereto) listed on Schedule 1.2, as updated from time to time with the consent of the Administrative Agent (such consent not to be unreasonably withheld), owned by a Loan Party (i) that is acceptable in the exclusive discretion of the Applicable Agent for inclusion in the U.S. Borrowing Base or Canadian Borrowing Base, as the case may be, (ii) in respect of which an appraisal report has been delivered to the Applicable Agent in form, scope and substance reasonably satisfactory to the Applicable Agent, (iii) in respect of which the Applicable Agent is satisfied that all actions necessary or desirable in order to create perfected first priority Lien (subject only to (i) the CCAA Charges and (ii) an unregistered Lien in respect of Priority Payables that are not yet due and payable) on such real property have been taken, including, the filing and recording of Collateral Documents, (iv) in respect of which an environmental assessment report has been completed and delivered to the Applicable Agent in form and substance satisfactory to such Applicable Agent and which does not indicate any material environmental liability, or material non-compliance with any Environmental Law (which liability or non-compliance was not previously disclosed to Lenders), (v) which is adequately protected by fully-paid valid title insurance with endorsements and in amounts reasonably acceptable to the Applicable Agent, insuring that the Applicable Agent, for the benefit of the Secured Parties, shall have a perfected first priority Lien (subject only to (i) the CCAA Charges and (ii) an unregistered Lien in respect of Priority Payables that are not yet due and payable) on such real property, evidence of which shall have been provided in form and substance reasonably satisfactory to the Applicable Agent, and (vi) if required by the Applicable Agent: (A) an ALTA survey has been delivered for which all necessary fees have been paid and which is dated no more than 30 days prior to the date on which the applicable Collateral Document is recorded, certified to the Applicable Agent and the issuer of the title insurance policy in a manner reasonably satisfactory to the Applicable Agent by a land surveyor duly registered and licensed in the state or province in which such Eligible Real Property is located and reasonably acceptable to the Applicable Agent, and shows all buildings and other improvements, any offsite improvements, the location of any easements, parking spaces, rights of way, building setback lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Applicable Agent; and (B) such Loan Party shall have used its reasonable best efforts to obtain such consents, agreements and confirmations of lessors and third parties as the Applicable Agent may deem necessary or desirable, together with evidence that all other actions that the Applicable Agent may deem necessary or desirable in order to create perfected first priority Liens (subject only to (i) the CCAA Charges and (ii) an unregistered Lien in respect of Priority Payables that are not yet due and payable) on the property described in the Collateral Document have been taken.

“Environmental Laws” shall mean all local, state, federal, provincial and foreign laws, statutes, ordinances, orders, rules, regulations, or binding policies or decrees relating to (i) pollution or protection of the environment, including, without limitation, those relating to protection or rehabilitation of the land, water (surface or subsurface water) or air, or fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses, injuries, investigations or remedial work resulting from the presence, release or threatened release of Hazardous Waste or Hazardous Substances, (ii) the generation, use, storage, transportation or disposal of Hazardous Waste or Hazardous Substance, or (iii) occupational safety and health, industrial hygiene or protection of wetlands, in any manner applicable to the Loan Parties or any of their respective properties, and any analogous future local, state, federal, provincial and foreign laws, statutes, ordinances, orders, rules, regulations, or binding policies or decrees, each as in effect as of the date of determination.

“Environmental Lien” shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal, provincial or state Environmental Laws, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a Hazardous Substance or Hazardous Waste.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) which is a member of a group of which any of the Loan Parties is a member and which is under common control within the meaning of Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

“Eurocurrency Liabilities” shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of ARTICLE 2.

“Event of Default” shall have the meaning given such term in ARTICLE 7.

“Excess Availability” shall mean, on any date of determination, (x) the lesser of (i) the sum of (A) the Total Revolving Commitment plus (B) Canadian Term Outstandings plus U.S. Term Outstandings and (ii) the sum of (A) the U.S. Borrowing Base plus (B) the Canadian Borrowing Base minus (y) the Total U.S. Outstandings minus (z) the Total Canadian Outstandings.

“Exchange Rate” shall mean, on any day, (a) for purposes of determining the U.S. Dollar Equivalent, the rate at which Canadian Dollars may be exchanged into Dollars and (b) for purposes of determining the Canadian Dollar Equivalent, the rate at which Dollars may be exchanged into Canadian Dollars, in each case as quoted by the Bank of Canada for Canadian Dollars (or, if not so quoted, the spot rate of exchange quoted for wholesale transactions made by the Administrative Agent in Toronto, Ontario) at 12:00 Noon, Toronto time, on such day; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Facilities” shall mean any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Loan Parties (but only as to portions of buildings actually leased or used) or any of their respective predecessors or any of their respective Affiliates that are directly or indirectly controlled by the Loan Parties.

“Fair Market Value” shall mean the price at which property would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of relevant facts determined in a manner acceptable to the Applicable Agent by an appraiser acceptable to the Applicable Agent.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fees” shall collectively mean the Commitment Fees, Letter of Credit Fees and other fees referred to in Section 2.20, Section 2.21, Section 2.22, Section 2.30 and Section 2.31.

“Fifteen Month Facility Extension Option” shall have the meaning given such term in Section 2.30.

“Filing Date” shall mean January 26, 2009.

“Final Order” shall have the meaning set forth in Section 4.2(d).

“Financial Officer” shall mean the Chief Financial Officer, Chief Accounting Officer, Controller or Treasurer of a Loan Party.

“Finished Goods” shall mean completed goods which require no additional processing or manufacturing to be sold to third party customers by the Loan Parties in the ordinary course of business.

“First Amendment to Credit Agreement” shall mean that certain First Amendment to Credit Agreement dated as of February 25, 2009.

“Foreign Subsidiary” shall mean any Subsidiary of the Parent that is not organized under the laws of the United States of America.

“Fronting Bank” shall mean JPMCB or such other commercial bank as may agree with JPMCB to act in such capacity and shall be reasonably satisfactory to the Loan Parties and the Administrative Agent.

“GAAP” shall mean accounting principles generally accepted in the United States and applied in accordance with Section 1.3.

“Governmental Authority” shall mean the government of the United States of America or Canada, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” shall have the meaning set forth in Section 10.2.

“Guarantor” shall mean each of the Borrowers, the U.S. Guarantors and the Canadian Guarantors; provided that no Foreign Subsidiary (other than the Canadian Borrower) shall, or shall be deemed to, guarantee any Secured Obligations of any entity organized under the laws of the United States nor shall it have any obligations with respect to any such amounts.

“Guaranty” shall mean ARTICLE 10 of this Agreement.

“Hazardous Substances” shall mean, but is not limited to, any pollutant, contaminant, toxic substance, hazardous material, dangerous good, asbestos, urea formaldehyde, PCB or non-hazardous petroleum products or any other substance defined in or regulated by any Environmental Laws as a hazardous substance.

“Hazardous Waste” shall mean any Hazardous Substance that is a waste, by-product, residual material or recyclable material, or any other substance which, in each case, is defined in or regulated by any Environmental Laws as a hazardous waste.

“Indebtedness” shall mean, at any time and with respect to any Person:  (i) all indebtedness of such Person for borrowed money; (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and trade accounts payable, accrued expenses and deferred compensation items arising, in the ordinary course of business); (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as Capital Lease Obligations, to the extent required to be so recorded; (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities; (vii) all net obligations of such Person in respect of Swap Agreements (such net obligations to be equal at any time to the termination value of such Swap Agreements or other arrangements that would be payable by or to such Person at such time); (viii) all indebtedness referred to in clauses (i) through (vii) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (a) to pay or purchase such indebtedness or to advance or supply funds for the payment or purchase of such indebtedness, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the holder of such indebtedness against loss in respect of such indebtedness, (c) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (d) otherwise to assure a creditor against loss in respect of such indebtedness; and (ix) all indebtedness referred to in clauses (i) through (viii) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

“Indemnified Party” shall have the meaning given such term in Section 9.6.

“Initial Order” shall mean an order of the Canadian Court in the Canadian Cases in substantially the form of Exhibit A-2, or such other form as is satisfactory to the Administrative Agent in its exclusive discretion, entered in accordance with the terms and conditions of Section 4.1, as such order may be amended or restated to effect the consolidation of the Recognition Cases and the CCAA Cases, and as such order may be further amended or restated with the express written consent of the Administrative Agent.

“Insufficiency” shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

“Intercompany Indebtedness” shall mean any claim of an Affiliate of a Loan Party against any other Affiliate of a Loan Party, any claim of a Loan Party against any of its Affiliates, and any claim of any Affiliate of a Loan Party against a Loan Party and shall include the face amount of Letters of Credit issued for the account of Loan Parties other than the Borrowers.

“Interest Payment Date” shall mean (i) as to any Eurodollar Loan and any Discount Rate Loan, the last day of each consecutive thirty (30) day period running from the commencement of the applicable Interest Period or Contract Period, and (ii) as to all ABR Loans and Canadian Prime Rate Loans, the last calendar day of each month and the date on which any ABR Loans are refinanced with Eurodollar Loans or Canadian Prime Rate Loans are refinanced with Discount Rate Loans pursuant to Section 2.13.

“Interest Period” shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, three or six months thereafter, as the Borrowers may elect in the related notice delivered pursuant to Section 2.7(b) or Section 2.13; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Maturity Date.

“Interim Canadian Revolving Commitment” shall have the meaning set forth in Section 2.3(a).

“Interim Order” shall mean, individually and collectively, the Initial Order and the U.S. Interim Order.

“Interim Period” shall have the meaning set forth in Section 2.2(a).

“Interim U.S. Revolving Commitment” shall have the meaning set forth in Section 2.2(a).

“Interim U.S. Tranche A Revolving Commitment” shall have the meaning set forth in Section 2.2(a).

“Inventory” shall mean all Raw Materials, Work-in-Process and Finished Goods owned, held or generated by the Loan Parties in the normal course of business.

“Inventory Reserves” shall mean reserves against Inventory equal to the sum of the following:

(a)                                  a reserve for shrink, or discrepancies that arise pertaining to inventory quantities on hand between the Loan Parties’ perpetual accounting system, and physical counts of the inventory which will be determined by the Administrative Agent in its Permitted Discretion with the variance expressed as a percentage of Inventory; and

(b)                                 a reserve for Inventory which is designated to  be  returned to vendor or which is recognized as damaged or off quality or not to customer specifications by a Loan Party; and

(c)                                  a revaluation reserve whereby capitalized favorable variances shall be deducted from Eligible Inventory and unfavorable variances shall not be added to Eligible Inventory; and

(d)                                 a lower of the cost or market reserve for any differences between a Loan Party’s actual cost to produce versus its selling price to third parties, determined on a product line basis; and

(e)                                  any other reserve established by the Applicable Agent in its Permitted Discretion, from time to time.

“Investment Accounts” shall mean, individually or collectively, the Canadian Investment Account and the U.S. Investment Account.

“Investments” shall have the meaning given such term in Section 6.11.

“ITA” shall mean the Income Tax Act (Canada), as amended, and any successor thereto, and any regulations promulgated thereunder.

“JPMCB” shall mean JPMorgan Chase Bank, N.A., a national banking association.

“Judgment Currency” and “Judgment Currency Conversion Date” shall have the meanings set forth in Section 9.20.

“Landlord Lien Waiver” shall mean a written agreement in such form as is reasonably acceptable to the Administrative Agent, pursuant to which a Person shall waive or subordinate its rights and claims as landlord in any Collateral of the Loan Parties for unpaid rents, grant access to the Administrative Agent for the repossession and sale of such Collateral and make other agreements relative thereto.

“LC Exposure” shall mean the sum of the Commercial LC Exposure and the Standby LC Exposure.  The LC Exposure shall be determined on a separate basis for each Class.  The LC Exposure of any Canadian Revolving Lender or U.S. Tranche B Revolving Lender, as the case may be, at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“LC Reserve Account” shall have the meaning set forth in Section 11.2.

“Lenders” shall mean the Canadian Lenders and the U.S. Lenders.

“Lender Affiliate” shall mean, (i) with respect to any Lender, (a) an Affiliate of such Lender or (b) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (ii) with respect to any Lender that is a fund which invests in loans and similar extensions of credit, any other fund that invests in loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Letters of Credit” shall mean the Canadian Revolving Facility Letters of Credit and the U.S. Revolving Facility Letters of Credit.

“Letter of Credit Account” shall mean the non-interest bearing account established by the U.S. Borrower under the sole and exclusive control of the Administrative Agent maintained at the office of the Administrative Agent at 270 Park Avenue, New York, New York 10017 designated as the “Smurfit-Stone U.S. Letter of Credit Account” that shall be used solely for the purposes set forth in Section 2.4(c) and Section 2.14.

“Letter of Credit Fees” shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.22.

“Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the U.S. Letter of Credit Outstandings plus (ii) the Canadian Letter of Credit Outstandings.

“Lien” shall mean (i) any mortgage, deed of trust, pledge, security interest, encumbrance, lien, assignment for security, hypothecation, prior claim (within the meaning of the Civil Code of Quebec), encumbrance or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof), (ii) in the case of securities, any purchaser option, call or similar right of a third party with respect to such securities, and (iii) any other arrangement having the effect of providing security.

“Loan” shall mean each Canadian Revolving Loan, U.S. Revolving Loan, Canadian Term Loan, and U.S. Term Loan.

“Loan Documents” shall mean this Agreement, the Letters of Credit, any Letter of Credit applications, the Collateral Documents and any other instrument or agreement executed and delivered in connection herewith.

“Loan Party” and “Loan Parties” shall mean the U.S. Borrower, the Canadian Borrower, the Parent, the other U.S. Guarantors and the Canadian Guarantors.

“Loan Party Joinder Agreement” shall have the meaning give such term in Section 5.11.

“Material Adverse Effect” shall mean (i) a material adverse effect upon the business, operations, assets, properties or financial condition of the Parent and its consolidated

Subsidiaries, taken as a whole, (ii) the material impairment of the ability of any Loan Party to perform its Obligations or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of a Loan Document to which it is a party.

“Maturity Date” shall mean January 28, 2010; provided, that upon the effectiveness of the Fifteen Month Facility Extension Option, the Maturity Date shall be extended to April 28, 2010; provided, further that upon the effectiveness of the Eighteen Month Facility Extension Option, the Maturity Date shall be extended to July 28, 2010.

“Maximum Liability” shall have the meaning given such term in Section 10.11.

“Minority Lenders” shall have the meaning given such term in Section 9.10(b).

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” shall mean a Single Employer Plan, which (i) is maintained for employees of a Loan Party or an ERISA Affiliate and at least one Person other than such Loan Party and its ERISA Affiliates or (ii) was so maintained and in respect of which a Loan Party or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

“Net Orderly Liquidation Value” shall mean, with respect to machinery, equipment or Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Applicable Agent by an appraiser acceptable to the Applicable Agent, net of all costs of liquidation thereof.

“Net Orderly Liquidation Value In Place” shall mean, with respect to machinery, equipment, Inventory or real estate of any Person, the orderly liquidation value thereof when such assets are being purchased in place to remain in operation in “as is” condition, taking advantage of all leasehold and site improvements designed to facilitate such assets’ operation, as determined in a manner acceptable to the Applicable Agent by an appraiser acceptable to the Applicable Agent, net of all costs of liquidation thereof.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset that is subject to a Non-Primed Lien

(including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay such Non-Primed Liens and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“Non-Paying Guarantor” shall have the meaning set forth in Section 10.12.

“Non-Primed Liens” shall mean those Liens securing: (i) certain pre-petition claims of warehousemen, shippers, Permitted Liens and other classes of claimants acceptable to the Administrative Agent against the Loan Parties that in each case: (x) are senior in priority to the Pre-Petition Credit Agreement Liens; and (y) are set forth on Schedule 2.24; and (ii) the Calpine Debt.

“Obligation Currency” shall have the meaning set forth in Section 9.20.

“Obligations” shall mean all unpaid principal of and accrued and unpaid interest on the Loans, the reimbursement of all amounts drawn on Letters of Credit, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, any Agent, any Fronting Bank or any indemnified party arising under the Loan Documents.

“Obligated Party” shall have the meaning set forth in Section 10.3.

“Orders” shall mean, collectively, (i) the Interim Order and (ii) the Final Order.

“Organizational Documents” shall mean (i) with respect to any corporation, its certificate or articles of incorporation, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership or formation, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its operating agreement, as amended, and (v) with respect to any unlimited liability company, its certificate of formation, as amended, and its memorandum and articles of association, as amended.  In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Taxes” shall have the meaning given such term in Section 2.19(b).

“Parent” shall have the meaning set forth in the Introduction.

“Participant” shall have the meaning set forth in Section 9.3.

“Patriot Act” shall have the meaning given such term in Section 9.19.

“Paying Guarantor” shall have the meaning set forth in Section 10.12.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

“Pension Plan” shall mean a defined benefit pension (as defined in Section 414(j) of the Code and Section 3(35) of ERISA) which meets and is subject to the requirements of Section 401(a) of the Code.

“Permitted Discretion” shall mean a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment, following either (x) consultation with the Borrowers or (y) two (2) Business Days’ advance notice to the Borrowers.

“Permitted Investments” shall mean (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of Canada), in each case maturing within one year from the date of acquisition thereof, (ii) without limiting the provisions of paragraph (iv) below, investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s, (iii) investments in certificates of deposit, banker’s acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (a) any domestic office of the Administrative Agent or the bank with whom the Loan Parties maintain their cash management system, provided, that if such bank is not a Lender hereunder, such bank shall have entered into an agreement with the Administrative Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (b) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than US$500,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or at least “A2” or the equivalent thereof from Moody’s, (iv) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (a) the holding company of the Administrative Agent or (b) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (1) a combined capital and surplus in excess of US$500,000,000 and (2) commercial paper rated at the highest credit rating obtainable from S&P or from Moody’s, (v) investments in fully collateralized repurchase agreements with a term of not more than thirty (30) days for underlying securities of the types described in clause (i) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (iii) above, (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (v) above, and (vii) to the extent owned by the Loan Parties on the Filing Date, investments in joint ventures as disclosed in Schedule 6.11 or in the capital stock of any direct or indirect Subsidiary of the Loan Parties as disclosed in Schedule 3.5.

“Permitted Liens” shall mean (i) Liens set forth on Schedule 3.6, (ii) Liens in favor of the Agents on behalf of the Secured Parties, (iii) the CCAA Charges, (iv) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (v) Liens (other than any Lien imposed under ERISA) incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations incurred in the ordinary course of business; (vi) non-material Liens of landlords and Liens of statutory carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Filing Date or thereafter imposed by law and created in the ordinary course of business; (vii) deposits to secure the performance of tenders, bids, and other contracts, other than for the payment of borrowed money, arising in the ordinary course of business; (viii) easements (including, without limitation, reciprocal easement agreements and utility agreements), all applicable development, subdivision, use and site plan agreements, or similar agreements, rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not materially interfere with the ordinary conduct of the business of any Loan Party, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to any Loan Party; (ix) purchase money Liens (including Capital Lease Obligations) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.3(iii) solely for the purpose of financing the acquisition of such property; (x) Liens created in connection with extensions, renewals or replacements, including replacement Liens granted by the Bankruptcy Court, of any Lien referred to in clauses (i) through (ix) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby; (xi) pre-petition Liens granted pursuant to the Pre-Petition Credit Agreement or the Security Documents (as defined therein) by the Loan Parties party to the Pre-Petition Credit Agreement for the benefit of the Secured Parties (as defined in such Security Documents); (xii) Liens junior to the senior liens contemplated hereby that are granted by any of the Orders pursuant to 11 U.S.C. §364(d)(1) as adequate protection to the Primed Parties, provided that the Orders provide that the holders of such junior liens shall not be permitted to take any action to enforce their rights with respect to such junior liens as long as any amounts are outstanding under this Agreement or the Lenders have any Commitment hereunder; (xiii) Liens on assets of Foreign Subsidiaries (other than the Canadian Loan Parties) securing Indebtedness permitted by Section 6.3(vi); (xiv) Liens arising from the granting of a license to enter into or use any asset of a Loan Party in the ordinary course of business of such Loan Party that does not interfere in any material respect with the use or application by such Loan Party of the asset subject to such license; (xv) Liens arising by operation of law on insurance policies and proceeds thereof to secure premiums thereunder; (xvi) Liens arising out of judgments or awards in respect of which an appeal or proceeding for review is being diligently prosecuted, provided that (x) a stay of execution pending such appear or proceeding for review has been obtained, (y) full provision for the payment of the indebtedness secured by such Lien has been made on the books of such Person if and to the extent required by GAAP, and (z) an Event of Default under Section 7.1 shall not have occurred as a result of the incurrence of such Lien; (xvii) Liens consisting of cash deposits in an amount not to exceed US$10,000,000 with swap counterparties as may be required pursuant to the terms of Swap Agreements permitted by Section 6.16; (xviii) Liens granted by Calpine to secure the Calpine Debt; (xix) rights of collecting banks or other financial institutions having a right of setoff, revocation, refund or chargeback with respect to money or instruments on deposit with or in the possession of such financial institution; (xx) Liens with respect to a court ordered administration charge in the Canadian Cases, junior to the CCAA DIP Lenders Charge, in an aggregate amount not in excess of US$4,000,000 for the payment of (a) allowed and unpaid professional fees and disbursements incurred by professionals retained by the Canadian Loan Parties and (b) allowed and unpaid professional fees and disbursements of the monitor in the Canadian Cases including allowed and unpaid legal fees and expenses of its counsel (and including any allowed and unpaid professional fees and disbursements incurred by the parties referred to in (a) and (b), prior to the occurrence of such Event of Default); and (xxi) other Liens securing Indebtedness in an aggregate amount outstanding at any time not in excess of US$1,000,000.

“Person” shall mean any natural person, corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Plan” shall mean a Single Employer Plan or a Multiemployer Plan.

“Prepayment Event” means (a) any Asset Sale; or (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party.

“Pre-Petition Agent” shall have the meaning set forth in Section 2.24.

“Pre-Petition Credit Agreement” shall mean that certain Credit Agreement dated as of November 1, 2004, as amended, supplemented or otherwise modified prior to the Filing Date, among the Borrowers, as borrowers, the Parent and certain of the other Loan Parties, as guarantors, the banks and other financial institutions from time to time parties thereto, and Deutsche Bank Trust Company Americas, as administrative agent.

“Pre-Petition Debt” shall have the meaning set forth in Section 2.24.

“Pre-Petition Payment” shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition/pre-filing Indebtedness or trade payables or other pre-petition/pre-filing claims against the Loan Parties, including, without limitation, reclamation claims and materialmen’s liens.

“Pre-Petition Secured Lenders” shall have the meaning set forth in Section 2.24.

“Primed Liens” shall have the meaning set forth in Section 2.24.

“Primed Parties” shall mean the parties who hold Primed Liens.

“Prior Agreement” shall have the meaning set forth in the Introduction.

“Priority Payables” means, with respect to any Person, any amount payable by such Person (i) solely to the extent that it is owing and is secured by a Lien which ranks or is capable of ranking prior to or pari passu with the Liens created by the Collateral Documents, including amounts which are past due and owing for wages, vacation pay, severance pay, employee deductions, sales tax, excise tax, Tax payable pursuant to Part IX of the Excise Tax Act (Canada) (net of GST input credits), income tax, workers compensation, government royalties, pension fund obligations and overdue Taxes and (ii) is not being contested by such Person in good faith by appropriate proceedings promptly instituted and diligently conducted in a manner that stays enforcement of such Lien and with respect to whom such Person has established a cash reserve on its books for the full amount thereof.

“Quebec Security Agreements” shall mean any (i) Deed of Hypothec and Issue of Bonds made by any Canadian Loan Party in favor of the Applicable Agent, as fondé de pouvoir under Article 2692 of the Civil Code of Quebec, to be executed before a notary of the Province of Quebec, (ii) bond issued by any Canadian Loan Party pursuant to such Deed of Hypothec and Issue of Bonds, and (iii) pledge agreement to be granted by any Canadian Loan Party in respect of any bond issued under such Deed of Hypothec and Issue of Bonds.

“Raw Materials” shall mean any items or materials used or consumed in the manufacture of goods to be sold by the Loan Parties in the ordinary course of business.

“Receivables Securitization Entities” shall mean  Stone Receivables Corporation and SSCE Funding, LLC.

“Receivables Securitization Programs” shall mean the Canadian Receivables Securitization Program and the U.S. Receivables Securitization Program.

“Receivables Securitization Termination Date” means the date on which each of the Receivables Securitization Programs are terminated in accordance with the requirements of Section 5.13, as determined by the Administrative Agent in its exclusive discretion.

“Recognition Cases” shall mean the recognition proceedings commenced by the Canadian Loan Parties pursuant to the Bankruptcy and Insolvency Act (Canada) of the U.S. Cases with respect to Smurfit-MBI and SLP Finance General Partnership.

“Register” shall have the meaning set forth in Section 9.3.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping or migrating of any Hazardous Substance or Hazardous Waste into or upon any land or water or air, or otherwise entering into the environment.

“Rent Reserve” with respect to any leased location where any Collateral subject to Liens arising by operation of law is located, a reserve for rent at such location in an amount established in the Applicable Agent’s Permitted Discretion.

“Reorganization Plan” shall mean a bankruptcy plan of reorganization or a CCAA plan or arrangement in any of the Cases.

“Required Lenders” shall mean, at any time, Lenders having aggregate Total Canadian Outstandings, Total U.S. Outstandings and unused Commitments representing more than 50% of the aggregate Total Canadian Outstandings, Total U.S. Outstandings and unused Commitments at such time.

“Requirement of Law” means, as to any Person, the Organizational Documents or other governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means Dilution Reserves, Inventory Reserves, Rent Reserves and any other reserves established by the Applicable Agent in its Permitted Discretion (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, reserves for consignee’s, warehousemen’s and bailee’s charges, reserves for Swap Obligations, reserves for environmental liabilities of any Loan Party, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation, reserves for cash held in deposit accounts of Smurfit-Stone Puerto Rico, Inc. during such times as cash dominion is in effect under Section 5.7 and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party, with regard to the Canadian Borrowing Base, reserves for Priority Payables outstanding on or after the Effective Date that may affect the collectability of such accounts or the saleability of such inventory and that have not already been taken into account in the calculation of the applicable Borrowing Base to the extent such Priority Payables do not constitute amounts otherwise secured by the Directors’ Charge.

“Reset Date” shall have the meaning set forth in Section 1.4.

“Revolving Commitment” shall mean the Canadian Revolving Commitment and the U.S. Revolving Commitment.

“Revolving Loans” shall mean, individually or collectively, U.S. Revolving Loans and Canadian Revolving Loans.

“S&P” shall mean Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Schedule I Banks” shall mean the banks listed in Schedule I of the Bank Act (Canada) having equity of more than C$8,000,000,000.

“Secured Obligations” means the Canadian Secured Obligations and the U.S. Secured Obligations.

“Secured Parties” means the Agents, the Lenders, the Fronting Banks and all of the Lenders and the Affiliates of the Lenders to whom Banking Service Obligations or Swap Obligations are owed.

“Security Agreements” means, collectively, the Security and Pledge Agreement and the Canadian Security Agreement, and “Security Agreement” means any one of them.

“Security and Pledge Agreement” shall have the meaning given such term in Section 4.1(c).

“Single Employer Plan” shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of a Loan Party or an ERISA Affiliate or (ii) was so maintained and in respect of which a Loan Party could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

“Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding standby Letters of Credit at such time plus (b) the aggregate amount of all disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time.  The Standby LC Exposure shall be determined on a separate basis for each Class.  The Standby LC Exposure of any Canadian Revolving Lender or U.S. Tranche B Revolving Lender, as the case may be, at any time shall be its Applicable Percentage of the total Standby LC Exposure at such time.

“Statutory Reserve Rate” shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time).  Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in such percentage.

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, association or other business entity (whether now existing or hereafter organized) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Super-majority Lenders” shall mean, at any time, Lenders having aggregate Total Canadian Outstandings, Total U.S. Outstandings and unused Commitments representing at least 66-2/3% of the aggregate Total Canadian Outstandings, Total U.S. Outstandings and unused Commitments at such time.

“Superpriority Claim” shall mean a claim against any U.S. Loan Party in any of the U.S. Cases which is a superpriority administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction, in each case that is permitted by Section 6.16.

“Taxes” shall have the meaning given such term in Section 2.19.

“Term Loans” shall mean, individually or collectively, the U.S. Term Loans and the Canadian Term Loans.

“Term Loan Commitment” shall mean the U.S. Term Loan Commitment and the Canadian Term Loan Commitment.

“Termination Date” shall mean the earliest to occur of (i) the Maturity Date, (ii) the Effective Date, (iii) the forty-fifth (45th) day after the entry of the Interim Order if the Final Order has not been entered prior to such forty-fifth day, and (iv) the acceleration of the Loans and the termination of the Revolving Commitment in accordance with the terms hereof.

“Termination Event” shall mean (i) a “reportable event”, as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a “reportable event” not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in Section 4068 of ERISA excluding events described in Section 4043(c)(9) of ERISA or 29 CFR §§ 2615.21 or 2615.23, or (ii) the withdrawal of any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a “substantial employer”, as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by any Loan Party or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

“Total Canadian Outstandings”  shall mean, at any time of determination, the Canadian Revolving Credit Utilization plus the Canadian Term Outstandings.

“Total Revolving Commitment” shall mean, collectively, the Canadian Revolving Commitments and the U.S. Revolving Commitments.

“Total U.S. Outstandings” shall mean, at any time of determination, (a) the aggregate principal amount of the U.S. Tranche A Revolving Loans outstanding at such time plus (b) the U.S. Tranche B Revolving Credit Utilization plus (c) the U.S. Term Outstandings.

“Transferee” shall have the meaning given such term in Section 2.19.

“Type” when used in respect of any Loan or Borrowing shall refer to the Rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, “Rate” shall mean the Canadian Prime Rate, the Discount Rate, the Adjusted LIBO Rate and the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests. In addition, “UCC” means with respect to the Canadian Loan Parties or any Collateral of the Canadian Loan Parties subject thereto, the Personal Property Security Act (the “PPSA”) or similar legislation as from time to time in effect in the Province of Ontario or any other jurisdiction the laws of which are required to be applied in connection with the issue of perfection of security interests including, without limitation, the Civil Code of Quebec.

“Unfunded Current Liability” shall mean, with respect to any Pension Plan, the amount, if any, by which the actuarial present value of the accumulated plan benefits under such Pension Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by such Pension Plan’s actuary in the most recent annual valuation of such Pension Plan.

“Unused Revolving Commitment” shall mean, at any time, (i) the Total Revolving Commitment less (ii) the sum of (a) the Canadian Revolving Credit Utilization, (b) the aggregate principal amount of the U.S. Tranche A Revolving Loans outstanding at such time and (c) the U.S. Tranche B Revolving Credit Utilization.

“U.S. Borrower” shall have the meaning set forth in the Introduction.

“U.S. Borrowing Base” shall mean, at the time of any determination, an amount equal to the sum, without duplication, of (a) 85% of Eligible Accounts of the U.S. Loan Parties at such time plus (b) the lesser of (i) 65% of Eligible Inventory of the U.S. Loan Parties at such time and (ii) 85% of the Net Orderly Liquidation Value of Eligible Inventory of the U.S. Loan Parties at such time (in each case with respect to clauses (i) and (ii) with any Eligible Inventory to be valued at the lower of cost (determined on a first-in, first-out basis) or market), plus (c) the U.S. PP&E Component, minus (d) the Reserves at such time, minus (e) the Carve-Out.  The U.S. Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.8 of this Agreement.

“U.S. Cases” shall mean the cases under the Bankruptcy Code of the Loan Parties.

“U.S. Conversion Notice” shall have the meaning given such term in Section 9.23(a).

“U.S. Dollar Equivalent” shall mean, on any date of determination, with respect to any amount in Canadian Dollars, the equivalent in Dollars of such amount determined by the Administrative Agent using the Exchange Rate in effect on such date of determination.

“U.S. Guaranteed Obligations” shall have the meaning set forth in Section 10.1.

“U.S. Guarantor” and “U.S. Guarantors” means, individually or collectively, the Parent and each of the Domestic Subsidiaries party to this Agreement.  As of the Closing Date, the U.S. Guarantors are the Parent, Calpine, Cameo Container Corporation, an Illinois corporation, Lot 24D Redevelopment Corporation, a Missouri corporation, Atlanta & Saint Andrews Bay Railway Company, a Florida corporation, Stone International Services Corporation, a Delaware corporation, Stone Global, Inc., a Delaware corporation, Stone Connecticut Paperboard Properties, Inc., a Delaware corporation, Smurfit-Stone Puerto Rico, Inc., a Puerto Rico corporation, Smurfit Newsprint Corporation, a Delaware corporation, SLP Finance I, Inc., a Delaware corporation, and SLP Finance II, Inc., a Delaware corporation, each of which is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and, after the Closing Date, shall include each subsequently organized Domestic Subsidiary and each direct parent thereof.

“U.S. Interim Order” shall mean an order of the Bankruptcy Court in the U.S. Cases in substantially the form of Exhibit A-1, or such other form as is satisfactory to the Administrative Agent in its exclusive discretion, entered in accordance with the terms and conditions of Section 4.1, as such order may be amended, supplemented or restated with the express written consent of the Administrative Agent in its exclusive discretion.

“U.S. Investment Account” shall mean the account established by the U.S. Borrower pursuant to Section 2.7(c) and designated as the “Smurfit-Stone Investment Account” with JPMCB.

“U.S. Lender” means, as of any date of determination, a Person constituting a U.S. Term Loan Lender or U.S. Revolving Lender.

“U.S. Letter of Credit Outstandings” shall mean, at any time of determination, the sum of (a) the aggregate undrawn amount of all outstanding U.S. Revolving Facility Letters of Credit and (b) the aggregate amount that has been drawn under any U.S. Revolving Facility Letter of Credit and has not been reimbursed by the U.S. Borrower or another Loan Party at such time.  The U.S. Letter of Credit Outstandings of any U.S. Tranche B Revolving Lender at any

time shall equal its Applicable Percentage of the aggregate U.S. Letter of Credit Outstandings at such time.

“U.S. Loan Party” and “U.S. Loan Parties” shall mean, individually or collectively, the U.S. Borrower, the Parent and the other U.S. Guarantors.

“U.S. Loans” shall mean the U.S. Revolving Loans and the U.S. Term Loans.

“U.S. PP&E Component” shall mean the lesser of (x) (i) during the period commencing with the Closing Date until the twelve (12) month anniversary of the Closing Date, US$150,000,000, (ii) during the period commencing with the twelve (12) month anniversary of the Closing Date until the fifteen (15) month anniversary of the Closing Date, US$100,000,000, and (iii) on the fifteen (15) month anniversary of the Closing Date and thereafter, US$75,000,000, in each case minus the Canadian PP&E Component at such time, and (y) the greater of (A) (i) 50% of the Net Orderly Liquidation Value of Eligible Equipment of the U.S. Loan Parties at such time plus (ii) 50% of the Fair Market Value of Eligible Real Property of the U.S. Loan Parties at such time (as set forth in the most recent third party real estate appraisal in form and substance satisfactory to the Administrative Agent), and (B) 20% of the Net Orderly Liquidation Value In Place of (i) Eligible Equipment of the U.S. Loan Parties at such time and (ii) Eligible Real Property of the U.S. Loan Parties at such time.  Notwithstanding the foregoing sentence, until the earlier of (x) such time as appraisals satisfactory to the Administrative Agent are completed pursuant to Section 5.6 and (y) May 28, 2009, or such later date as the Administrative Agent may approve in its exclusive discretion, the U.S. PP&E Component shall be US$150,000,000 minus the Canadian PP&E Component.

“U.S. Receivables Securitization Program” shall mean (a) that certain Master Indenture, dated as of November 23, 2004, between SSCE Funding, LLC (as used in this definition, the “Securitization Issuer”) and Deutsche Bank Trust Company Americas, as Indenture Trustee (as used in this Section and in such capacity, the “Securitization Trustee”) and (b) that certain Series 2004-1 Indenture Supplement to Master Indenture, dated as of November 23, 2004, between the Securitization Issuer and the Securitization Trustee, in each case, as amended, restated, modified or waived from time to time.

“U.S. Revolving Commitment” shall mean the U.S. Tranche A Revolving Commitment and the U.S. Tranche B Revolving Commitment.

“U.S. Revolving Facility Letters of Credit” shall mean any irrevocable letter of credit issued pursuant to Section 2.4 for the account of the U.S. Borrower or a Domestic Subsidiary by a Fronting Bank pursuant to the terms and conditions of ARTICLE 2, which letter of credit shall be (i) a standby or import documentary letter of credit, (ii) issued for purposes that are consistent with the ordinary course of business of the Loan Parties or for such other purposes as are acceptable to the Administrative Agent, (iii) denominated in Dollars and (iv) otherwise in such form as may be approved from time to time by the Administrative Agent and the applicable Fronting Bank.

“U.S. Revolving Lenders” shall mean the U.S. Tranche A Revolving Lenders and the U.S. Tranche B Revolving Lenders.

“U.S. Revolving Loans” shall mean the U.S. Tranche A Revolving Loans and the U.S. Tranche B Revolving Loans.

“U.S. Secured Obligations” means (a) all Obligations owing by any U.S. Loan Party, (b) all Banking Services Obligations owing by any U.S. Loan Party, (c) Swap Obligations owing by any U.S. Loan Party to one or more U.S. Lenders or their respective Affiliates; provided that at or prior to the time that any transaction relating to a Swap Obligation is executed, the U.S. Lender or an Affiliate thereof party thereto (other than JPMCB) shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a U.S. Secured Obligation entitled to the benefits of the Collateral Documents, and (d) all obligations owing by the Canadian Borrower in respect of its guaranty of Obligations of the U.S. Borrower.

“U.S. Term Loans” means the term loans to the U.S. Borrower made pursuant to Section 2.1(a)(i) (or made to the U.S. Borrower pursuant to Section 9.23(a))in Dollars.

“U.S. Term Loan Collateral Account” shall mean the account established by the U.S. Borrower under the sole and exclusive control of the Administrative Agent maintained at the office of the Administrative Agent at 270 Park Avenue, New York, New York 10017 designated as the “Smurfit-Stone U.S. Term Loan Collateral Account” that shall be used solely for the purposes set forth in Section 2.7(c) and Section 2.14(a) and shall include any separate investment product linked to such account mutually acceptable to the U.S. Borrower and the Administrative Agent in accordance with Section 6.11.

“U.S. Term Loan Commitment” shall mean, with respect to each U.S. Term Loan Lender, the commitment of such Lender to make a U.S. Term Loan hereunder in the amount set forth opposite its name on Annex A-3 hereto, as the same shall be reduced on the Closing Date pursuant to Section 2.14(k) and as may be modified pursuant to Section 9.23(a).  As of the Closing Date and prior to making the U.S. Term Loans, the aggregate amount of the U.S. Term Loan Commitments of the U.S. Term Loan Lenders is US$400,000,000.

 “U.S. Term Loan Conversion” shall have the meaning given such term in Section 9.23(a).

“U.S. Term Loan Lenders” shall mean the Lenders having U.S. Term Loan Commitments or holding the  U.S. Term Loans.

“U.S. Term Outstandings” shall mean, at any time of determination, an amount equal to (a) the aggregate principal amount of U.S. Term Loans outstanding at such time minus (b) the amount of cash held in the U.S. Term Loan Collateral Account at such time.

“U.S. Tranche A Revolving Commitment” shall mean, with respect to each U.S. Tranche A Revolving Lender, the commitment of such Lender to make U.S. Tranche A Revolving Loans hereunder in the amount set forth opposite its name on Annex A-2 hereto or as may subsequent to the Amended and Restated Effective Date be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to the terms of this Agreement.  As of the Amended and Restated Effective Date, the aggregate amount of the U.S.

Tranche A Revolving Commitments of the U.S. Tranche A Revolving Lenders is US$215,000,000.

“U.S. Tranche A Revolving Lender” shall mean the Lenders having U.S. Tranche A Revolving Commitments or holding U.S. Tranche A Revolving Loans.

“U.S. Tranche A Revolving Loans” shall mean the revolving loans to the U.S. Borrower or the Canadian Borrower made pursuant to Section 2.1(b)(i) in Dollars.

“U.S. Tranche B Revolving Commitment” shall mean, with respect to each U.S. Tranche B Revolving Lender, the commitment of such Lender to make U.S. Tranche B Revolving Loans hereunder and to acquire participations in U.S. Revolving Facility Letters of Credit in the amount set forth opposite its name on Annex A-5 hereto or as may subsequent to the Amended and Restated Effective Date be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to the terms of this Agreement.  As of the Amended and Restated Effective Date, the aggregate amount of the U.S. Tranche B Revolving Commitments of the U.S. Tranche B Revolving Lenders is US$35,000,000.

“U.S. Tranche B Revolving Credit Utilization” shall mean, at any time of determination, the sum of (a) the aggregate principal amount of U.S. Tranche B Revolving Loans outstanding at such time and (b) the U.S. Letter of Credit Outstandings at such time.

“U.S. Tranche B Revolving Lender” shall mean the Lenders having U.S. Tranche B Revolving Commitments or holding U.S. Tranche B Revolving Loans.

“U.S. Tranche B Revolving Loans” shall mean the revolving loans to the U.S. Borrower or the Canadian Borrower made pursuant to Section 2.1(b)(ii) in Dollars.

“Withdrawal Liability” shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

“Work-in-Process” shall mean Inventory which consists of work-in-process including, without limitation, materials other than Raw Materials, Finished Goods or saleable products, title to which and sole ownership of which is vested in a Loan Party.

Section 1.2                                      Terms Generally.  The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words

“asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.3                                      Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Loan Parties notify the Administrative Agent that the Loan Parties request an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Loan Parties that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until  such notice shall have been withdrawn or such provision  amended in accordance herewith.

Section 1.4                                      Exchange Rate Calculations.  On each Calculation Date, the Administrative Agent shall (a) determine the Exchange Rate as of such Calculation Date in respect of Canadian Dollars (and any other currency for which an Exchange Rate is required) and (b) give notice thereof to the applicable Borrower, and with respect to each Lender, to any Lender that shall have requested such information. The Exchange Rate so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (each, a “Reset Date”) and shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 2.13, Section 9.20, Section 11.3 and any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rate employed in converting amounts between Dollars, on the one hand, and any other applicable currency on the other hand; provided that, for purposes of determining any Borrowing Base, the relevant Exchange Rate shall be determined by the applicable Borrower at the time that the relevant Borrowing Base Certificate is prepared and shall be set forth in such Borrowing Base Certificate. Notwithstanding the foregoing, for purposes of determining compliance by the Loan Parties with the limitations on Indebtedness, Indebtedness secured by Liens, loans, advances, investments, guarantees and payments contained in ARTICLE 6, compliance will be determined based on the U.S. Dollar Equivalent amount of the Indebtedness, Liens, Loans, advances, investments, guarantees and payments denominated in currencies other than Dollars subject to such provisions on the date of incurrence or payment thereof, and Borrowers will not be deemed to be in violation of such covenants solely as a result of subsequent changes in the Exchange Rate which cause the U.S. Dollar Equivalent amount of such obligations or payments to exceed such limitations.

Section 1.5                                      Québec Matters.  For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” and a resolutory clause, (f) all references to filing, perfection, priority, registering or recording under the Uniform Commercial Code or a Personal Property Security Act shall include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” shall include “legal hypothecs” contemplated under Article 2724(2) of the Civil Code of Québec; (l) “joint and several” shall include “solidary”; (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”; (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”; (o) “easement” shall include “servitude”; (p) “priority” shall include “prior claim”; (q) “survey” shall include “certificate of location and plan”; (r) “state” shall include “province”; (s) “fee simple title” shall include “absolute ownership”; (t) “accounts” shall include “claims”.  The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only.  Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

ARTICLE 2. AMOUNT AND TERMS OF CREDIT.

Section 2.1                                      Commitment of the Lenders.

(a)                                  Subject to the terms and subject to the conditions herein set forth:

(i)            each U.S. Term Loan Lender agrees to make to the U.S. Borrower on the Closing Date a U.S. Term Loan in Dollars in a principal amount equal to its U.S. Term Loan Commitment; and

(ii)           each Canadian Term Loan Lender agrees to make to the Canadian Borrower on the Closing Date a Canadian Term Loan in Dollars in a principal amount equal to its Canadian Term Loan Commitment.

Amounts paid or repaid in respect of Term Loans may not be reborrowed.

(b)                                 Subject to the terms and subject to the conditions herein set forth:

(i)            each U.S. Tranche A Revolving Lender agrees to make to the U.S. Borrower or the Canadian Borrower at any time and from time to time during the period commencing on the Closing Date and ending on the Termination Date (or the earlier date of termination of the U.S. Tranche A Revolving Commitment) U.S. Tranche A Revolving Loans in Dollars in an aggregate principal amount not to exceed, when added to such Lender’s Applicable Percentage of the then aggregate U.S. Tranche A Revolving Loans, the U.S. Tranche A Revolving Commitment of such Lender;

(ii)           each U.S. Tranche B Revolving Lender agrees to make to the U.S. Borrower or the Canadian Borrower at any time and from time to time during the period commencing on the Closing Date and ending on the Termination Date (or the earlier date of termination of the U.S. Tranche B Revolving Commitment) U.S. Tranche B Revolving Loans in Dollars in an aggregate principal amount not to exceed, when added to such Lender’s Applicable Percentage of the then aggregate U.S. Tranche B Revolving Credit Utilization, the U.S. Tranche B Revolving Commitment of such Lender; and

(iii)          each Canadian Revolving Lender agrees to make to the U.S. Borrower or the Canadian Borrower at any time and from time to time during the period commencing on the Closing Date and ending on the Termination Date (or the earlier date of termination of the Canadian Revolving Commitment) Canadian Revolving Loans in Dollars or Canadian Dollars in an aggregate principal amount not to exceed, when added to such Lender’s Applicable Percentage of the then aggregate Canadian Revolving Credit Utilization, the Canadian Revolving Commitment of such Lender.

Subject to the terms and conditions set forth herein, Revolving Loans may be repaid and reborrowed.

(c)                                  Each Borrowing shall be made by the Lenders pro rata in accordance with their respective applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve the other Lenders of their obligations to lend.

Section 2.2                                      Availability of U.S. Loans.

(a)                                  During the period commencing on the Closing Date and ending on the date the Bankruptcy Court and Canadian Court (if applicable), as the case may be, enters the Final Order (such period being referred to as the “Interim Period”), (i) US$65,000,000 of the U.S. Tranche A Revolving Commitment (the “Interim U.S. Tranche A Revolving Commitment”) and (ii) the entire U.S. Tranche B Revolving Commitment (the U.S. Tranche B Revolving Commitment, together with the Interim U.S. Tranche A Revolving Commitment, the “Interim U.S. Revolving Commitment”) shall be available to the U.S. Borrower and the Canadian Borrower (subject to compliance with the U.S. Borrowing Base and the terms, conditions and covenants described in this Agreement).

(b)                                 On the first Business Day after the expiration of the Interim Period, the entire U.S. Revolving Commitment shall be available to the U.S. Borrower and the Canadian Borrower (subject to compliance with the U.S. Borrowing Base and the terms, conditions and covenants in this Agreement).

(c)           Notwithstanding any other provision of this Agreement to the contrary, (i) Total U.S. Outstandings shall not at any time exceed the U.S. Borrowing Base, (ii) the aggregate principal amount of the U.S. Tranche A Revolving Loans shall not at any time exceed (x) prior to the expiration of the Interim Period, the Interim U.S. Tranche A Revolving Commitment, and (y) from and after the expiration of the Interim Period, the U.S. Tranche A Revolving Commitment (as such U.S. Tranche A Revolving Commitment may be reduced from time to time pursuant to the terms of this Agreement) and (iii) U.S. Tranche B Revolving Credit Utilization shall not at any time exceed the U.S. Tranche B Revolving Commitment (as such U.S. Tranche B Revolving Commitment may be reduced from time to time pursuant to the terms of this Agreement), and no Loan shall be made or Letter of Credit issued in violation of the foregoing.

Section 2.3            Availability of Canadian Loans.

(a)           During the Interim Period, US$15,000,000 (or the Canadian Dollar Equivalent thereof) of the Canadian Revolving Commitment (the “Interim Canadian Revolving Commitment”) shall be available to the Canadian Borrower and the U.S. Borrower (subject to compliance with the Canadian Borrowing Base and the terms, conditions and covenants described in this Agreement).

(b)           On the first Business Day after the expiration of the Interim Period, the entire Canadian Revolving Commitment shall be available to the Canadian Borrower and the U.S. Borrower (subject to compliance with the Canadian Borrowing Base and the terms, conditions and covenants in this Agreement).

(c)           Notwithstanding any other provision of this Agreement to the contrary, (i) Total Canadian Outstandings shall not at any time exceed the Canadian Borrowing Base and (ii) Canadian Revolving Credit Utilization shall not at any time exceed (x) prior to the expiration of the Interim Period, the Interim Canadian Revolving Commitment, and (y) from and after the expiration of the Interim Period, the Canadian Revolving Commitment (as such Canadian Revolving Commitment may be reduced from time to time pursuant to the terms of this Agreement), and no Loan shall be made or Letter of Credit issued in violation of the foregoing.

Section 2.4            Letters of Credit.

(a)           Upon the terms and subject to the conditions herein set forth, the U.S. Borrower may request a Fronting Bank, at any time and from time to time after the Closing Date and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the U.S. Borrower or a Domestic Subsidiary, as the case may be, one or more U.S. Revolving Facility Letters of Credit in a form reasonably acceptable to the Administrative Agent and such Fronting Bank in support of obligations of the U.S. Borrower or a Domestic Subsidiary of the U.S. Borrower, as the case may be, provided that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate U.S. Letter of Credit Outstandings would exceed US$35,000,000, (ii) the Total U.S. Outstandings would exceed the U.S. Borrowing Base or (iii) the U.S. Tranche B Revolving Credit Utilization would exceed the U.S. Tranche B Revolving Commitment (as such U.S. Tranche B Revolving Commitment may be reduced from time to time pursuant to the terms of this Agreement).  In connection with a request for a U.S. Revolving Facility Letter of Credit, the U.S. Borrower shall execute and deliver a form of letter of credit application or other agreement to such Fronting Bank in a form reasonably acceptable to the Administrative Agent and such Fronting Bank.  In the event of any inconsistency between the terms and conditions set forth herein and the terms and conditions of any form of letter of credit application or other agreement submitted by the U.S. Borrower to, or entered into by the U.S. Borrower with, any Fronting Bank relating to any U.S. Revolving Facility Letter of Credit, the terms and conditions of this Agreement shall control.  All U.S. Revolving Facility Letters of Credit issued and outstanding under the Prior Agreement as of the Amended and Restated Effective Date shall be deemed to be issued and outstanding under this Agreement and allocated among the U.S. Tranche B Revolving Lenders in accordance with their Applicable Percentages as of the Amended and Restated Effective Date.

(b)           Upon the terms and subject to the conditions herein set forth, the Canadian Borrower may request a Fronting Bank, at any time and from time to time after the Closing Date and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting Bank shall issue, in Dollars or Canadian Dollars, for the account of the Canadian Borrower or a Canadian Subsidiary one or more Canadian Revolving Facility Letters of Credit in a form reasonably acceptable to the Applicable Agent and such Fronting Bank in support of obligations of the Canadian Borrower or a Canadian Subsidiary, provided that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Canadian Letter of Credit Outstandings would exceed US$10,000,000 (or the Canadian Dollar Equivalent thereof), (ii) the Total Canadian Outstandings would exceed the Canadian Borrowing Base or (iii) the Canadian Revolving Credit Utilization would exceed (x) prior to the expiration of the Interim Period, the Interim Canadian Revolving Commitment and (y) from and after the expiration of the Interim Period, the Canadian Revolving Commitment (as such Canadian Revolving Commitment may be reduced from time to time pursuant to the terms of this Agreement).   In connection with a request for a Canadian Revolving Facility Letter of Credit, the Canadian Borrower shall execute and deliver a form of letter of credit application or other agreement to such Fronting Bank in a form reasonably acceptable to the Applicable Agent and such Fronting Bank.  In the event of any inconsistency between the terms and conditions set forth herein and the terms and conditions of any form of letter of credit application or other agreement submitted by the Canadian Borrower to, or entered into by the Canadian Borrower with, any Fronting Bank relating to any Canadian Revolving Facility Letter of Credit, the terms and conditions of this Agreement shall control. All Canadian Revolving Facility Letters of Credit issued and outstanding under the Prior Agreement as of the Amended and Restated Effective Date shall be deemed to be issued and outstanding under this Agreement and allocated among the Canadian Revolving Lenders in accordance with their Applicable Percentages as of the Amended and Restated Effective Date.

(c)           No Letter of Credit shall expire later than twelve (12) months after the issuance thereof, provided that if the Termination Date shall occur prior to the expiration of any Letter of Credit, the Borrowers shall, at or prior to the Termination Date, except as the Applicable Agent may otherwise agree in writing, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the applicable Fronting Bank undrawn and marked “canceled” and each such Letter of Credit accompanied by written consent of the beneficiary on its letterhead signed by an authorized signatory consenting to such cancellation or (ii) if the

Borrowers are unable to do so in whole or in part, either (x) provide a “back-to-back” letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Bank and the Applicable Agent (in their exclusive discretion), issued by a bank satisfactory to such Fronting Bank and the Applicable Agent (in their exclusive discretion), in an amount equal to the greater of (A) an amount, as determined by such Fronting Bank and the Applicable Agent, equal to the face amount of all outstanding Letters of Credit issued by such Fronting Bank plus the sum of all projected contractual obligations to the Applicable Agent, such Fronting Bank and the Lenders of the Borrowers thereunder through the expiration date(s) of such Letters of Credit, and (B) 105% of the then Letter of Credit Outstandings with respect to Letters of Credit issued by such Fronting Bank or (y) solely with respect to Letters of Credit scheduled to expire on or before the date that is ninety (90) days after the Termination Date, deposit cash in the Letter of Credit Account or Canadian Letter of Credit Account, as the case may be, in an amount which, together with any amounts then held in the Letter of Credit Account or the Canadian Letter of Credit Account, as the case may be, is equal to the greater of (A) an amount, as determined by the Fronting Banks and the Applicable Agent, equal to the face amount of all outstanding Letters of Credit plus the sum of all projected contractual obligations to the Applicable Agent, the Fronting Banks and the Lenders of the Borrowers thereunder through the expiration date(s) of such Letters of Credit, and (B) 105% of the then Letter of Credit Outstandings as collateral security for the Borrowers’ reimbursement obligations in connection therewith, such cash to be remitted to the Borrowers upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations.

(d)           The Borrowers shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.22 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

(e)           Drafts drawn under each Letter of Credit (i) shall be reimbursed by the applicable Borrower in the same currency as which such draw was paid on the Business Day immediately following the day such Borrower received notice from the applicable Fronting Bank that payment of such draft will be made, provided, that if such Borrower shall have received such notice thereof prior to 10:00 a.m., New York time, on the date such draft was drawn, such Borrower shall effect reimbursement on the same Business Day as such Borrower received notice thereof, and, (ii)(A) with respect to Letters of Credit denominated in Dollars, shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin and thereafter until reimbursed in full at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 2.0%, and (B) with respect to Letters of Credit denominated in Canadian Dollars, shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Canadian Prime Rate plus the Applicable Margin and thereafter until reimbursed in full at a rate per annum equal to the Canadian Prime Rate plus the Applicable Margin plus 2.0% (computed on the basis of the actual number of days elapsed over a year of 360 days).  In the case of drafts drawn on any U.S. Revolving Facility Letter of Credit, the U.S. Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date (or the earlier date of termination of the U.S. Tranche B Revolving Commitment), in cash or through a Borrowing of U.S. Tranche B Revolving Loans without the satisfaction of the conditions precedent set forth in Section 4.2 or (y) if such draw occurs on or after the Termination Date (or the earlier date of termination of the U.S. Tranche B Revolving Commitment), in cash.  Each U.S. Tranche B Revolving Lender agrees to make the U.S. Tranche B Revolving Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Section 2.33.  In the case of drafts drawn on any Canadian Revolving Facility Letter of Credit, the Canadian Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date (or the earlier date of termination of the Canadian Revolving Commitment), in cash or through a Borrowing of Canadian Revolving Loans without the satisfaction of the conditions precedent set forth in Section 4.2 or (y) if such draw occurs on or after the Termination Date (or the earlier date of termination of the Canadian Revolving Commitment), in cash.  Each Canadian Revolving Lender agrees to make the Canadian Revolving Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Section 2.33.

(f)            Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Canadian Revolving Lender or U.S. Tranche B Revolving Lender, as the case may be, other than such Fronting Bank, and each such other Lender shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Applicable Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement with respect thereto.  Upon any change in the Commitments pursuant to Section 2.11, Section 2.14, Section 2.15, Section 9.3 or ARTICLE 11, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Applicable Percentages of the assigning and assignee Lenders.  Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Lender.

(g)           In the event that a Fronting Bank makes any payment under any U.S. Revolving Facility Letter of Credit and the U.S. Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the applicable Fronting Bank shall promptly notify the Administrative Agent, which shall promptly notify each U.S. Tranche B Revolving Lender of such failure, and each U.S. Tranche B Revolving Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the applicable Fronting Bank the amount of such Lender’s Applicable Percentage of such unreimbursed payment in Dollars and in same day funds.  In the event that a Fronting Bank makes any payment under any Canadian Revolving Facility Letter of Credit and the Canadian Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the applicable Fronting Bank shall promptly notify the Canadian Administrative Agent, which shall promptly notify each Canadian Revolving Lender of such failure, and each Canadian Revolving Lender shall promptly and unconditionally pay to the Canadian Administrative Agent for the account of the applicable Fronting Bank the amount of such Lender’s Applicable Percentage of such unreimbursed payment in Dollars (or in respect of a Canadian Revolving Facility Letter of Credit denominated in Canadian Dollars, in Canadian Dollars) and in same day funds.  If the applicable Fronting Bank so notifies the Applicable Agent, and the Applicable Agent so notifies the U.S.

Tranche B Revolving Lenders or the Canadian Revolving Lenders, as the case may be, prior to 11:00 a.m. (New York City time) on any Business Day, such Lenders shall make available to the applicable Fronting Bank such Lender’s Applicable Percentage of the amount of such payment on such Business Day in same day funds.  If and to the extent such Lender shall not have so made its Applicable Percentage of the amount of such payment available to the applicable Fronting Bank, such Lender agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Applicable Agent for the account of such Fronting Bank at the Federal Funds Effective Rate.  The failure of any Lender to make available to the applicable Fronting Bank its Applicable Percentage of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the applicable Fronting Bank its Applicable Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to such Fronting Bank such other Lender’s Applicable Percentage of any such payment.  Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Lenders pursuant to this paragraph, such Fronting Bank shall pay to each Lender which has paid its Applicable Percentage thereof, in Dollars or Canadian Dollars, as applicable, and in same day funds, an amount equal to such Lender’s Applicable Percentage thereof.

(h)           Unless otherwise requested by the Applicable Agent, each Fronting Bank shall report in writing to the Applicable Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Fronting Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof changed), it being understood that such Fronting Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of a Letter of Credit to occur without first obtaining written confirmation from the Applicable Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Fronting Bank makes any payment under any Letter of Credit, the date of such payment and the amount and currency of such payment, (iv) on any Business Day on which a Borrower fails to reimburse a payment under a Letter of Credit required to be reimbursed to such Fronting Bank on such day, the date of such failure, the applicable Borrower and the amount and currency of such Letter of Credit payment and (v) on any other Business Day, such other information as the Applicable Agent shall reasonably request.

Section 2.5            Issuance.  Whenever a Borrower desires a Fronting Bank to issue a Letter of Credit, it shall give to such Fronting Bank and the Applicable Agent at least three (3) Business Days’ prior written (including facsimile communication) notice (or such shorter period as may be agreed upon by the Applicable Agent, the Borrowers and such Fronting Bank) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount and currency of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

Section 2.6            Nature of Letter of Credit Obligations Absolute.  The obligations of the Borrowers to reimburse the Lenders and Fronting Banks for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation:  (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders or Fronting Banks, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing; provided, that such circumstance or event shall not have been the result of the gross negligence or willful misconduct of the applicable Fronting Bank.

Section 2.7            Making of Loans and Disbursements.

(a)           Except as contemplated by Section 2.12, Loans denominated in Dollars shall be either ABR Loans or Eurodollar Loans and Loans denominated in Canadian Dollars shall be either Canadian Prime Rate Loans or Discount Rate Loans, in each case as the Borrowers may request subject to and in accordance with this Section, provided that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type and in the same currency.  Each Lender may fulfill its Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Lender to make such Loan; provided that any such use of a lending office shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.  Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrowers pursuant to Section 2.16 or Section 2.19, provided that a Lender’s selection of a lending office shall have no effect on the obligations of any Loan Party pursuant to Section 2.16 or Section 2.19.  Subject to the other provisions of this Section and the provisions of Section 2.13, Borrowings of Loans of more than one Type may be incurred at the same time, provided that no more than ten (10) Borrowings of Eurodollar Loans and Discount Rate Loans may be outstanding at any time.  All U.S. Revolving Loans outstanding under the Prior Agreement as of the Amended and Restated Effective Date shall be deemed to be U.S. Tranche A Revolving Loans and allocated among the U.S. Tranche A Revolving Lenders in accordance with their Applicable Percentages as of the Amended and Restated Effective Date.  All other Loans outstanding under the Prior Agreement as of the Amended and Restated Effective Date shall be deemed to be Loans of the same Class under this Agreement and allocated among the Lenders of each applicable Class in accordance with their Applicable Percentages as of the Amended and Restated Effective Date.

(b)           The applicable Borrower shall give the Applicable Agent (with a simultaneous copy to the Administrative Agent if the Administrative Agent is not the Applicable Agent) prior written, facsimile or telephonic (confirmed promptly in writing) notice of each

Borrowing of Revolving Loans hereunder of at least three (3) Business Days prior to a Borrowing of Eurodollar Loans and Discount Rate Loans and, to the extent practical, one (1) Business Day for ABR Loans and Canadian Prime Rate Loans, otherwise such ABR Loans and Canadian Prime Rate Loans may be borrowed on the Business Day on which such Borrower gives such notice; such notice shall be irrevocable and shall specify the following information:

(i)            the Borrower requesting such Borrowing;

(ii)           the Type (e.g., Discount Rate, Canadian Prime Rate, Eurodollar or ABR) of such Borrowing;

(iii)          the Class (e.g., Canadian Revolving Loan, U.S. Tranche A Revolving Loan or U.S. Tranche B Revolving Loan) of such Borrowing;

(iv)          the amount and currency of such Borrowing (which shall not (A) in the case of Dollar-denominated Revolving Loans, be less than US$1,000,000 or any integral multiple of US$1,000,000 in excess of such minimum amount, or (B) in the case of Canadian Dollar-denominated Revolving Loans, be less than C$1,000,000 or any integral multiple of C$1,000,000 in excess of such minimum amount);

(v)           the date of such Borrowing (which shall be a Business Day);

(vi)          in the case of a Eurodollar Loan, the Interest Period with respect thereto;

(vii)         in the case of a Discount Rate Loan, the Contract Period with respect thereto; and

(viii)        the number and location of the account to which funds are to be disbursed.

Such notice, to be effective, must be received by the Applicable Agent (and the Administrative Agent if the Administrative Agent is not the Applicable Agent) not later than 10:00 a.m., New York City time, on the third (3rd) Business Day preceding the date on which such Borrowing is to be made in the case of Eurodollar Loans or Discount Rate Loans and not later than 12:00 Noon, New York City time, on the same Business Day as the date of such Borrowing in the case of ABR Loans and Canadian Prime Rate Loans.  If no election is made as to the Type of a U.S. Revolving Loan or Canadian Revolving Loan denominated in Dollars, such notice shall be deemed a request for Borrowing of ABR Loans.  If no election is made as to the Type of a Canadian Revolving Loan denominated in Canadian Dollars, such notice shall be deemed a request for Borrowing of Canadian Prime Rate Loans.  If the Borrowing is a request for a Eurodollar Loan and no election is made as to the Interest Period, such notice shall be deemed to have requested an Interest Period of one month’s duration.  If the Borrowing is a request for a Discount Rate Loan and no election is made as to the Contract Period, such notice shall be deemed to have requested a Contract Period of one month’s duration.  If no election is made as to the currency of a Loan, such notice shall be deemed a request for Borrowing of Dollars.  The Applicable Agent shall promptly notify each Revolving Lender of its Applicable Percentage of such Borrowing, the date of such Borrowing, the Type and Class of Borrowing or Loans being requested, the Interest Period or Interest Periods applicable thereto and the Contract Period or Contract Periods applicable thereto, as appropriate.  On the Borrowing date specified in such notice, each Revolving Lender shall make its share of Borrowings of ABR Rate Loans or Canadian Prime Rate Loans available to the Applicable Agent at its office most recently designated for such purpose in a notice to the Lenders, no later than 3:00 p.m., New York City time, and its share of Borrowings of Eurodollar Loans or Discount Rate Loans available at the office of the Applicable Agent at its office most recently designated for such purpose in a notice to the Lenders, no later than no later than 1:00 p.m., New York City time, in each case in immediately available funds.  Upon receipt of the funds made available by the Lenders to fund any Borrowing hereunder, the Applicable Agent shall disburse such funds in the manner specified in the notice of Borrowing delivered by the Borrowers.

(c)           The U.S. Borrower shall borrow the entire principal amount of the U.S. Term Loans on the Closing Date and the proceeds of such Borrowing shall be disbursed as follows: (x) an amount equal to the excess of the U.S. Term Loans over the then current U.S. Borrowing Base shall be deposited in the U.S. Term Loan Collateral Account, (y) the amount requested by the U.S. Borrower to be used in amounts and for purposes consistent with the Budget delivered to the Administrative Agent on or prior to the Closing Date shall be disbursed to the U.S. Borrower and (z) the remainder of such Borrowing shall be deposited in the U.S. Investment Account.  The U.S. Borrower shall give the Administrative Agent at least three (3) Business Days’ prior written, facsimile or telephonic (confirmed promptly in writing) notice that it is borrowing the U.S. Term Loans on the Closing Date; such notice shall specify the following information:

(i)            the Type (e.g., Eurodollar or ABR ) of such Borrowing;

(ii)           in the case of a Eurodollar Loan, the Interest Period with respect thereto;

(iii)          the amount of such Borrowing to be deposited in the U.S. Term Loan Collateral Account pursuant to clause (x) of the first sentence of this Section 2.7(c);

(iv)          the amount of such Borrowing to be disbursed to the U.S. Borrower pursuant to clause (y) of the first sentence of this Section 2.7(c);

(v)           the amount of such Borrowing to be deposited in the U.S. Investment Account pursuant to clause (z) of the first sentence of this Section 2.7(c); and

(vi)          such other instructions as the Administrative Agent may require.

If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans.  If the Borrowing is a request for a Eurodollar Loan and no election is made as to the Interest Period, such notice shall be deemed to have requested an Interest Period of one month’s duration.  The Administrative Agent shall promptly notify each U.S. Term Loan Lender of its Applicable Percentage of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate.  On the Closing Date, each U.S. Term Loan Lender shall make its share of the U.S. Term Loans available to the Administrative Agent at its office most recently designated for such purpose in a notice to the Lenders, no later than 12:00 Noon, New York City time, in immediately available funds.  Upon receipt of the funds made available by the U.S. Term Loan Lenders to fund the U.S. Term Loans hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of Borrowing delivered by the U.S. Borrower.  After the Closing Date, one (1) Business Day after the Administrative Agent’s receipt of (i) a Borrowing Base Certificate demonstrating to the Administrative Agent’s satisfaction that the then U.S. Borrowing Base exceeds the amount of the Total U.S. Outstandings, (ii) such written disbursement instructions as the Administrative Agent may require and (iii) a certification from a Financial Officer of the U.S. Borrower that no Default or Event of Default has occurred and is continuing, the Administrative Agent shall disburse an amount not to exceed the amount by which the U.S. Borrowing Base exceeds the Total U.S. Outstandings from the U.S. Term Loan Collateral Account (including amounts deposited therein pursuant to this paragraph (c) or Section 2.14(a)) to the U.S. Investment Account.  Upon the Administrative Agent’s receipt from the U.S. Borrower of such written disbursement instructions as the Administrative Agent may require, the Administrative Agent shall permit the U.S. Borrower to withdraw from the U.S. Investment Account such amount as the U.S. Borrower shall request.  If, as of the end of the third (3rd) Business Day following any such withdrawal, the Available Cash (excluding amounts on deposit in the Investment Accounts) shall exceed US$50,000,000, the U.S. Borrower shall make a deposit to the U.S. Investment Account on the following Business Day in an amount which, when aggregated with the amount deposited in the Canadian Investment Account on such day, shall be equal to such excess. The U.S. Investment Account shall be closed and the cash deposited therein shall be disbursed to the U.S. Borrower on the earlier of (x) the Receivables Securitization Termination Date and (y) sixty (60) days after the Closing Date.

(d)           The Canadian Borrower shall borrow the entire principal amount of the Canadian Term Loans on the Closing Date and the proceeds of such Borrowing shall be disbursed as follows: (x) an amount equal to the excess of the Canadian Term Loans over the then current Canadian Borrowing Base shall be deposited in the Canadian Term Loan Collateral Account, (y) the amount requested by the Canadian Borrower to be used in amounts and for purposes consistent with the Budget delivered to the Administrative Agent on or prior to the Closing Date shall be disbursed to the Canadian Borrower and (z) the remainder of such Borrowing shall be deposited in the Canadian Investment Account.  The Canadian Borrower shall give the Canadian Administrative Agent at least three (3) Business Days’ prior written, facsimile or telephonic (confirmed promptly in writing) notice that it is borrowing the Canadian Term Loans on the Closing Date; such notice shall specify the following information:

(i)            the Type (e.g., Eurodollar or ABR ) of such Borrowing;

(ii)           in the case of a Eurodollar Loan, the Interest Period with respect thereto;

(iii)          the amount of such Borrowing to be deposited in the Canadian Term Loan Collateral Account pursuant to clause (x) of the first sentence of this Section 2.7(d);

(iv)          the amount of such Borrowing to be disbursed to the Canadian Borrower pursuant to clause (y) of the first sentence of this Section 2.7(d);

(v)           the amount of such Borrowing to be deposited in the Canadian Investment Account pursuant to clause (z) of the first sentence of this Section 2.7(d); and

(vi)          such other instructions as the Canadian Administrative Agent may require.

If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans.  If the Borrowing is a request for a Eurodollar Loan and no election is made as to the Interest Period, such notice shall be deemed to have requested an Interest Period of one month’s duration.  The Canadian Administrative Agent shall promptly notify each Canadian Term Loan Lender of its Applicable Percentage of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate.  On the Closing Date, each Canadian Term Loan Lender shall make its share of the Canadian Term Loans available to the Canadian Administrative Agent at its office most recently designated for such purpose in a notice to the Lenders, no later than 12:00 Noon, New York City time, in immediately available funds.  Upon receipt of the funds made available by the Canadian Term Loan Lenders to fund the Canadian Term Loans hereunder, the Canadian Administrative Agent shall disburse such funds in the manner specified in the notice of Borrowing delivered by the Canadian Borrower.  After the Closing Date, one (1) Business Day after the Canadian Administrative Agent’s receipt of (i) a Borrowing Base Certificate demonstrating to the Canadian Administrative Agent’s satisfaction that the then Canadian Borrowing Base exceeds the amount of the Total Canadian Outstandings, (ii) such written disbursement instructions as the Canadian Administrative Agent may require and (iii) a certification from a Financial Officer of the Canadian Borrower that no Default or Event of Default has occurred and is continuing, the Canadian Administrative Agent shall disburse an amount not to exceed the amount by which the Canadian Borrowing Base exceeds the Total Canadian Outstandings from the Canadian Term Loan Collateral Account (including amounts deposited therein pursuant to this paragraph (d) or Section 2.14(d)) to the Canadian Investment Account.  Upon the Canadian Administrative Agent’s receipt from the Canadian Borrower of such written disbursement instructions as the Canadian Administrative Agent may require, the Canadian Administrative Agent shall permit the Canadian Borrower to withdraw from the Canadian Investment Account such amount as the Canadian Borrower shall request.  If, as of the end of the third (3rd) Business Day following any such withdrawal, the Available Cash (excluding amounts on deposit in the Investment Accounts) shall exceed US$50,000,000, the Canadian Borrower shall make a deposit to the Canadian Investment Account on the following Business Day in an amount which, when aggregated with the amount deposited in the U.S. Investment Account on such day, shall be equal to such excess.  The Canadian Investment Account shall be closed and the cash deposited therein shall be disbursed to the Canadian Borrower on the earlier of (x) the Receivables Securitization Termination Date and (y) sixty (60) days after the Closing Date.

(e)           Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender’s share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans or Canadian Prime Rate Loans, as the case may be.  If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.8            Repayment of Loans and Unreimbursed Draws; Evidence of Debt

(a)           The U.S. Borrower hereby unconditionally promises to pay to (i) the Administrative Agent for the account of each U.S. Tranche A Revolving Lender the then unpaid principal amount of each U.S. Tranche A Revolving Loan obtained by the U.S. Borrower as set forth herein; (ii) the Administrative Agent for the account of each U.S. Tranche B Revolving Lender the then unpaid principal amount of each U.S. Tranche B Revolving Loan obtained by the U.S. Borrower and each unreimbursed draw under all U.S. Revolving Facility Letters of Credit as set forth herein; (iii) the Administrative Agent for the account of each U.S. Term Loan Lender the then unpaid principal amount of each U.S. Term Loan as set forth herein; and (iv) the Canadian Administrative Agent for the account of each Canadian Revolving Lender the then unpaid principal amount of each Canadian Revolving Loan obtained by the U.S. Borrower as set forth herein.

(b)           The Canadian Borrower hereby unconditionally promises to pay to (i) the Administrative Agent for the account of each U.S. Tranche A Revolving Lender the then unpaid principal amount of each U.S. Tranche A Revolving Loan obtained by the Canadian Borrower as set forth herein; (ii) the Administrative Agent for the account of each U.S. Tranche B Revolving Lender the then unpaid principal amount of each U.S. Tranche B Revolving Loan obtained by the Canadian Borrower as set forth herein; (iii) the Canadian Administrative Agent for the account of each Canadian Revolving Lender the then unpaid principal amount of each Canadian Revolving Loan obtained by the Canadian Borrower and each unreimbursed draw under all Canadian Revolving Facility Letters of Credit as set forth herein; and (iv) the Canadian Administrative Agent for the account of each Canadian Term Loan Lender the unpaid principal amount of each Canadian Term Loan as set forth herein.

(c)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrowers to such Lender resulting from each Loan made by such Lender or participation in each Letter of Credit in which such Lender is participating, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)           The Applicable Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period or Contract Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the U.S. Borrower or the Canadian Borrower, as the case may be, to each Lender hereunder, (iii) the amount of Term Loans on deposit in the respective Collateral Accounts and all disbursements from deposits to such accounts and (iv) the amount of any sum received by the Applicable Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)           The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Applicable Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Loan Parties to repay the Loans and draws under Letters of Credit in accordance with the terms of this Agreement.

(f)            Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrowers shall execute and deliver to such Lender a promissory note or notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.3) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.9            Interest on Loans

(a)           Subject to the provisions of Section 2.10, each ABR Loan shall bear interest (computed, for ABR Loans wherein the Alternate Base Rate is determined by reference to the Adjusted LIBO Rate or the Federal Funds Effective Rate, on the basis of the actual number of days elapsed over a year of 360 days, and otherwise computed on the basis of the actual number of days elapsed over a year of 365 days) at a rate per annum equal to the Applicable Margin plus the Alternate Base Rate.

(b)           Subject to the provisions of Section 2.10, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Applicable Margin plus the Adjusted LIBO Rate for such Interest Period in effect for such Borrowing.

(c)           Subject to the provisions of Section 2.10, each Canadian Prime Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days) at a rate per annum equal to the Applicable Margin plus the Canadian Prime Rate.

(d)           Subject to the provisions of Section 2.10, each Discount Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days) at a rate per annum equal, during each Contract Period applicable thereto, to the Applicable Margin plus the Discount Rate for such Contract Period in effect for such Borrowing.

(e)           Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and (with respect to Eurodollar Loans and Discount Rate Loans) upon any repayment or prepayment thereof (on the amount prepaid).

(f)            For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable.  The rates of interest under this Agreement are nominal rates, and not effective rates or yields.  The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(g)           Any provision of this Agreement that would oblige a Canadian Loan Party to pay any fine, penalty or rate of interest on any arrears of principal or interest secured by a mortgage on real property or hypothec on immovables that has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears shall not apply to such Canadian Loan Party, which shall be required to pay interest on money in arrears at the same rate of interest payable on principal money not in arrears.

(h)           If any provision of this Agreement would oblige a Canadian Loan Party to make any payment of interest or other amount payable to any Secured Party in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Secured Party of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Secured Party of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i)            first, by reducing the amount or rate of interest; and

(ii)           thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

Section 2.10          Default Interest.  Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, (x) in the case of any such fees and other amounts owed by the U.S. Loan Parties, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for ABR Loans that are U.S. Revolving Loans and (y) in the case of any such fees and other amounts owed by the Canadian Loan Parties, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Canadian Prime Rate Loans that are Canadian Revolving Loans); provided, in the case of Eurodollar Loans and Discount Rate Loans, upon the expiration of the Interest Period or Contract Period, as the case may be, in effect at the time any such increase in interest rate is effective, if an Event of Default shall then be continuing, such Eurodollar Loans and Discount Rate Loans shall thereupon become ABR Loans and Canadian Prime Rate Loans, respectively, and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for ABR Loans and Canadian Prime Rate Loans, as the case may be.  Payment or acceptance of the increased rates of interest provided in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agents or any Lender.

Section 2.11          Optional Termination or Reduction of Commitment.  Upon at least three (3) Business Days’ prior written notice to the Applicable Agent (and the Administrative Agent if the Administrative Agent is not the Applicable Agent), (i) the U.S. Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the U.S. Tranche A Revolving Commitment, (ii) the U.S. Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the U.S. Tranche B Revolving Commitment and (iii) the Canadian Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Canadian Revolving Commitment.  Each such reduction or termination, as applicable, of such Commitment shall be in the principal amount of US$1,000,000 or any integral multiple of US$1,000,000 in excess thereof.  The U.S. Borrower shall not be permitted to terminate or reduce the U.S. Tranche A Revolving Commitment if, as a result of such termination or reduction, the aggregate principal amount of the U.S. Tranche A Revolving Loans would exceed the aggregate U.S. Tranche A Revolving Commitment.  The U.S. Borrower shall not be permitted to terminate or reduce the U.S. Tranche B Revolving Commitment if, as a result of such termination or reduction, the U.S. Tranche B Revolving Credit Utilization would exceed the aggregate U.S. Tranche B Revolving Commitment.  The Canadian Borrower shall not be permitted to terminate or reduce the Canadian Revolving Commitment if, as a result of such termination or reduction, the Canadian Revolving Credit Utilization would exceed the aggregate Canadian Revolving Commitment.  Any reduction or termination, as applicable, pursuant to this Section shall be applied pro rata to reduce the applicable Revolving Commitment of each applicable Lender until such Revolving Commitment is zero.  Simultaneously with each reduction or termination, as applicable, of any Revolving Commitment, the applicable Borrower shall pay to the Applicable Agent for the account of each applicable Lender the Commitment Fee accrued on the amount of the Revolving Commitment of such Lender so terminated or reduced to but excluding the date of such termination or reduction.

Section 2.12          Alternate Rate of Interest.

(a)           If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)            the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

(ii)           the Administrative Agent is advised by the Required Lenders of the applicable Class that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrowers for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section 2.7 or Section 2.13 shall be deemed a request for a Borrowing of ABR Loans.

(b)           If prior to the commencement of any Contract Period for a Borrowing comprised of a Discount Rate Loan:

(i)            the Canadian Administrative Agent determines (which determination shall be conclusive manifest error) that adequate and reasonable means do not exist for ascertaining the Discount Rate for such Contract Period, or

(ii)           the Canadian Administrative Agent is advised by the Required Lenders of the applicable Class that the Discount Rate for such Contract Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Contract Period, then the Canadian Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or facsimile as promptly as practical thereafter and, until the Canadian Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exists, any request by the Borrowers for a Borrowing of Discount Rate Loans (including pursuant to a refinancing with Discount Rate Loans) pursuant to Section 2.7 or Section 2.13 shall be deemed a request for a Borrowing of Canadian Prime Rate Loans.

Section 2.13          Refinancing of Loans.  The Borrowers shall have the right, at any time, on three (3) Business Days’ prior irrevocable notice to the Applicable Agent (and the Administrative Agent if the Administrative Agent is not the Applicable Agent) (which notice, to be effective, must be received by the Applicable Agent not later than 1:00 p.m., New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period or to continue an outstanding Borrowing of Discount Rate Loans for an additional Contract Period, subject to the following:

(a)           as a condition to the refinancing of ABR Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

(b)           as a condition to the refinancing of Canadian Prime Rate Loans with Discount Rate Loans and to the continuation of Discount Rate Loans for an additional Contract Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

(c)           if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the applicable Lenders in accordance with the respective principal amounts of the Loans comprising such Borrowing held by such Lenders immediately prior to such refinancing;

(d)           the aggregate principal amount of Loans being refinanced shall be at least (i) in the case of Dollar-denominated Loans, US$1,000,000 or any integral multiple of US$1,000,000 in excess thereof, or (ii) in the case of Canadian Dollar-denominated Loans, C$1,000,000 or any integral multiple of C$1,000,000 in excess thereof, provided that no partial refinancing of a Borrowing of Eurodollar Loans or Discount Rate Loans as the case may be, shall result in the Eurodollar Loans or Discount Rate Loans as the case may be, remaining outstanding pursuant to such Borrowing being less than US$1,000,000 or C$1,000,000, respectively, in aggregate principal amount;

(e)           each Lender shall effect each refinancing by applying the proceeds of its new Canadian Prime Rate Loan, Discount Rate Loan, Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

(f)            the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

(g)           a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto;

(h)           each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month;

(i)            the Contract Period with respect to a Borrowing of Discount Rate Loans effected by a refinancing or in respect to the Borrowing of Discount Rate Loans being continued

as Discount Rate Loans shall commence on the date of refinancing or the expiration of the current Contract Period applicable to such continuing Borrowing, as the case may be;

(j)            a Borrowing of Discount Rate Loans may be refinanced only on the last day of a Contract Period applicable thereto; and

(k)           each request for a refinancing with a Borrowing of Discount Rate Loans which fails to state an applicable Contract Period shall be deemed to be a request for a Contract Period of one month.

In the event that the U.S. Borrower or Canadian Borrower, as applicable, shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period.  In the event that the Canadian Borrower shall not give notice to refinance any Borrowing of Discount Rate Loans, or to continue such Borrowing as Discount Rate Loans, or shall not be entitled to refinance or continue such Borrowing as Discount Rate Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of Canadian Prime Rate Loans at the expiration of the then-current Contract Period.  The Applicable Agent shall, after it receives notice from the U.S. Borrower or Canadian Borrower, as applicable, promptly give each Lender notice of any refinancing, in whole or part, of any Loan made by such Lender.

(l)            Notwithstanding anything to the contrary contained herein:

(i)            all Loans denominated in Dollars shall be repaid in Dollars;

(ii)           all Loans denominated in Canadian Dollars shall be repaid in Canadian Dollars;

(iii)          Loans denominated in Dollars may only be ABR Loans or Eurodollar Loans; and

(iv)          Loans denominated in Canadian Dollars may only be Canadian Prime Rate Loans or Discount Rate Loans.

All Borrowings, refinancings, continuations and conversions, as applicable, of Loans shall be consistent with the foregoing.

Section 2.14         Mandatory Prepayment; Commitment Termination

(a)           If at any time the Total U.S. Outstandings exceeds the U.S. Borrowing Base, within one (1) Business Day (i) the Borrowers will prepay the U.S. Revolving Loans in an amount necessary to cause the Total U.S. Outstandings to be equal to or less than the U.S. Borrowing Base, (ii) after giving effect to the prepayment in full of the U.S. Revolving Loans, the U.S. Borrower will deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the aggregate U.S. Letter of Credit Outstandings (net of the amount of cash held in the Letter of Credit Account) so exceeds the U.S. Borrowing Base, and (iii) after giving effect to the prepayment in full of the U.S. Revolving Loans and the cash collateralization of the U.S. Letter of Credit Outstandings, the U.S. Borrower will (x) deposit into the U.S. Term Loan Collateral Account an amount equal to the amount by which the U.S. Term Outstandings exceeds the U.S. Borrowing Base or (y) prepay the U.S. Term Loans in an amount equal to the amount by which the U.S. Term Outstandings exceeds the U.S. Borrowing Base.

(b)           If at any time the aggregate principal amount of the U.S. Tranche A Revolving Loans exceeds (A) prior to the expiration of the Interim Period, the Interim U.S. Tranche A Revolving Commitment, or (B) from and after the expiration of the Interim Period, the U.S. Tranche A Revolving Commitment, within one (1) Business Day the Borrowers will prepay the U.S. Tranche A Revolving Loans in an amount necessary to cause the aggregate principal amount of the U.S. Tranche A Revolving Loans to be equal to or less than (A) prior to the expiration of the Interim Period, the Interim U.S. Tranche A Revolving Commitment, or (B) from and after the expiration of the Interim Period, the U.S. Tranche A Revolving Commitment.

(c)           If at any time the U.S. Tranche B Revolving Credit Utilization exceeds the U.S. Tranche B Revolving Commitment, within one (1) Business Day (i) the Borrowers will prepay the U.S. Tranche B Revolving Loans in an amount necessary to cause the aggregate principal amount of the U.S. Tranche B Revolving Credit Utilization, including unreimbursed draws, to be equal to or less than the U.S. Tranche B Revolving Commitment and (ii) if, after giving effect to the prepayment in full of the U.S. Tranche B Revolving Loans, the aggregate U.S. Letter of Credit Outstandings exceeds the U.S. Tranche B Revolving Commitment, the U.S. Borrower will deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the aggregate U.S. Letter of Credit Outstandings (net of the amount of cash held in the Letter of Credit Account) so exceeds the U.S. Tranche B Revolving Commitment.

(d)           If at any time the Total Canadian Outstandings exceeds the Canadian Borrowing Base, within one (1) Business Day (i) the Borrowers will prepay the Canadian Revolving Loans in an amount necessary to cause the Total Canadian Outstandings to be equal to or less than the Canadian Borrowing Base, (ii) after giving effect to the prepayment in full of the Canadian Revolving Loans, the Canadian Borrower will deposit into the Canadian Letter of Credit Account an amount equal to 105% of the amount by which the aggregate Canadian Letter of Credit Outstandings (net of the amount of cash held in the Canadian Letter of Credit Account) so exceeds the Canadian Borrowing Base, and (iii) after giving effect to the prepayment in full of the Canadian Revolving Loans and the cash collateralization of the Canadian Letter of Credit Outstandings, the Canadian Borrower will (x) deposit into the Canadian Term Loan Collateral Account an amount equal to the amount by which the Canadian Term Outstandings exceeds the Canadian Borrowing Base or (y) prepay the Canadian Term Loans in an amount equal to or the amount by which the Canadian Term Outstandings exceeds the Canadian Borrowing Base.

(e)           If at any time the Canadian Revolving Credit Utilization exceeds (A) prior to the expiration of the Interim Period, the Interim Canadian Revolving Commitment, or (B) from and after the expiration of the Interim Period, the Canadian Revolving Commitment, within one (1) Business Day (i) the Borrowers will prepay the Canadian Revolving Loans in an amount necessary to cause the aggregate principal amount of the Canadian Revolving Credit Utilization, including unreimbursed draws, to be equal to or less than (A) prior to the expiration of the Interim Period, the Interim Canadian Revolving Commitment, or (B) from and after the expiration of the Interim Period, the Canadian Revolving Commitment and (ii) if, after giving effect to the prepayment in full of the Canadian Revolving Loans, the aggregate Canadian Letter of Credit Outstandings exceeds (A) prior to the expiration of the Interim Period, the Interim Canadian Revolving Commitment, or (B) from and after the expiration of the Interim Period, the Canadian Revolving Commitment, the Canadian Borrower will deposit into the Canadian Letter of Credit Account an amount equal to 105% of the amount by which the aggregate Canadian Letter of Credit Outstandings (net of the amount of cash held in the Canadian Letter of Credit Account) so exceeds (A) prior to the expiration of the Interim Period, the Interim Canadian Revolving Commitment, or (B) from and after the expiration of the Interim Period, the Canadian Revolving Commitment.

(f)            Upon the receipt of the Net Proceeds by any of the U.S. Loan Parties from any Prepayment Event (including amounts received by a U.S. Loan Party from a Canadian Guarantor pursuant to Section 2.14(h)), the U.S. Loan Parties shall, jointly and severally, apply such Net Proceeds as follows:  first, to repay the then outstanding U.S. Term Loans; second, to repay the then outstanding U.S. Revolving Loans ratably (without a permanent reduction of the U.S. Revolving Commitment); third, to repay the then outstanding Canadian Term Loans; fourth, to repay the then outstanding Canadian Revolving Loans (without a permanent reduction of the Canadian Revolving Commitment); fifth, to deposit into the Letter of Credit Account an amount equal to the greater of (i) an amount, as determined by the Fronting Banks and the Administrative Agent, equal to the face amount of all outstanding U.S. Revolving Facility Letters of Credit plus the sum of all projected contractual obligations of the Agents, the Fronting Banks and the Lenders of the U.S. Borrower thereunder through the expiration date(s) of such Letters of Credit and (ii) 105% of the aggregate U.S. Letter of Credit Outstandings (net of the amount of cash held in the Letter of Credit Account); and sixth, to deposit into the Canadian Letter of Credit Account an amount equal to the greater of (i) an amount, as determined by the Fronting Banks and the Canadian Administrative Agent, equal to the face amount of all outstanding Canadian Revolving Facility Letters of Credit plus the sum of all projected contractual obligations of the Agents, the Fronting Banks and the Lenders of the Canadian Borrower thereunder through the expiration date(s) of such Letters of Credit and (ii) 105% of the aggregate Canadian Letter of Credit Outstandings (net of the amount of cash held in the Canadian Letter of Credit Account); provided, however, that if the U.S. Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the U.S. Loan Parties intend to apply the Net Proceeds from a Prepayment Event described in clause (b) of the definition thereof within 180 days after receipt of such Net Proceeds to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the U.S. Loan Parties, and certifying that no Default or Event of Default has occurred and is continuing, then no prepayment shall be required by this Section (to the extent the U.S. Loan Parties effect such reinvestment within the foregoing 180-day period) so long as such Net Proceeds shall remain deposited in an account with the Applicable Agent until requested by a U.S. Loan Party for use in accordance with such notice.

(g)           Upon the receipt of the Net Proceeds by the Canadian Borrower from any Prepayment Event (including amounts received by the Canadian Borrower from a Canadian Guarantor pursuant to Section 2.14(h), with the understanding that no such amount received from a Canadian Guarantor shall be applied in respect of the Canadian Borrower’s guaranty of the U.S. Secured Obligations), the Canadian Borrower shall apply such Net Proceeds as follows:

first, to repay the then outstanding Canadian Term Loans; second, to repay the then outstanding Canadian Revolving Loans made to the Canadian Borrower (without a permanent reduction of the Canadian Revolving Commitment); third, to the extent permitted by applicable law and not otherwise prohibited by an order of the Canadian Court, to repay the then outstanding U.S. Term Loans; fourth, to the extent permitted by applicable law and not otherwise prohibited by an order of the Canadian Court, to repay the then outstanding U.S. Revolving Loans ratably (without a permanent reduction of the U.S. Revolving Commitment); fifth, to the extent permitted by applicable law and not otherwise prohibited by an order of the Canadian Court, to repay the then outstanding Canadian Revolving Loans made to the U.S. Borrower (without a permanent reduction of the Canadian Revolving Commitment); sixth, to deposit into the Canadian Letter of Credit Account an amount equal to the greater of (i) an amount, as determined by the Fronting Banks and the Canadian Administrative Agent, equal to the face amount of all outstanding Canadian Revolving Facility Letters of Credit plus the sum of all projected contractual obligations of the Agents, the Fronting Banks and the Lenders of the Canadian Borrower thereunder through the expiration date(s) of such Letters of Credit and (ii) 105% of the aggregate Canadian Letter of Credit Outstandings (net of the amount of cash held in the Canadian Letter of Credit Account); and seventh, to the extent permitted by applicable law and not otherwise prohibited by an order of the Canadian Court, to deposit into the Letter of Credit Account an amount equal to the greater of (i) an amount, as determined by the Fronting Banks and the Administrative Agent, equal to the face amount of all outstanding U.S. Revolving Facility Letters of Credit plus the sum of all projected contractual obligations of the Agents, the Fronting Banks and the Lenders of the U.S. Borrower thereunder through the expiration date(s) of such Letters of Credit and (ii) 105% of the aggregate U.S. Letter of Credit Outstandings (net of the amount of cash held in the Letter of Credit Account); provided, however, that if the Canadian Borrower shall deliver to the Canadian Administrative Agent a certificate of a Financial Officer to the effect that the Canadian Loan Parties intend to apply the Net Proceeds from a Prepayment Event described in clause (b) of the definition thereof within 180 days after receipt of such Net Proceeds to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Canadian Loan Parties, and certifying that no Default or Event of Default has occurred and is continuing, then no prepayment shall be required by this Section (to the extent the Canadian Loan Parties effect such reinvestment within the foregoing 180-day period) so long as such Net Proceeds shall remain deposited in an account with the Applicable Agent until requested by a Canadian Loan Party for use in accordance with such notice.

(h)           Upon the receipt of the Net Proceeds by any Canadian Guarantor from any Prepayment Event, such Canadian Guarantor shall apply such Net Proceeds as follows:  first, to repay the then outstanding Canadian Term Loans; second, to repay the then outstanding Canadian Revolving Loans made to the Canadian Borrower (without a permanent reduction of the Canadian Revolving Commitment); third, to deposit into the Canadian Letter of Credit Account an amount equal to the greater of (i) an amount, as determined by the Fronting Banks and the Canadian Administrative Agent, equal to the face amount of all outstanding Canadian Revolving Facility Letters of Credit plus the sum of all projected contractual obligations of the Agents, the Fronting Banks and the Lenders of the Canadian Borrower thereunder through the expiration date(s) of such Letters of Credit and (ii) 105% of the aggregate Canadian Letter of Credit Outstandings (net of the amount of cash held in the Canadian Letter of Credit Account); fourth, to repay any outstanding post-petition/post-filing Indebtedness owed by such Canadian

Guarantor to a U.S. Loan Party or the Canadian Borrower; and fifth to the extent permitted by applicable law and not otherwise prohibited by any applicable court order to repay any outstanding pre-petition Indebtedness owed by such Canadian Guarantor to a U.S. Loan Party or the Canadian Borrower; provided, however, that if the Canadian Borrower shall deliver to the Canadian Administrative Agent a certificate of a Financial Officer to the effect that the Canadian Guarantors intend to apply the Net Proceeds from a Prepayment Event described in clause (b) of the definition thereof within 180 days after receipt of such Net Proceeds to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Canadian Guarantors, and certifying that no Default or Event of Default has occurred and is continuing, then no prepayment shall be required by this Section (to the extent the Canadian Guarantors effect such reinvestment within the foregoing 180-day period) so long as such Net Proceeds shall remain deposited in an account with the Applicable Agent until requested by a Canadian Loan Party for use in accordance with such notice.

(i)            If on any date, as a result of fluctuations in the Exchange Rate, the Administrative Agent determines that the aggregate Canadian Revolving Credit Utilization shall have exceeded for more than three (3) consecutive Business Days (x) an amount equal to 105% of the total Canadian Revolving Commitments or (y) an amount equal to the Canadian Borrowing Base minus the Canadian Term Loans, the Administrative Agent shall notify the Borrowers of such occurrence and the Borrowers shall on the next succeeding Business Day prepay Canadian Revolving Loans in an amount sufficient to eliminate such excess.

(j)            Upon the Termination Date, the Canadian Revolving Commitment and the U.S. Revolving Commitment shall each be terminated in full and the Loan Parties shall pay the Loans in full in cash and, if any Letter of Credit remains outstanding, comply with Section 2.4(c).

(k)           The U.S. Term Loan Commitments and the Canadian Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Closing Date.

Section 2.15          Optional Prepayment of Loans; Reimbursement of Lenders

(a)           The Borrowers shall have the right at any time and from time to time to prepay any Borrowings without penalty (except for any breakage costs associated with Eurodollar Loans and Discount Rate Loans), in whole or in part, (x) with respect to a Borrowing of Eurodollar Loans or Discount Rate Loans, upon at least three (3) Business Days’ prior written, facsimile or telephonic (confirmed promptly in writing) notice to the Applicable Agent (and the Administrative Agent if the Administrative Agent is not the Applicable Agent) and (y) with respect to a Borrowing of ABR Loans or Canadian Prime Rate Loans, upon prior written, facsimile or telephonic (confirmed promptly in writing) notice to the Applicable Agent (and the Administrative Agent if the Administrative Agent is not the Applicable Agent) received no later than 12:00 Noon, New York City time on the date of such prepayment; provided, however, that (i) each such partial prepayment shall be in integral multiples of US$1,000,000 or C$1,000,000, as applicable, or the entire amount of such Borrowing, (ii) no prepayment of a Borrowing of Eurodollar Loans or Discount Rate Loans shall be permitted pursuant to this Section 2.15(a) other than on the last day of an Interest Period or Contract Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in clause (i) of the first sentence of Section 2.15(b), and (iii) no partial prepayment of a Borrowing of Eurodollar Loans or Discount Rate Loans shall result in the aggregate principal amount of the Eurodollar Loans or Discount Rate Loans remaining outstanding pursuant to such Borrowing being less than US$1,000,000 or C$1,000,000, as applicable.  Each notice of prepayment shall specify the prepayment date, the principal amount of the Borrowing to be prepaid and in the case of a Borrowing of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the U.S. Borrower or Canadian Borrower, as the case may be, to prepay such Loan by the amount and on the date stated therein.  The Applicable Agent shall, promptly after receiving notice from the U.S. Borrower or Canadian Borrower, as the case may be, hereunder, notify each applicable Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.  Subject to Section 2.15(d), such prepayments shall be applied ratably to the Loans included in the prepaid Borrowing.

(b)           The Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans or Canadian Prime Rate Loans, as applicable) of any Eurodollar Loan or Discount Rate Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period or Contract Period for such Loan or (ii) in the event that after the Borrowers deliver a notice of Borrowing under Section 2.7 in respect of Eurodollar Loans or Discount Rate Loans, such Loans are not made on the first day of the Interest Period or Contract Period specified in such notice of Borrowing for any reason other than a breach by such Lender of its obligations hereunder.  In the case of a Eurodollar Loan, such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBO Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market.  Each Lender shall deliver to the U.S. Borrower or Canadian Borrower, as the case may be, from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

(c)           In the event the U.S. Borrower or Canadian Borrower, as the case may be, fails to prepay any Borrowing on the date specified in any prepayment notice delivered pursuant to Section 2.15(a), the U.S. Borrower or Canadian Borrower, as the case may be, on demand by any Lender shall pay to the Applicable Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.15(b).  Each Lender shall deliver to the U.S. Borrower or Canadian Borrower, as the case may be, from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

(d)           Any proceeds of Collateral (other than Collateral of the Canadian Loan Parties) received by any Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the applicable Borrower), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.14), (C) amounts to be applied from weekly sweeps of Available Cash (which shall be applied in accordance with Section 5.7) or (D) amounts to be applied from the Concentration Account when full cash dominion is in effect (which shall be applied in accordance with Section 2.15(g) and Section 5.7) or (ii) after an Event of Default has occurred and is continuing and the Applicable Agent so elects or the Required Lenders so direct, such funds shall be applied ratably as follows: first, to pay any fees, indemnities, or expense reimbursements then due to the Agents and the Fronting Banks from the U.S. Loan Parties (other than in connection with Banking Services Obligations or Swap Obligations); second, to pay any fees or expense reimbursements then due to the Lenders from the U.S. Loan Parties (other than in connection with Banking Services Obligations or Swap Obligations); third, to pay interest then due and payable on the U.S. Loans ratably; fourth, to prepay principal on the U.S. Loans and unreimbursed drafts drawn under U.S. Revolving Facility Letters of Credit ratably, fifth, to pay an amount to the Administrative Agent equal to the greater of (x) an amount, as determined by the Fronting Banks and the Administrative Agent, equal to the face amount of all outstanding U.S. Revolving Facility Letters of Credit plus the sum of all projected contractual obligations to the Agents, the Fronting Banks and the Lenders of the U.S. Borrower thereunder through the expiration date(s) of such Letters of Credit, and (y) 105% of the aggregate U.S. Letter of Credit Outstandings (net of the amount of cash held in the Letter of Credit Account), to be held in the Letter of Credit Account as cash collateral for such Obligations; sixth, to payment of any amounts owing by the U.S. Loan Parties with respect to Banking Services Obligations and Swap Obligations; seventh, to the payment of any other U.S. Secured Obligation due to the Agents or any Lender by the U.S. Loan Parties; eighth, to pay any fees, indemnities, or expense reimbursements then due to the Agents and the Fronting Banks from the Canadian Loan Parties (other than in connection with Banking Services Obligations or Swap Obligations); ninth, to pay any fees or expense reimbursements then due to the Lenders from the Canadian Loan Parties (other than in connection with Banking Services Obligations or Swap Obligations); tenth, to pay interest then due and payable on the Canadian Loans ratably; eleventh, to prepay principal on the Canadian Loans and unreimbursed drafts drawn under Canadian Revolving Facility Letters of Credit ratably, twelfth, to pay an amount to the Canadian Administrative Agent equal to the greater of (x) an amount, as determined by the Fronting Banks and the Canadian Administrative Agent, equal to the face amount of all outstanding Canadian Revolving Facility Letters of Credit plus the sum of all projected contractual obligations to the Agents, the Fronting Banks and the Lenders of the Canadian Borrower thereunder through the expiration date(s) of such Letters of Credit, and (y) 105% of the aggregate Canadian Letter of Credit Outstandings (net of the amount of cash held in the Canadian Letter of Credit Account), to be held in the Canadian Letter of Credit Account as cash collateral for such Obligations; thirteenth, to payment of any amounts owing by the Canadian Loan Parties with respect to Banking Services Obligations and Swap Obligations; and fourteenth, to the payment of any other Canadian Secured Obligation due to the Agents or any Lender by the Canadian Loan Parties.

(e)           Any proceeds of Collateral of the Canadian Loan Parties received by any Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the applicable Borrower), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.14), or (C) amounts to be applied from the Canadian Concentration Account when full cash dominion is in effect (which shall be applied in accordance with Section 2.15(g) and Section 5.7) or (ii) after an Event of Default has occurred and is continuing and the Applicable Agent so elects or the Required Lenders so direct, such funds shall be applied ratably as follows: first, to pay any fees, indemnities, or expense reimbursements then due to the Agents and the Fronting Banks from the Canadian Loan Parties (other than in connection with Banking Services Obligations or Swap Obligations); second, to pay any fees or expense reimbursements then due to the Lenders from the Canadian Loan Parties (other than in connection with Banking Services Obligations or Swap Obligations); third, to pay interest then due and payable on the Loans to the Canadian Borrower ratably; fourth, to prepay principal on the Canadian Loans made to the Canadian Borrower and unreimbursed drafts drawn under Canadian Revolving Facility Letters of Credit ratably, fifth, to pay an amount to the Canadian Administrative Agent equal to the greater of (x) an amount, as determined by the Fronting Banks and the Canadian Administrative Agent, equal to the face amount of all outstanding Canadian Revolving Facility Letters of Credit plus the sum of all projected contractual obligations to the Canadian Administrative Agent, the Fronting Banks and the Lenders of the Canadian Borrower thereunder through the expiration date(s) of such Letters of Credit, and (y) 105% of the aggregate Canadian Letter of Credit Outstandings (net of the amount of cash held in the Canadian Letter of Credit Account), to be held in the Canadian Letter of Credit Account as cash collateral for such Obligations; sixth, to payment of any amounts owing with respect to Banking Services Obligations and Swap Obligations owed by any Canadian Loan Party; seventh, to the payment of any other Canadian Secured Obligation due to the Agents or any Lender by the Loan Parties; and eighth, solely with respect to any remaining proceeds of Collateral of the Canadian Borrower, to the extent permitted by applicable law and not otherwise prohibited by any court order, to the payment of any other Secured Obligations in the amounts and in the priorities set forth in Section 2.15(d).

(f)            Notwithstanding anything to the contrary contained in this Agreement, unless so directed by a Borrower, or unless a Default or Event of Default is in existence, neither the Applicable Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan or Discount Rate Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or Contract Period applicable to any such Discount Rate Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans or Canadian Prime Rate Loans of the same Class and, in any such event, the Loan Parties shall pay the break funding payment required in accordance with Section 2.15(b). The Agents and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(g)           At all times when full cash dominion is in effect pursuant to Section 5.7, on each Business Day, (i) the Administrative Agent shall apply all funds credited to the Concentration Account the previous Business Day to prepay the U.S. Revolving Loans and (ii) the Canadian Administrative Agent shall apply all funds credited to the Canadian Concentration Account the previous Business Day to prepay the Canadian Revolving Loans.

Section 2.16          Reserve Requirements; Change in Circumstances.

(a)           Notwithstanding any other provision herein, if after the Closing Date any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan or Discount Rate Loan made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or net profits or franchise taxes of such Lender in each case imposed by the jurisdiction in which such Lender is organized, has its principal office, or in which the applicable lending office for such Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Lender would not be subject to tax but for the execution and performance of, or receipt of payment and enforcement of rights under, this Agreement or any other Loan Document), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the applicable interbank market any other condition affecting this Agreement or the Eurodollar Loans or Discount Rate Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrowers will pay to such Lender in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)           If any Lender shall have determined that the adoption or effectiveness after the Closing Date of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender’s holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Loans made by such Lender pursuant hereto, such Lender’s Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such adoption, change or compliance (taking into account Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrowers and shall be conclusive absent manifest error.  The Borrowers shall pay each Lender the amount shown as due on any such certificate delivered to it within ten (10) days after its receipt of the same.  Any Lender receiving any such payment shall promptly make a refund thereof to the Borrowers if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

(d)           Except as provided in the next sentence, failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender’s right to demand compensation with respect to such period or any other period. Notwithstanding anything to the contrary set forth herein, unless a Lender gives notice to a Borrower that it is obligated to pay an amount under this Section 2.16 within 270 days after the increased cost or reduced return giving rise to such a claim is incurred or suffered, then such Lender shall only be entitled to be compensated to the extent that such increased cost or reduced return is incurred or suffered within the 270-day period before such Lender gives such notice to the Borrower; provided that if the circumstances giving rise to such a claim have a retroactive effect, then such 270-day period shall be extended to include the period of such retroactive effect.  The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

Section 2.17          Change in Legality

(a)           Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change after the Closing Date in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or Discount Rate Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or Discount Rate Loan or (y) at any time any Lender determines that the making or continuance of any of its Eurodollar Loans or Discount Rate Loans has become impracticable as a result of a contingency occurring after the Closing Date which adversely affects the applicable interbank market or the position of such Lender in such market, then, by written notice to the Borrowers, such Lender may (i) declare that Eurodollar Loans or Discount Rate Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrowers for a (A) Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn and, (B) a Borrowing comprised of Discount Rate Loans shall, as to such Lenders only, be deemed a request for a Canadian Prime Rate Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding (A) Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below, and (B) Discount Rate Loans made by it be converted to Canadian Prime Rate Loans, in which event all such Discount Rate Loans shall be automatically converted to Canadian Prime Rate Loans as of the effective date of such notice as provided in paragraph (b) below.  In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans or Discount Rate Loans, as the case may be, that would have been made by such Lender or the converted Eurodollar Loans or Discount Rate Loans, as the case may be, of such Lender shall instead be applied to repay the ABR Loans or Canadian Prime Rate Loans, as the case may be, made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans or Discount Rate Loans, as the case may be.

(b)           For purposes of this Section 2.17, a notice to the Borrowers by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans or Discount Rate Loans, as the case may be, shall then be outstanding, on the last day of the then-current Interest Period or Contract Period, otherwise, such notice shall be effective on the date of receipt by the Borrowers.

Section 2.18          Pro Rata Treatment, etc.

(a)           All payments and repayments of principal and interest in respect of the Loans (except as expressly provided in Section 2.14, Section 2.15, Section 2.16, Section 2.17 and ARTICLE 11) and all payments of Letter of Credit Fees (other than those payable to a Fronting Bank) for Letters of Credit shall be made pro rata among the applicable Lenders in accordance with their respective applicable Commitments (provided that in the case of Term Loans or in the event that such Commitments shall have expired or been terminated, such pro rata allocation shall be based on the respective principal amounts of the outstanding Loans or participations in Letters of Credit).  All payments of Commitment Fees shall be made pro rata among the Lenders in accordance with their Commitments.  All payments by the Borrowers hereunder shall be (i) except as otherwise provided in Section 2.19, net of any tax applicable to the Borrowers and (ii) made in Dollars or Canadian Dollars (as applicable) in immediately available funds, without defense, setoff or counterclaim and free of any restriction or condition, at the office of the Applicable Agent by 12:00 Noon, New York City time, on the date on which such payment shall be due.  Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

(b)           Unless the Applicable Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Applicable Agent for the account of the Lenders or a Fronting Bank hereunder that the Borrower will not make such payment, the Applicable Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or a Fronting Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or a Fronting Bank, as the case may be, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or Fronting Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation.

(c)           If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(e) or 2.4(g), Section 2.7(b), 2.7(c), 2.7(d) or 2.7(e), Section 2.18(b) or Section 9.6(b), then the Applicable Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Applicable Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19          Taxes

(a)           Except as otherwise provided in this Section 2.19, any and all payments by the Loan Parties hereunder and under any other Loan Document shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income or net profit of an Agent, a Fronting Bank or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a “Transferee”)) and franchise taxes, in each case imposed on an Agent, a Fronting Bank or any Lender (or Transferee) by the jurisdiction under the laws of which such Agent, such Fronting Bank or any such Lender (or Transferee) is organized or in which the applicable lending office of any such Lender (or Transferee) or applicable office of such Agent or such Fronting Bank, is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Agent, such Fronting Bank or such Lender (or Transferee) would not be subject to tax but for the execution and performance of, the receipt of payment and the enforcement of rights under this Agreement or any other Loan Document (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If the Loan Parties shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee), a Fronting Bank or the Agents, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender (or Transferee), such Fronting Bank or such Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Loan Parties shall make such deductions and (iii) the Loan Parties shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

(b)           In addition, the Loan Parties agree to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”).

(c)           The Borrowers will indemnify each Lender (or Transferee), each Fronting Bank and each Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee), such Fronting Bank or such Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority.  Such indemnification shall be made within thirty (30) days after the date any Lender (or Transferee), any Fronting Bank or any Agent, as the case may be, makes written demand therefor.  If any Lender (or Transferee), Fronting Bank or Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Loan Parties pursuant to this Section, and in such Lender’s (or Transferee’s), Fronting Bank’s or Agent’s opinion, such refund amount is both reasonably identifiable and quantifiable by it without unacceptable administrative burden, it shall promptly notify the Loan Parties of such refund and shall, within thirty (30) days after receipt of a request by the Loan Parties (or promptly upon receipt, if the Loan Parties have requested application for such refund pursuant hereto), repay such refund to the Loan Parties (to the extent of amounts that have been paid by the Loan Parties under this Section with respect to such refund) plus interest that is received by the Lender (or Transferee), Fronting Bank or such Agent as part of the refund, net of all taxes and out-of-pocket expenses of such Lender (or Transferee), Fronting Bank or such Agent and without additional interest thereon; provided that the Loan Parties, upon the request of such Lender (or Transferee), such Fronting Bank, or such Agent, agree to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee), Fronting Bank or the Administrative Agent in the event such Lender (or Transferee), such Fronting Bank, or such Agent is required to repay such refund.  Nothing contained in this sub-Section (c) shall interfere with the right of any Lender (or Transferee), Fronting Bank or any Agent to arrange its affairs in any manner it thinks fit and, in particular, no Lender (or Transferee), Fronting Bank or Agent shall be under any obligation to claim relief for tax purposes on its corporate profits or otherwise, or to claim such relief in priority to any other claims, reliefs, credits or deductions available to it, or to require any Lender (or Transferee), any Fronting Bank or any Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential) to any Loan Party or any other Person.

(d)           Within thirty (30) days after the date of any payment of Taxes or Other Taxes withheld by the Loan Parties in respect of any payment to any Lender (or Transferee), any Fronting Bank or any Agent, the Loan Parties will furnish to the Administrative Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof or such other evidence of payment as shall be satisfactory to the Agent or the Lender (or Transferee).

(e)           Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

(f)            Each Lender (and Transferee), each Fronting Bank and each Agent shall on or prior to the Closing Date (in the case of each Lender and Agent listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), deliver to the Loan Parties and the Administrative Agent such certificates, documents and other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including, if a United States Person (as such term is defined in Section 7701(a)(30) of the Code), two original copies of (A) Internal Revenue Service Form W-9 (unless such Lender (or Transferee), Fronting Bank or Agent is an “exempt recipient” as defined in Treasury Regulations Section 1.6049-4(c) for which no withholding is required) and, if not a United States Person (as such term is defined in Section 7701(a)(30) of the Code), two original copies of (B) Internal Revenue Service Forms W-8BEN, W-8IMY, or W-8ECI and any other certificate or statement of exemption required by the applicable Treasury Regulations, properly completed and duly executed by such Lender (or Transferee), Fronting Bank or such Agent to establish that such payment is not subject to United States Federal withholding tax under the Code.  In addition, each Lender (and Transferee), each Fronting Bank, and each Agent agrees that from time to time after the Closing Date or the date of the Assignment and Acceptance pursuant to which it becomes a Lender, whenever a lapse in time or change in circumstances renders such forms or other documents obsolete or inaccurate in any material respect, such Lender (and Transferee), such Fronting Bank, or such Agent shall, to the extent permitted under applicable law, promptly deliver to the Loan Parties such replacement forms or other documents or notify the Loan Parties of its inability to deliver any such forms or other documents.  Unless the Loan Parties and the Administrative Agent have received forms or other documents satisfactory to them indicating that such payments hereunder are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

(g)           The Loan Parties shall not be required to pay any additional amounts to any Lender (or Transferee), any Fronting Bank or any Agent in respect of United States Federal withholding tax pursuant to sub-Section(a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee), such Fronting Bank or such Agent to comply with the provisions of sub-Section (f) above.

(h)           Any Lender (or Transferee), Fronting Bank or Agent claiming any additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file or deliver to the applicable Loan Party with a copy to the Administrative Agent any certificate or document reasonably requested by the Loan Parties if the making of such delivery or such a filing would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender (or Transferee), such Fronting Bank or such Agent, be otherwise materially disadvantageous to such Lender (or Transferee), Fronting Bank or such Agent.

(i)            For greater certainty, no failure to provide such information, make such filing or change such lending office shall relieve any Loan Party of any of its obligations hereunder.

Section 2.20          Certain Fees.  The Borrowers shall pay to the Administrative Agent, for the respective accounts of the Administrative Agent and the Lenders, the fees set forth in (i) that certain fee letter dated January 6, 2009 among the Administrative Agent, J.P. Morgan Securities Inc. and the Parent, (ii) that certain fee letter dated January 6, 2009 among the Administrative Agent, the Co-Lead Arrangers, Deutsche Bank Trust Company Americas and the Parent, and (iii) that certain participation fee letter dated January 23, 2009 among the Administrative Agent, the Co-Lead Arrangers, Deutsche Bank Trust Company Americas and the Parent, in each case at the times set forth therein; provided, that if the Canadian Borrower would otherwise pay any of the fees described in this Section 2.20 to the Administrative Agent with respect to any services provided in Canada by the Canadian Administrative Agent or the Canadian Collateral Agent, it shall pay such portion of the fee directly to the Canadian Administrative Agent or the Canadian Collateral Agent, as the case may be.

Section 2.21          Commitment Fee.  The applicable Borrower shall pay to the Applicable Agent on behalf of the U.S. Revolving Lenders and the Canadian Revolving Lenders a commitment fee (the “Commitment Fee”) for the period commencing on the Closing Date and ending on the Termination Date or the earlier date of termination of the Commitments calculated

(on the basis of the actual number of days elapsed over a year of 360 days) at a rate equal to the Commitment Fee Percentage on the average daily Unused Revolving Commitment during the preceding quarter.  For the avoidance of doubt, the Commitment Fee shall cease to accrue on any portion of the Unused Revolving Commitment on the date such portion is converted to a U.S. Term Loan pursuant to Section 9.23(a) or to a Canadian Term Loan pursuant to Section 9.23(c).  Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and (z) as provided in Section 2.11 hereof, upon any reduction or termination in whole or in part of the Total Revolving Commitment.

Section 2.22          Letter of Credit Fees.  The applicable Borrower shall pay with respect to each Letter of Credit (i) to the Applicable Agent on behalf of the U.S. Tranche B Revolving Lenders and the Canadian Revolving Lenders, as applicable, a fee calculated (from the date issued on the basis of the actual number of days elapsed over a year of 360 days) at a rate equal to the Applicable Margin on the undrawn stated amount thereof, and (ii) to the applicable Fronting Bank such Fronting Bank’s customary fees for issuance, amendments and processing referred to in Section 2.4.  In addition, the applicable Borrower shall pay each Fronting Bank for its account a fronting fee in respect of each Letter of Credit issued by such Fronting Bank, for the period from the date issued to and including the date of termination of such Letter of Credit, computed at a rate per annum equal to 0.25%, or, if such Fronting Bank is a bank other than JPMCB, as separately agreed by the Borrowers and such Fronting Bank.  Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date, or such earlier date as the Total Revolving Commitment is terminated.  Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Banks, the Borrowers and the Administrative Agent.

Section 2.23          Nature of Fees.All Fees shall be paid on the dates due, in immediately available funds, to the Applicable Agent for the respective accounts of the Applicable Agent and the Lenders, as provided herein and in the letters described in Section 2.20.  Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.24          Priority and Liens

(a)           Each of the Loan Parties hereby covenants and agrees that the Secured Obligations of the Loan Parties hereunder and under the Loan Documents, the U.S. Guaranteed Obligations and the Canadian Guaranteed Obligations of each of the Loan Parties as follows:

(i)            With respect to the Secured Obligations of the U.S. Loan Parties and the Canadian Borrower:

(A)          in the U.S. Cases pursuant to Section 364(c)(1) of the Bankruptcy Code, such Secured Obligations shall at all times constitute an allowed Superpriority Claim and be payable from and have recourse to all pre-petition and post-petition property of the estates of the U.S. Loan Parties and the Canadian Borrower and all proceeds thereof (including, upon entry of the Final Order, any proceeds of Avoidance Actions), and which Superpriority Claim shall be senior to the Superpriority Claim granted to the Pre-Petition Agent and the Pre-Petition Secured Lenders pursuant to Section 2.24(d) below;

(B)           in the U.S. Cases pursuant to Section 364(c)(2) of the Bankruptcy Code, such Secured Obligations shall at all times be secured by a perfected first priority Lien on all unencumbered property of the U.S. Loan Parties and the Canadian Borrower (including, upon entry of the Final Order, any proceeds of Avoidance Actions) and on all cash maintained in any Collateral Account and any investments of the funds contained therein, provided that amounts in the Collateral Accounts shall not be subject to the Carve-Out or the CCAA Charges;

(C)           in the U.S. Cases pursuant to Section 364(c)(3) of the Bankruptcy Code, such Secured Obligations shall be secured by a perfected junior Lien upon all property of the U.S. Loan Parties and the Canadian Borrower that is subject to valid and perfected Liens in existence on the Filing Date or that is subject to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code (other than certain property that is subject to the existing Liens that secure obligations under the Pre-Petition Credit Agreement, which liens shall be primed by the liens to be granted to the Administrative Agent described in the following clause (D));

(D)          in the U.S. Cases pursuant to Section 364(d)(1) of the Bankruptcy Code, such Secured Obligations shall be secured by a perfected first priority, senior priming Lien on all of the property of the U.S. Loan Parties and the Canadian Borrower (including, without limitation, cash, inventory, receivables, rights under license agreements, property, plant and equipment and the residual interest of the U.S. Loan Parties and the Canadian Borrower in any Receivables Securitization Programs) that is subject to the existing liens which secure (1) the obligations of the Loan Parties under or in connection with the Pre-Petition Credit Agreement, and (2) other Liens, obligations or indebtedness of the Loan Parties junior to the Pre-Petition Credit Agreement (collectively, the “Primed Liens”), which Primed Liens shall be primed by and made subject and subordinate to the perfected first priority senior priming Liens to be granted to the Administrative Agent, which senior priming Liens in favor of the Administrative Agent shall also prime any Liens granted after the commencement of the Cases to provide adequate protection Liens in respect of any of the Primed Liens, but shall not prime (1) Non-Primed Liens which secure the Calpine Debt or (2) other Non-Primed Liens solely to the extent such Non-Primed Liens secure claims in an aggregate amount less than or equal to US$60,000,000; and

(E)           in the Canadian Cases, pursuant to an order of the Canadian Court, in respect of the Secured Obligations of the Canadian Borrower, such Secured Obligations will be secured by a superpriority charge and senior priming security interest (“CCAA DIP Lenders’ Charge”) over all of the present and future assets of the Canadian Borrower with priority over all existing liens and security, including the Primed Liens; and

(ii)           With respect to the Canadian Secured Obligations of the Canadian Loan Parties:

(A)          in the U.S. Cases pursuant to Section 364(c)(1) of the Bankruptcy Code, such Secured Obligations shall at all times constitute an allowed Superpriority Claim and be payable from and have recourse to all pre-petition and post-petition property of the estates of the Canadian Loan Parties and all proceeds thereof (including, upon entry of the Final Order, any proceeds of Avoidance Actions), and which Superpriority Claim shall be senior to the Superpriority Claim granted to the Pre-Petition Agent and the Pre-Petition Secured Lenders pursuant to Section 2.24(d) below;

(B)           in the U.S. Cases pursuant to Section 364(c)(2) of the Bankruptcy Code, such Secured Obligations shall at all times be secured by a perfected first priority Lien on all unencumbered property of the Canadian Loan Parties (including, upon entry of the Final Order, any proceeds of Avoidance Actions) and on all cash maintained in any Collateral Account and any investments of the funds contained therein, provided that amounts in the Collateral Accounts shall not be subject to the Carve-Out or the CCAA Charges;

(C)           in the U.S. Cases pursuant to Section 364(c)(3) of the Bankruptcy Code, such Secured Obligations shall be secured by a perfected junior Lien upon all property of the Canadian Loan Parties that is subject to valid and perfected Liens in existence on the Filing Date or that is subject to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code (other than certain property that is subject to the existing Liens that secure obligations under the Pre-Petition Credit Agreement, which liens shall be primed by the liens to be granted to the Administrative Agent described in the following clause (D));

(D)          in the U.S. Cases pursuant to Section 364(d)(1) of the Bankruptcy Code, such Secured Obligations shall be secured by a perfected first priority, senior priming Lien on all of the property of the Canadian Loan Parties (including, without limitation, cash, inventory, receivables, rights under license agreements, property, plant and equipment and the residual interest of the Canadian Loan Parties in any Receivables Securitization Programs) that is subject to the Primed Liens, which Primed Liens shall be primed by and made subject and subordinate to the perfected first priority senior priming Liens to be granted to the Administrative Agent, which senior priming Liens in favor of the Administrative Agent shall also prime any Liens granted after the commencement of the Cases to provide adequate protection Liens in respect of any of the Primed Liens, but shall not prime (1) Non-Primed Liens which secure the Calpine Debt or (2) other Non-Primed Liens solely to the extent such Non-Primed Liens secure claims in an aggregate amount less than or equal to US$60,000,000; and

(E)           in the Canadian Cases, pursuant to an order of the Canadian Court, such Secured Obligations will be secured by the CCAA DIP Lenders’ Charge over all of the present and future assets of the Canadian Loan Parties with priority over all existing liens and security, including the Primed Liens;

subject in each case only to the following:

(x)           with respect to the Cases and assets of the U.S. Loan Parties, (x) in the event of the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default with the giving of notice or lapse of time or both (a “Default”), the payment of allowed and unpaid professional fees and disbursements incurred by (A) the U.S. Loan Parties and (B) any statutory committees appointed in the Cases of the U.S. Loan Parties, in an aggregate amount of items (A) and (B) not in excess of the lesser of (I) US$4,000,000 (plus all unpaid professional fees and disbursements reported on the Borrowing Base Certificate delivered immediately prior to the occurrence of such Default or Event of Default, to the extent such fees and expense are subsequently allowed by the Bankruptcy Court), and (II) US$6,500,000, and (y) the payment of fees pursuant to 28 U.S.C. § 1930 and to the Clerk of the Bankruptcy Court ((x) and (y), collectively, the “Carve-Out”);

(y)           the CCAA DIP Lenders’ Charge in the assets of the Canadian Loan Parties in the Canadian Cases will be subject to the court ordered administration charge in an aggregate amount not in excess of US$1,000,000 (the “Administration Charge”) for the payment of (a) allowed and unpaid professional fees and disbursements incurred by professionals retained by the Canadian Loan Parties and (b) allowed and unpaid professional fees and disbursements of the monitor in the Canadian Cases including allowed and unpaid legal fees and expenses of its counsel (and including any allowed and unpaid professional fees and disbursements incurred by the parties referred to in (a) and (b), prior to the occurrence of such Event of Default); and

(z)            the CCAA DIP Lenders’ Charge in the assets of the Canadian Loan Parties in the Canadian Cases will also be subject to the Canadian Court ordered directors charge in an amount not exceeding US$8,600,000 (the “Directors Charge”), securing the Canadian Loan Parties’ obligation to indemnify the officers and directors of the Canadian Loan Parties for personal liability which may arise from non-payment by the Canadian Loan Parties of the following (which shall be separately identified on the most recent Borrowing Base Certificate): (a) all outstanding and future wages, salaries, employee and pension benefits, vacation pay, bonuses and expenses payable on or after the Filing Date, in each case incurred in the ordinary course of business and consistent with existing compensation policies and arrangements; (b) any statutory deemed trust amounts in favour of the Crown in right of Canada or of any Province thereof or any other taxation authority which are required to be deducted from employees’ wages, including, without limitation, amounts in respect of (i) employment insurance, (ii) Canada Pension Plan, (iii) Quebec Pension Plan, and (iv) income taxes; (c) all goods and services or other applicable sales taxes required to be remitted by the Canadian Loan Parties in connection with the sale of goods and services by the Canadian Loan Parties, but only where such sales taxes are accrued or collected after the Filing Date, or where such sales taxes were accrued or collected prior to the Filing Date but are not required to be remitted until on or after the Filing Date; and (d) any amount payable to the Crown in right of Canada or of any Province thereof or any political subdivision thereof or any other taxation authority in respect of municipal realty, municipal business or other taxes, assessments or levies of any nature or kind which are entitled at law to be paid in priority to claims of secured creditors and which are attributable to or in respect of the carrying on of the business by the Canadian Loan Parties;

provided that no portion of the Carve-Out shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of (A) the Indebtedness of the Loan Parties owed to the parties primed by the priming Liens or to the collateral securing such Indebtedness or any other action against such parties or (B) the Secured Obligations.  Amounts in the Collateral Accounts shall not be subject to the Carve-Out.  By execution hereof, the Loan Parties hereby consent to the priming Liens referenced in clauses (i)(D) and (ii)(D) above.  Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing, the Loan Parties shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. §§ 328, 330 and 331, or as allowed and payable pursuant to orders of the Canadian Court, as the same may be due and payable, and any compensation and expenses previously paid, or accrued but unpaid, prior to the occurrence of such Default or Event of Default shall not reduce the Carve-Out or the Administration Charge.

(b)           As a component of adequate protection, the administrative agents under the Pre-Petition Credit Agreement (collectively, the “Pre-Petition Agent”) shall receive from the applicable Borrowers (i) following the Closing Date, immediate cash payment of all accrued and unpaid interest (including any pre-petition interest) on the obligations of such Borrower under the Pre-Petition Credit Agreement (the “Pre-Petition Debt”) and letter of credit fees at the non-default contract rate applicable on the Filing Date as provided for in the Pre-Petition Credit Agreement, and all other accrued and unpaid fees and disbursements (including, but not limited to, fees and expenses owed to the Pre-Petition Agent and incurred prior to the Filing Date), (ii) current cash payments of all fees and expenses owing by such Borrower payable to the Pre-Petition Agent under the Pre-Petition Credit Agreement, including, but not limited to, the reasonable fees and disbursements of counsel, financial and other consultants for the Pre-Petition Agent (including, but not limited to, such fees and disbursements incurred prior to the Filing Date), and (iii) current cash payments of all accrued but unpaid interest on the Pre-Petition Debt owing by such Borrower, and letter of credit and other fees, in each case at the non-default contract rate applicable on the Filing Date (including LIBOR pricing options) under the Pre-Petition Credit Agreement, provided that, without prejudice to the rights of any other party to contest such assertion, the lenders under the Pre-Petition Credit Agreement (the “Pre-Petition Secured Lenders”) reserve their rights to assert claims for the payment of additional interest calculated at any other applicable rate of interest (including, without limitation, default rates), or on any other basis, provided for in the Pre-Petition Credit Agreement.

(c)           As a further component of adequate protection, to the extent of the diminution in the value of collateral on the Petition Date securing the Pre-Petition Debt, including use of cash collateral, the Pre-Petition Agent and the Pre-Petition Secured Lenders shall be granted junior replacement security interests in and Liens upon all of the property of the U.S. Loan Parties (including, upon entry of the Final Order, any proceeds of Avoidance Actions), which security interests and Liens shall be subject to the Carve-Out and shall be junior to the security interest in and Liens upon the property of the U.S. Loan Parties granted under Section 364(d)(1) of the Bankruptcy Code for the benefit of the Administrative Agent and the Lenders.

(d)           As a further component of adequate protection, the Pre-Petition Agent and the Pre-Petition Secured Lenders shall be granted, subject to the payment of the Carve-Out, a Superpriority Claim in an amount equal to the diminution in the value of collateral on the Filing Date securing the indebtedness under the Pre-Petition Credit Agreement, as provided for in section 507(b) of the Bankruptcy Code, immediately junior to the claims under section 364(c)(1) of the Bankruptcy Code held by the Administrative Agent and the Lenders and payable from all property of the U.S. Loan Parties; provided, however, that the Pre-Petition Agent and the Pre-Petition Secured Lenders shall not receive or retain any payments, property or other amounts in respect of the Superpriority Claims under section 507(b) of the Bankruptcy Code unless and until payment in full of all Secured Obligations of the U.S. Loan Parties.

(e)           Subject to the priorities set forth in subsection (a) above and to the Carve-Out, in the case of the U.S. Loan Parties, or the Administration Charge, in the case of the Canadian Loan Parties, as to all real property the title to which is held by a Loan Party, or the possession of which is held by a Loan Party pursuant to leasehold interest, the Loan Parties hereby assign and convey as security, grant a security interest in, hypothecate, mortgage, pledge and set over unto each Applicable Agent, on behalf of the Secured Parties all of the right, title and interest of the Loan Parties, in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Loan Parties in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof.  Each Loan Party acknowledges that, pursuant to the Orders, the Liens in favor of the Applicable Agents on behalf of the Secured Parties in all of such real property and leasehold instruments of the Loan Parties shall be perfected without the recordation of any instruments of mortgage or assignment.  The Loan Parties further agree that, upon the request of the Administrative Agent, in the exercise of its business judgment, the Loan Parties shall enter into separate fee mortgages in recordable form with respect to such properties and other Collateral Documents, each on terms satisfactory to the Administrative Agent; provided, however, that no U.S. Loan Party shall be required to pledge in excess of 65% of the capital stock of its direct Foreign Subsidiaries (other than capital stock of the Canadian Borrower) or any of the capital stock of any indirect Foreign Subsidiaries.

(f)            To the extent any Loan Party makes aggregate payments to the Lenders in excess of the aggregate amount of all Loans received by such Loan Party after the commencement of the Cases, then such Loan Party, after the payment in full of all Secured

Obligations and the termination of the Revolving Commitment, shall be entitled to a claim under Section 364(c)(1) of the Bankruptcy Code or the Initial Order, as applicable, against each other Loan Party, in such amount as may be determined by the Bankruptcy Court or the Canadian Court taking into account the relative benefits received by each such person, and such claims shall be deemed to be subordinate and junior in all respects to the superpriority claims and charges of the Lenders and the superpriority claims granted as adequate protection to the Primed Parties.

Section 2.25          Use of Cash Collateral.  Notwithstanding anything to the contrary contained herein, neither the U.S. Borrower nor the Canadian Borrower shall be permitted to request a Borrowing under Section 2.7 unless the Loan Parties shall at that time have the use of substantially all cash collateral subject to the Orders for the purposes described in Section 3.10.

Section 2.26          Right of Set-Off.  Subject to the provisions of Section 7.1, upon the occurrence and during the continuance of any Event of Default, each Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court or the Canadian Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by each such Agent and each such Lender to or for the credit or the account of any Loan Party against any and all of the Secured Obligations of such Loan Party now or hereafter existing under the Loan Documents, irrespective of whether or not such Agent or such Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated.  Each Lender and each Agent agrees promptly to notify the Loan Parties after any such set-off and application made by such Lender or by such Agent, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Lender and each Agent under this Section are in addition to other rights and remedies which such Lender and such Agent may have upon the occurrence and during the continuance of any Event of Default.

Section 2.27          Security Interest in Collateral Accounts.  The Loan Parties, pursuant to Section 364(c)(2) of the Bankruptcy Code, hereby assign and pledge to the Applicable Agent, for the ratable benefit of the Secured Parties, and hereby grant to the Applicable Agent, for the ratable benefit of the Secured Parties, a first priority security interest, senior to all other Liens, if any, in all of the Loan Parties’ right, title and interest in and to the Collateral Accounts and any investment of the funds contained therein.  Cash held in the Letter of Credit Account or the Canadian Letter of Credit Account shall not be available for use by the Loan Parties, whether pursuant to Section 363 of the Bankruptcy Code or otherwise.

Section 2.28          Payment of Obligations.  Subject to the provisions of Section 7.1, upon the maturity (whether by acceleration or otherwise) of any of the Secured Obligations under this Agreement or any other Loan Documents of the Loan Parties, the Lenders shall be entitled to immediate payment of such Secured Obligations without further application to or order of the Bankruptcy Court or the Canadian Court.  The Borrowers and the U.S. Loan Parties shall be jointly and severally liable for payment of all Secured Obligations under this Agreement or any of the other Loan Documents.  The U.S. Loan Parties and the Canadian Loan Parties shall be jointly and severally liable for payment of all Canadian Guaranteed Obligations under this Agreement or any of the other Loan Documents.

Section 2.29          No Discharge; Survival of Claims.  Each of the Loan Parties agrees that (i) its obligations hereunder shall not be discharged by the entry of an order (w) confirming a Reorganization Plan in any of the Cases under the Bankruptcy Code or under the CCAA, (x) converting any of the U.S. Cases to a case under Chapter 7 of the Bankruptcy Code or any of the Canadian Cases to similar liquidation proceeding in the Canadian Cases, (y) dismissing or terminating any of the Cases, or (z) appointing any trustee in bankruptcy, interim receiver, receiver or receiver-manager or similar officer or agent with respect to the Canadian Loan Parties (and each of the Loan Parties, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claims and the CCAA DIP Lenders’ Charge granted to the Agents and the Lenders pursuant to the Orders and described in Section 2.24 shall not be affected in any manner by the entry of an order confirming a Reorganization Plan.

Section 2.30          Fifteen Month Facility Extension Option.  The Borrowers may extend the Maturity Date from January 28, 2010 to April 28, 2010 (the “Fifteen Month Facility Extension Option”) subject to, and the Maturity Date shall be so extended upon satisfaction of, the following conditions precedent:

(i)            the Borrowers shall provide written notice to the Administrative Agent at least thirty (30) days prior to January 28, 2010 of their intention to exercise the Fifteen Month Facility Extension Option;

(ii)           the Borrowers shall pay a fee to the Administrative Agent on or before the initial Maturity Date for the account of the Lenders equal to 1.0% of the outstanding principal balance of the Term Loans plus the then aggregate Commitments;

(iii)          the Loan Parties shall have filed with the Bankruptcy Court and the Canadian Court a Reorganization Plan providing for the full repayment of the Loans in cash upon consummation thereof;

(iv)          as of the initial Maturity Date, (a) Excess Availability plus (b) the Loan Parties’ Available Cash shall be at least US$150,000,000 of which Excess Availability is not less than US$100,000,000 (taking into account the reduction in the U.S. PP&E Component and Canadian PP&E Component to be effective on January 28, 2010); and

(v)           no Default or Event of Default shall have occurred and be continuing as of the initial Maturity Date.

The Administrative Agent will notify the Borrowers and the Lenders upon the effectiveness of the Fifteen Month Facility Extension Option.

Section 2.31          Eighteen Month Facility Extension Option.  Following exercise of the Fifteen Month Facility Extension Option, the Borrowers may extend the Maturity Date from April 28, 2010 to July 28, 2010 (the “Eighteen Month Facility Extension Option”) subject to, and the Maturity Date shall be so extended upon satisfaction of, the following conditions precedent:

(i)            the Borrowers shall provide written notice to the Administrative Agent at least thirty (30) days prior to April 28, 2010 of their intention to exercise the Eighteen Month Facility Extension Option;

(ii)           the Borrowers shall pay a fee to the Administrative Agent on or before April 28, 2010 for the account of the Lenders equal to 1.0% of the outstanding principal balance of the Term Loans plus the then aggregate Commitments;

(iii)          Required Lenders shall have approved the extension of the Maturity Date to July 28, 2010;

(iv)          the Loan Parties shall not have withdrawn from the Bankruptcy Court or the Canadian Court a Reorganization Plan and confirmation or approval of such Reorganization Plan shall not have been denied by the Bankruptcy Court or the Canadian Court, as applicable, at any time prior to April 28, 2010;

(v)           as of April 28, 2010, (a) Excess Availability plus (b) the Loan Parties’ Available Cash shall be at least US$150,000,000 of which Excess Availability is not less than US$100,000,000 (taking into account the reduction in the U.S. PP&E Component and Canadian PP&E Component to be effective on April 28, 2010); and

(vi)          no Default or Event of Default shall have occurred and be continuing as of April 28, 2010.

The Administrative Agent will notify the Borrowers and the Lenders upon the effectiveness of the Eighteen Month Facility Extension Option.

Section 2.32                             Mitigation Obligations; Replacement of Lenders.

(a)           If any Lender requests compensation under Section 2.16, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or Section 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           If any Lender requests compensation under Section 2.16, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender) pursuant to Section 2.19, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Applicable Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.3), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Applicable Agent (and if a Revolving Commitment is being assigned, the Fronting Banks), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 2.33          Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.21;

(b)           the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.10), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c)           if any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)            all or any part of such LC Exposure which pertains to the U.S. Letter of Credit Outstandings shall be reallocated among the non-Defaulting Lenders having U.S. Tranche B Revolving Commitments in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ U.S. Tranche B Revolving Loans plus all non-Defaulting Lenders’ LC Exposure in respect of U.S. Letter of Credit Outstandings plus such Defaulting Lender’s LC Exposure in respect of U.S. Letter of Credit Outstandings does not exceed the total of all non-Defaulting Lenders’ U.S. Tranche B Revolving Commitments and (y) the conditions set forth in Section 4.2 are satisfied at such time;

(ii)           all or any part of such LC Exposure which pertains to the Canadian Letter of Credit Outstandings shall be reallocated among the non-Defaulting Lenders having Canadian Revolving Commitments in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Canadian Revolving Loans plus all non-Defaulting Lenders’ LC Exposure in respect of Canadian Letter of Credit Outstandings plus such Defaulting Lender’s LC Exposure in respect of Canadian Letter of Credit Outstandings does not exceed the total of all non-Defaulting Lenders’ Canadian Revolving Commitments and (y) the conditions set forth in Section 4.2 are satisfied at such time

(iii)          if the reallocation described in clauses (i) or (ii) above cannot, or can only partially, be effected, neither the Fronting Banks nor any Lender shall have any obligation to issue new Letters of Credit under this Agreement unless the Borrowers shall have cash collateralized such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clauses (i) and (ii) above) in accordance with the procedures set forth in Section 2.4(c) for so long as such LC Exposure is outstanding;

(iv)          if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to Section 2.33(c), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.21 with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(v)           if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.33(c), then the fees payable to the Lenders pursuant to Section 2.21 shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(vi)          if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.33(c), then, without prejudice to any rights or remedies of any Fronting Bank or any Lender hereunder, all letter of credit fees payable under Section 2.22 with respect to such Defaulting Lender’s LC Exposure shall be payable to such Fronting Bank until such LC Exposure is cash collateralized or reallocated;

(d)           so long as any Lender is a Defaulting Lender, no Fronting Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders or cash collateral will be provided by the Borrowers in accordance with Section 2.33(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.33(c)(i) (and Defaulting Lenders shall not participate therein); and

(e)           any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.26 but excluding Section 2.32(b)) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Applicable Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Applicable Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Applicable Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to any Fronting Bank hereunder, (iii) third, if so determined by the Applicable Agent or requested by a Fronting Bank, to be held in such account as cash collateral for future funding obligations of the Defaulting Lender of any participating interest in any Letter of Credit, (iv) fourth, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Applicable Agent, (v) fifth, if so determined by the Applicable Agent and the Borrowers, held in such account as cash collateral for future funding obligations of the Defaulting Lender of any Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Lenders or a Fronting Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such Fronting Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of Letter of Credit disbursements for which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.2 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

In the event that the Applicable Agent, the Borrowers and each Fronting Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Applicable Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to make Loans and issue or participate in Letters of Credit hereunder, the Loan Parties, jointly and severally, represent and warrant as follows:

Section 3.1                                      Organization and Authority.  Each of the Loan Parties and its respective Subsidiaries (i) is duly organized, validly existing and in good standing under the law of its jurisdiction of organization; (ii) is duly qualified to do business and in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect; (iii) subject to the entry of the Orders (as applicable), has the requisite power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (iv) subject to the entry by the Bankruptcy Court or the Canadian Court, as applicable, of the Orders, has all requisite power and authority and the legal right to own and operate its properties, and to conduct its business as now or currently proposed to be conducted.

Section 3.2                                      Due Execution.  Upon the entry by the Bankruptcy Court and the Canadian Court, as applicable, of the Orders, the execution, delivery and performance by each of the Loan Parties of each of the Loan Documents to which it is a party, including, without limitation, the grant of the Liens by each of the Loan Parties hereunder and under the Collateral Documents, (i) are within the respective powers of each of the Loan Parties, have been duly authorized by all necessary action, including the consent of shareholders, partners or members, where required, and do not (A) contravene the Organizational Documents of any of the Loan Parties, (B) violate any Requirement of Law that could reasonably be expected to result in a Material Adverse Effect, (C) conflict with or result in a breach of, or constitute a default under, any indenture, mortgage or deed of trust entered into after the Filing Date or any material lease, agreement or other instrument entered into after the Filing Date binding on the Loan Parties or any of their respective properties, or (D) result in or require the creation or imposition of any Lien under any document described in clause (C) upon any of the property of any of the Loan Parties other than Liens granted pursuant to this Agreement and the Collateral Documents; and (ii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Interim Order (or the Final Order, as applicable).  Except for the entry of the Interim Order (or the Final Order, as applicable), no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the perfection of the security interests or the exercise by the Agents or the Lenders of their respective rights and remedies under the Loan Documents.  Upon the entry by the Bankruptcy Court and the Canadian Court, as applicable, of the Orders, this Agreement shall have been duly executed and delivered by each of the Loan Parties.  Upon the entry by the Bankruptcy Court and the Canadian Court, as applicable, of the Orders, this Agreement, and each of the other Loan Documents to which the Loan Parties are or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of each Loan Party, enforceable against the Loan Parties in accordance with its terms and the Orders subject to general principles of equity.

Section 3.3                                      Statements Made.  The information that has been delivered in writing by any of the Loan Parties to the Agents, the Bankruptcy Court or the Canadian Court (other than projections and information of a general economic nature) taken as a whole, as of the date such information was so furnished, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, taken as a whole, not materially misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Loan Parties to be reasonable at the time such projections were furnished.  All representations and warranties, as made or deemed made as of a particular time, shall survive execution of each of the Loan Documents and the making of each Loan or issuance of each Letter of Credit, and may be relied upon by the Agents and the Lenders as being true and correct as of the date when made or deemed made until all of the Loan Parties’ Obligations are fully and indefeasibly paid.

Section 3.4                                      Financial Statements.  The Loan Parties have furnished the Lenders with copies of the audited consolidated financial statements and schedules of the Parent and its consolidated Subsidiaries for the fiscal year ended December 31, 2007 and the unaudited financial statements for each succeeding fiscal quarter thereafter through and including the fiscal quarter ending September 30, 2008.  Such financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis as of such dates and for such periods, except, in the case of unaudited financial statements, for the absence of footnote disclosure and for normal year-end audit adjustments; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Loan Parties and their Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP.  Since the fiscal year ended December 31, 2007, and the fiscal quarter ended September 30, 2008, there has been no event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect other than those which customarily occur as a result of events and circumstances leading up to and following the commencement the Cases.

Section 3.5                                      Ownership.  Each of the Persons listed on Schedule 3.5 is a direct or indirect Subsidiary of the Parent and Schedule 3.5 correctly sets forth the ownership interest of each of the Loan Parties in their respective Subsidiaries, in each case as of the Closing Date, and the jurisdiction of organization of each Subsidiary.  None of the Loan Parties owns any other Subsidiaries, whether directly or indirectly, other than as set forth on Schedule 3.5, as may be updated by the Loan Parties from time to time.  The Loan Parties have valid title to all assets included from time to time in the Canadian PP&E Component and the U.S. PP&E Component and to all other material properties and possessions under lease.

Section 3.6                                      Liens.  There are no Liens of any nature whatsoever on any assets of any of the Loan Parties or their Subsidiaries other than Permitted Liens.  Except as set forth on Schedule 3.6, none of the Loan Parties is a party to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of any Loan Party or any of their Subsidiaries or otherwise result in a violation of this Agreement other than the Liens granted to the Applicable Agents (for the benefit of the Secured Parties) as provided for in this Agreement.  The aggregate amount of claims secured by the Non-Primed Liens, other than the Calpine Debt, does not exceed US$60,000,000.

Section 3.7                                     Compliance with Law.

(a)                                  The operations of the Loan Parties and their Subsidiaries comply in all material respects with all Environmental Laws; (i) except as set forth on Schedule 3.7, to the knowledge of the Loan Parties, none of the operations of the Loan Parties or their Subsidiaries is the subject of any Governmental Authority investigation evaluating whether any violation of Environmental Laws has occurred or remedial action involving a material expenditure by the Loan Parties is needed to respond to the presence or release of any Hazardous Waste or Hazardous Substance in or into the environment which, in each case, would be reasonably likely to result in a Material Adverse Effect; and (ii) the Loan Parties and their Subsidiaries do not have any contingent liability in connection with any violation of Environmental Laws or release of any Hazardous Waste or Hazardous Substance into the environment that is reasonably likely to result in a Material Adverse Effect.

(b)                                 None of the Loan Parties or their Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a Material Adverse Effect.

Section 3.8                                      Insurance.  All policies of insurance of any kind or nature owned by or issued to the Loan Parties and their Subsidiaries, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as (i) is customarily carried by companies of the size and character of the Loan Parties and their Subsidiaries or (ii) was carried by the Loan Parties and their Subsidiaries prior to commencement of the Cases.

Section 3.9                                      The Orders.  On the date of the making of the initial Loans or the issuance of the initial Letters of Credit hereunder, whichever first occurs, the Interim Order will have been entered and will not have been stayed, amended, vacated, reversed or rescinded except as approved by the Administrative Agent, in its exclusive discretion in writing.  On the date of the making of any Loan or the issuance of any Letter of Credit, the Interim Order (or the Final Order, as applicable), shall have been entered and shall not have been amended, stayed, vacated or rescinded except as approved in writing by the Administrative Agent, in its exclusive discretion.  Upon the maturity (whether by the acceleration or otherwise) of any of the obligations of the Loan Parties hereunder and under the other Loan Documents, the Lenders shall, subject to the provisions of Section 7.1 and the Orders, be entitled to immediate payment of such obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court or the Canadian Court.

Section 3.10                                Use of Proceeds.  The proceeds of the Loans will be used for (i) working capital, Letters of Credit and Capital Expenditures; (ii) other general corporate purposes of the Loan Parties (including intercompany loans to the extent permitted by this Agreement); (iii) for the refinancing in full of the Indebtedness outstanding under the Receivables Securitization Programs; (iv) payment of any related transaction costs, fees and expenses; and (v) the costs of administration of the Cases.  The Letters of Credit will be issued for purposes consistent with the ordinary course of business of the Loan Parties, as determined by the Loan Parties in their reasonable judgment, or for such other purposes as are acceptable to the Administrative Agent.  The proceeds of Loans may not be used in connection with the investigation (including discovery proceedings), initiation or prosecution of any claims, causes or action, adversary proceedings or other litigation against the Lenders or the Administrative Agent; provided, however, that no more than US$100,000 of the proceeds of the Loans or the Collateral may be used by any statutory committee of unsecured creditors to investigate, and by the monitor in the Canadian Cases to review, the pre-petition liens and claims of the Pre-Petition Agent and the Pre-Petition Lenders.

Section 3.11                                Litigation.  There are no unstayed actions, suits or proceedings pending or, to the knowledge of the Loan Parties threatened, against or affecting any Loan Party or any of their respective Subsidiaries or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that are reasonably likely to have a Material Adverse Effect.

Section 3.12                                Intellectual Property. Set forth on Schedule 3.12 hereto is a complete and accurate list of all registered patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of their Subsidiaries, showing as of the Closing Date the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

Section 3.13                                Taxes.  Except to the extent permitted by Section 5.4 hereof, each Loan Party has filed or caused to be filed all federal, state, provincial, regional and other material tax returns, reports, elections and filings or other documents that are required to be filed and has paid all taxes, fees, levies, withholdings or charges shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves, if any, in conformity with GAAP have been provided on the books of such Loan Party); other than deemed trusts and statutory liens and charges in favor of a Governmental Authority in respect of amounts accrued but not yet due in the usual and ordinary course of the business of the Loan Party, no material tax Lien has been filed, and, to the knowledge of the Loan Parties, no material claim is being asserted, with respect to any such tax, fee or other charge (other than a claim the amount or validity of which is being contested in good faith by the Loan Party and with respect to which reserves, if any, in conformity with GAAP have been provided on the books of such Loan Party), and for greater certainty taxes includes all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, harmonized sales, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments, or similar charges in the nature of a tax, including Canada Pension Plan and provincial pension plan contributions, unemployment insurance payments and workers’ compensation premiums, together with any installments with respect thereto, and any interest, fines and penalties with respect thereto, imposed by any Governmental Authority (including federal, state, provincial, municipal and foreign Governmental Authorities), and whether disputed or not.

Section 3.14                                Investment Company Act; Other Regulations.  Neither the Parent nor any other Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  The Loan

Parties are not subject to any organizational or governing document, or any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority that prohibits its ability to incur Indebtedness, other than the Orders.

Section 3.15                                ERISA; Employee Matters.

(a)                                  The Loan Parties and each of their ERISA Affiliates are in substantial compliance with all applicable provisions and requirements of ERISA with respect to each Plan, and have substantially performed all their obligations under each Plan, except to the extent that any non-compliance with ERISA or any such failure to perform would not have a Material Adverse Effect on the Loan Parties or any of their ERISA Affiliates.

(b)                                 No Termination Event has occurred which has resulted, or is reasonably likely to result, in any liability to the PBGC or to any other Person that would have a Material Adverse Effect.

(c)                                  Except to the extent required under Section 4980B of the Code or Section 601 of ERISA, none of the Loan Parties maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of the Loan Parties, except to the extent that the provision of such benefits would not have a Material Adverse Effect.

(d)                                 No Pension Plan has an Unfunded Current Liability in an amount that would have a Material Adverse Effect.

(e)                                  The Canadian Pension Plans are duly registered under the ITA and any other applicable laws which require registration, have been administered in all material respects in accordance with their terms and with the ITA and such other applicable laws, and, to the knowledge of the Canadian Borrower, no event has occurred which could reasonably be expected to cause the loss of such registered status.  The Canadian Benefit Plans have been administered in all material respects in accordance with their terms and applicable laws.

(f)                                    All material obligations of the Canadian Borrower and the other Canadian Loan Parties required to be performed by the Canadian Borrower or the other Canadian Loan Parties in connection with the Canadian Pension Plans and the funding agreements therefor and the Canadian Benefit Plans have been performed on a timely basis.

(g)                                 As of the Closing Date, there are no outstanding disputes, investigations, examinations or other legal proceedings concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans.

(h)                                 No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made, except where such improvement could not reasonably be expected to have a Material Adverse Effect.

(i)                                     All contributions or premiums required to be made or paid by the Canadian Borrower or any of its Subsidiaries to the Canadian Pension Plans or the Canadian

Benefit Plans have been made on a timely basis in accordance with the terms of such plans and all applicable laws.

(j)                                     To the knowledge of the Canadian Borrower, there have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans.

Section 3.16                                Material Subsidiaries.  As of the Filing Date, the only Material Subsidiary (as such term is defined in the Pre-Petition Credit Agreement) of the Parent that is a Domestic Subsidiary is the U.S. Borrower.

Section 3.17                                Receivables Securitization Indebtedness.  All indebtedness evidenced by the notes issued pursuant to that certain Series 2004-2 Indenture Supplement to Master Indenture, dated as of November 23, 2004, between SSCE Funding, LLC and Deutsche Bank Trust Company Americas, as Indenture Trustee, as amended, restated, modified or waived from time to time, was indefeasibly paid in full prior to the Filing Date.

ARTICLE 4. CONDITIONS OF LENDING

Section 4.1                                      Conditions Precedent to Initial Loans.  The obligation of the Lenders to make the initial Loans or issue Letters of Credit on the Closing Date is subject to the following conditions precedent:

(a)                                  Supporting Documents.  The Administrative Agent shall have received for each of the Loan Parties:

(i)                                   Organizational Documents, to the extent applicable, certified as of a recent date prior to the Closing Date by the applicable Governmental Authority;

(ii)                                signature and incumbency certificates of the officers of such Loan Party executing the Loan Documents to which it is a party, dated as of the Closing Date;

(iii)                             duly adopted resolutions of the board of directors or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or assistant secretary as being in full force and effect without modification or amendment;

(iv)                            a good standing certificate or equivalent thereof from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and

(v)                               such other documents as the Administrative Agent may reasonably request.

(b)                                 Interim Order.  Not later than five (5) days following the Filing Date, the Administrative Agent and the Lenders shall have received a certified copy of each Interim Order approving the Loan Documents and granting the Superpriority Claim status and senior priming and other Liens described in Section 2.24 and the CCAA DIP Lenders’ Charge, in the case of the Initial Order, which Interim Order (i) shall have been entered upon an application or motion of the applicable Loan Parties, in form and substance satisfactory to the Administrative Agent and the Co-Lead Arrangers and on such prior notice to such parties as may be satisfactory to the Administrative Agent and the Co-Lead Arrangers, (ii) shall authorize extensions of credit in amounts satisfactory to the Administrative Agent and the Co-Lead Arrangers, (iii) shall approve the payment by the Loan Parties of all of the Fees set forth in Section 2.20, Section 2.21 and Section 2.22, (iv) shall be in full force and effect, (v) shall not have been stayed, reversed, modified or amended in any respect without the written consent of the Administrative Agent and the Co-Lead Arrangers, (vi) shall be entered with the consent or non-objection of a preponderance (as determined by the Administrative Agent and the Co-Lead Arrangers in their exclusive discretion) of the secured creditors of any of the Loan Parties under the Pre-Petition Credit Agreement, and (vii) if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loan nor the issuance of such Letter of Credit nor the performance by any of the Loan Parties of any of their obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

(c)                                  Loan Documents.  The Administrative Agent shall have received (i) this Agreement, duly executed and delivered by the Administrative Agent, each Loan Party and each Lender, (ii) the Security and Pledge Agreement in substantially the form of Exhibit B-1 (the “Security and Pledge Agreement”), duly executed by each Loan Party and delivered to the Administrative Agent, (iii) the Canadian Security Agreement in substantially the form of Exhibit B-2, and (iv) each of the other Loan Documents listed on Schedule 4.1 hereto.

(d)                                 First Day Orders.  All of the “first day orders” entered by the Bankruptcy Court and by the Canadian Court at the time of the commencement of the U.S. Cases, including but not limited to in respect of amounts of critical vendor payments, if any, shall be reasonably satisfactory in form and substance to the Administrative Agent and the Co-Lead Arrangers.

(e)                                  Opinions of Counsel.  The Administrative Agent and the Lenders shall have received the favorable written opinions of counsel to the Loan Parties, acceptable to the Administrative Agent, substantially in the forms of Exhibit D.

(f)                                    Payment of Fees.  The Loan Parties shall have paid to the Applicable Agents and the Co-Lead Arrangers the then unpaid balance of all accrued and unpaid Fees due under and pursuant to this Agreement and the letters referred to in Section 2.20, which payments due on the Closing Date may be made with the proceeds of Loans.

(g)                                 Corporate and Judicial Proceedings.  All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the

Loan Parties, the Administrative Agent and the Lenders contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent in its exclusive discretion, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Administrative Agent may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

(h)                                 Information.  The Administrative Agent and the Lenders shall have received all information required by the Patriot Act or any other “know-your-customer” or anti-money laundering rules and regulations and such other information (financial or otherwise) as may be reasonably requested by the Administrative Agent and shall have discussed such information with the Loan Parties’ management and shall be satisfied with the nature and substance of such discussions.

(i)                                     Availability.  The sum of (i) Excess Availability plus (ii) aggregate amounts on deposit in the Investment Accounts, after giving effect to the Loans and disbursements to be made on the Closing Date, shall be at least US$150,000,000.

(j)                                     Budget.  The Administrative Agent and the Lenders shall have received a forecast on a consolidated basis of the Loan Parties’ income statement, balance sheet and cash flows for each month of fiscal years 2009 and 2010, including information consolidated solely as to the U.S. Loan Parties and solely  as to the Canadian Loan Parties and the material assumptions on which such forecasts were based, and setting forth the anticipated disbursements and uses of the Commitments, in form and substance satisfactory to the Administrative Agent and the Co-Lead Arrangers (as updated from time to time pursuant to Section 5.1(f), the “Budget”).

(k)                                  Cash Flow Forecast.  The Administrative Agent and the Lenders shall have received a forecast of sources and uses of cash by the U.S. Loan Parties and the Canadian Loan Parties on a weekly basis covering the 13 calendar weeks succeeding the Filing Date, in form and substance satisfactory to the Administrative Agent and the Co-Lead Arrangers (as updated from time to time pursuant to Section 5.1(e), the “Cash Flow Forecast”).

(l)                                     Compliance with Laws.  The Loan Parties shall have granted the Administrative Agent access to and the right to inspect all reports, audits and other internal information of the Loan Parties relating to environmental and employee health and safety matters and any third party verification of certain matters relating to compliance with applicable laws and regulations requested by the Administrative Agent and the Administrative Agent shall be reasonably satisfied that the Loan Parties are in compliance in all material respects with all applicable Environmental Laws and be satisfied with the reasonably estimated costs of maintaining compliance.

(m)                               Lien Searches.  The Administrative Agent shall have received lien searches conducted in the jurisdictions in which the Loan Parties are organized or conduct business, satisfactory to the Administrative Agent (dated as of a date reasonably satisfactory to the Administrative Agent), reflecting the absence of Liens and encumbrances on the assets of the Loan Parties other than Permitted Liens.

(n)                                 Securitization Documents.  The Administrative Agent shall have received the most recent reports prepared by the Loan Parties in respect of the Receivables Securitization Programs satisfactory in form and substance to the Administrative Agent in its exclusive discretion.

(o)                                 Field Examinations.  The Administrative Agent shall have received field examinations of the Loan Parties’ accounts receivable, inventory and equipment and appraisals of all or such portions of the Loan Parties’ assets the Administrative Agent may deem appropriate, which field examinations and appraisals shall be satisfactory in form and substance to the Administrative Agent.

(p)                                 Evidence of Insurance.  The Administrative Agent shall have received evidence of insurance policies for the Loan Parties and their Subsidiaries satisfactory in form and substance to the Administrative Agent.

(q)                                 Closing Documents.  The Administrative Agent shall have received all documents required by this Agreement satisfactory in form and substance to the Administrative Agent and the Co-Lead Arrangers.

(r)                                    Other Conditions.  Such other conditions as are satisfactory to the Administrative Agent.

Section 4.2                                      Conditions Precedent to Each Loan and Each Letter of Credit.  The obligation of the Lenders to make each Loan and of each Fronting Bank to issue, amend, renew or extend any Letter of Credit, is subject to the following conditions precedent:

(a)                                  Notice.  The Applicable Agent (and to the Administrative Agent if it is not the Applicable Agent) shall have received a notice with respect to each Borrowing or the issuance of each Letter of Credit, as the case may be, as required by ARTICLE 2.

(b)                                 Representations and Warranties.  All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

(c)                                  No Default.  On the date of each Borrowing or the issuance of each Letter of Credit hereunder, no Default or Event of Default shall have occurred and be continuing.

(d)                                 Orders.  The Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Administrative Agent, provided that at the time of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount authorized by the Interim Order (collectively, the “Additional Credit”), the Administrative Agent and each of the Lenders shall have received a certified copy of the order of the Bankruptcy Court and an order of the Canadian Court if deemed necessary in the Administrative Agent’s exclusive discretion approving continued lending (collectively, the

“Final Order”) in substantially the form set forth on Exhibit A-3 or such other form as may be agreed by the Administrative Agent and the Loan Parties, which, in any event, shall have been entered by the Bankruptcy Court (and Canadian Court, as applicable) no later than forty-five (45) days after the entry of the Interim Order, and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Administrative Agent; and, if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by any of the Loan Parties of any of their obligations under any of the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

(e)                                  Payment of Fees and Expenses.  The Loan Parties shall have paid to the Applicable Agent the then unpaid balance of all accrued and unpaid Fees and expenses then due and payable under and pursuant to this Agreement and the letters referred to in Section 2.20.

(f)                                    Borrowing Base Certificate.  The Administrative Agent shall have received a Borrowing Base Certificate in accordance with Section 5.8 dated no more than seven (7) days prior to each Borrowing or the issuance of each Letter of Credit, which Borrowing Base Certificate shall include supporting schedules as required by the Administrative Agent.

(g)                                 Other Conditions.  Such other conditions as are satisfactory to the Administrative Agent.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Loan Parties on the date thereof that the conditions specified above have been satisfied or waived.

ARTICLE 5. AFFIRMATIVE COVENANTS

From the Closing Date and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account and the Canadian Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.4(c)), or any amount shall remain outstanding or unpaid under this Agreement, each of the Loan Parties and their respective Subsidiaries agree that, unless the Required Lenders shall otherwise consent in writing:

Section 5.1                                      Financial Statements, Reports, etc.  The Loan Parties will, and will cause their Subsidiaries to, deliver to the Administrative Agent and each of the Lenders:

(a)                                  within seventy-five (75) days after the end of each fiscal year, (i) consolidated balance sheets and related statements of income, stockholders’ equity, and cash flows, showing the financial condition of the Loan Parties and their Subsidiaries as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statements to be audited for the Loan Parties and their respective Subsidiaries by their current independent auditors or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified other than with respect to the Cases) and (ii) such statements consolidated solely as to U.S. Loan Parties and consolidated solely as to Canadian Loan Parties (on an unaudited basis and without footnotes), in each case to be certified by a Financial Officer of Parent to the effect that such consolidated financial statements fairly present in all material respects, the financial condition and results of operations of the Loan Parties and their Subsidiaries on a consolidated basis in accordance with GAAP;

(b)                                 within forty-five (45) days after the end of the first three fiscal quarters of each fiscal year of the Loan Parties, and within seventy-five (75) days after the end of the fourth fiscal quarter of each fiscal year, (i) consolidated balance sheets and related statements of income, stockholders’ equity and cash flows, showing the financial condition of the Loan Parties and their Subsidiaries on a consolidated basis, in each case as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, and (ii) such statements consolidated solely as to U.S. Loan Parties and consolidated solely as to Canadian Loan Parties, in each case certified by a Financial Officer of the Parent as fairly presenting in all material respects, the financial condition and results of operations of the Loan Parties and their Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c)                                  within twenty-five (25) days after the end of each fiscal month (forty-five (45) days after the end of the fiscal month ended January 31, 2009), (i) unaudited monthly consolidated balance sheets and related statements of income and cash flows of the Loan Parties and their Subsidiaries (including the amount of Available Cash balances at the end of each such fiscal month), and (ii) such statements consolidated solely as to U.S. Loan Parties and consolidated solely as to Canadian Loan Parties, in each case in form and scope satisfactory to the Administrative Agent and showing the results of the Loan Parties’ and their Subsidiaries’ operations during such fiscal month and the then elapsed portion of the fiscal year, which shall include a summary of the results of the Loan Parties’ business operations for the preceding month as compared to the corresponding period in the Budget, including a discussion of significant variances, which summary shall describe the results of the Loan Parties and their respective Subsidiaries on a consolidated basis;

(d)                                 (i) concurrently with any delivery of financial statements under (a), (b) or (c) above as applicable, a certificate of a Financial Officer of the Parent on behalf of each of the Loan Parties in the form of Exhibit G (A) certifying that no Event of Default or Default has occurred, or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the provisions of Section 6.3, Section 6.4, Section 6.5, Section 6.6, Section 6.11, and Section 6.12 and (ii) accompanying the audited consolidated financial statements delivered under (a)(i) above a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e)                                  on the last Business Day of each week, (i) an updated Cash Flow Forecast covering the next succeeding thirteen (13) calendar weeks, and (ii) and a report comparing the preceding week’s actual sources and uses of cash by the Loan Parties to each Cash Flow Forecast for such week, in each case in form and substance satisfactory to the Administrative Agent in its exclusive discretion;

(f)                                    no later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Loan Parties, and within seventy-five (75) days from the end of the last fiscal quarter of each fiscal year of the Loan Parties, an update of the Budget satisfactory in form and substance to the Administrative Agent in its exclusive discretion, and Loan Parties shall be available to discuss such updated Budget with the Administrative Agent upon the Administrative Agent’s reasonable request;

(g)                                 promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national or provincial securities commission or exchange, as the case may be;

(h)                                 as soon as available and in any event (A) within thirty (30) days after any Loan Party, or any of their ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of any of the Loan Parties or such ERISA Affiliate has occurred and (B) within ten (10) days after any of the Loan Parties or any of their ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of such Loan Party describing such Termination Event and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto;

(i)                                     promptly and in any event within ten (10) days after receipt thereof by any of the Loan Parties or any of their ERISA Affiliates from the PBGC copies of each notice received by such Loan Party or any such ERISA Affiliate of the PBGC’s intention to terminate any Single Employer Plan of such Loan Party or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

(j)                                     if requested by the Administrative Agent, promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of any of the Loan Parties or any of their ERISA Affiliates;

(k)                                  within ten (10) days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of any of the Loan Parties or any of their ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of such Loan Party setting forth (A) sufficient information necessary to determine the amount of the Lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Loan Parties or any of their ERISA Affiliates proposed to take with respect thereto;

(l)                                     promptly and in any event within ten (10) days after receipt thereof by any of the Loan Parties or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by such Loan Party or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Loan Parties or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

(m)                               promptly and in any event within ten (10) days after receipt thereof by any of the Canadian Loan Parties (A) copies of each annual and other return, report, or valuation with respect to each registered pension plan as filed with any applicable Governmental Authority, (B) copies of any direction, order, notice, ruling or opinion received from any applicable Governmental Authority with respect to any registered pension plan, and (C) notice of any increases having a cost to one or more of the Canadian Loan Parties in excess of US$5,000,000 per annum in the aggregate, in the benefits of any existing pension plan or employee benefit plan or the establishment of any new pension plan or employee benefit plan or the commencement of contributions to any such plan to which any Canadian Loan Party was not previously contributing;

(n)                                 within twenty-five (25) days after the end of each fiscal month, a schedule detailing the balance of all accrued but unpaid Priority Payables;

(o)                                 promptly, from time to time, such other information (including, without limitation, projections) regarding the operations, business affairs and financial condition of any Loan Party or any of its Subsidiaries, or compliance with the terms of any material loan or financing agreement, as the Administrative Agent, at the request of any Lender, may reasonably request;

(p)                                 promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed in the Cases by or on behalf of any of the Loan Parties with the Bankruptcy Court or the Canadian Court, or distributed by or on behalf of any of the Loan Parties to any monitor or official committee appointed in any of the Cases, providing copies of same to counsel for the Administrative Agent;

(q)                                 promptly and in any event within thirty (30) days after any Canadian Loan Party becomes aware or has reason to become aware of any event which may give rise to the full termination of any Canadian Pension Plan or partial termination of any Canadian Pension Plan which could reasonably be expected to have a Material Adverse Effect, a statement of a Financial Officer of such Loan Party describing such event and the action, if any, which such Loan Party proposes to take with respect thereto; and

(r)                                    within ten (10) days after the failure of any of the Canadian Loan Parties to make current service contributions to any Canadian Pension Plan, a copy of any such notice filed and a statement of a Financial Officer of such Loan Party setting forth (A) sufficient information necessary to determine the amount of any corresponding Lien, (B) the reason for the failure to make the required payments and (C) the action, if any, which the Loan Parties propose to take with respect thereto.

Section 5.2                                      Existence.  The Loan Parties will, and will cause their Subsidiaries to,  preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of their businesses except (i) (A) if in the reasonable business judgment of such Loan Party it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) as otherwise permitted in connection with sales of assets permitted by Section 6.12.

Section 5.3                                      Insurance.  The Loan Parties will, and will cause their Subsidiaries to:  (a) keep their insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by any Loan Party in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area, with financially sound and responsible insurance companies; and (b) maintain such other insurance or self insurance as may be required by law, with financially sound and responsible insurance companies.

Section 5.4                                      Obligations and Taxes.  Except with the express written consent of the Administrative Agent in each instance, each Loan Party will pay all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments, governmental charges, levies, fees, imposts and withholding obligations imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that no Loan Party shall be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy, fees, imposts and withholding obligations or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Loan Parties shall have set aside on their books adequate reserves therefor).

Section 5.5                                      Notice of Event of Default, etc.  The Loan Parties will promptly give to the Administrative Agent notice in writing of:

(i)                                     any Default or Event of Default; and

(ii)                                any litigation, proceedings or material investigations which may exist at any time between any Loan Party and any Governmental Authority.

Section 5.6                                      Access to Books and Records; Collateral Reviews and Appraisals.

(a)                                  The Loan Parties will, and will cause their Subsidiaries to, maintain or cause to be maintained at all times true and complete books and records in accordance with GAAP of the financial operations of the Loan Parties and their respective Subsidiaries; and provide the Administrative Agent and its representatives access to all such books and records during regular business hours, in order that the Administrative Agent may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Loan Parties to the Administrative Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement, all at such reasonable times and as often as reasonably requested and in any event no less frequently than two (2) times during any calendar year and, so long as no Default or Event of Default shall have occurred and be continuing, no more than four (4) times during any calendar year.  The Loan Parties will permit (and will cause their Subsidiaries to permit) any representatives designated by the Administrative Agent to discuss their affairs, finances and condition with their officers and independent accountants, all at such reasonable times and as often as reasonably requested.

(b)                                 The Loan Parties will, and will cause their Subsidiaries to, permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Loan Parties’ computation of the Borrowing Bases and the assets included in the Borrowing Bases and such other assets and properties of the Loan Parties or their Subsidiaries as the Administrative Agent or Required Lenders may require, all at such reasonable times and as often as reasonably requested and in any event no less frequently than two (2) times during any calendar year and, so long as no Default or Event of Default shall have occurred and be continuing, no more than four (4) times during any calendar year.  The Loan Parties shall pay the reasonable fees (including reasonable and customary internally allocated fees of employees of the Administrative Agent as to which invoices have been furnished) and expenses of any such representatives retained by the Administrative Agent as to which invoices have been furnished to conduct any such evaluation or appraisal, including the reasonable fees and expenses associated with collateral monitoring services performed by the ABL Portfolio Management Group of the Administrative Agent.  To the extent required by the Administrative Agent in its Permitted Discretion as a result of any such evaluation, appraisal or monitoring, the Loan Parties also agree to modify or adjust the computation of the Borrowing Bases (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Bases).

(c)                                  In the event that historical accounting practices, systems or reserves relating to the components of the Borrowing Bases are modified in a manner that is adverse to the Lenders in any material respect, the Loan Parties will agree to maintain such additional reserves (for purposes of computing the Borrowing Bases) in respect to the  components of the Borrowing Bases and make such other adjustments to its parameters for including the components of the Borrowing Bases as the Administrative Agent shall reasonably require based upon such modifications.

(d)                                 The Loan Parties will, and will cause their Subsidiaries to, grant the Administrative Agent access to and the right to inspect all reports, audits and other internal information of the Loan Parties relating to environmental matters upon reasonable notice, and obtain any third party verification of matters relating to compliance with Environmental Laws reasonably requested by the Administrative Agent at any time and from time to time.

Section 5.7                                      Maintenance of Concentration Account; Cash Dominion.

(a)                                  Within sixty (60) days of the Closing Date (or such later date as the Administrative Agent may approve in its exclusive discretion), the U.S. Loan Parties will, and will cause their Domestic Subsidiaries to, maintain with the Administrative Agent an account or accounts to be used by the U.S. Loan Parties as their principal domestic concentration or sweep account(s) into which shall be deposited the available balances from the collection accounts of the U.S. Loan Parties (other than Calpine or Smurfit-Stone Puerto Rico, Inc.) at the end of each Business Day (as contemplated by Article 7 of the Security and Pledge Agreement), net of disbursements paid in the ordinary course of business during such Business Day and all of the U.S. Loan Parties’ and their Domestic Subsidiaries’ accounts shall be subject to a cash management system satisfactory to the Administrative Agent in its exclusive discretion, including from and after such sixtieth (60th) day, (i) weekly sweeps of Available Cash in excess of US$50,000,000, such cash to be applied to outstanding U.S. Revolving Loans (without a permanent reduction of the U.S. Revolving Commitment), and (ii) full cash dominion, including daily cash sweeps (other than cash of Calpine and other than with respect to up to $2,000,000 held in deposit accounts of Smurfit-Stone Puerto Rico, Inc.) to the Concentration Account if Excess Availability is less than US$150,000,000 for three consecutive days, such cash to be applied to outstanding U.S. Revolving Loans (without a permanent reduction of the U.S. Revolving Commitment).  The obligation of the U.S. Loan Parties to comply with clause (ii) of the preceding sentence shall continue until Excess Availability has exceeded US$150,000,000 for sixty (60) consecutive days.  Upon the occurrence of an Event of Default, all of the collections and account balances of the U.S. Loan Parties and their Domestic Subsidiaries (other than Calpine) shall be swept on a daily basis into the Concentration Account.

(b)                                 Within sixty (60) days of the Closing Date (or such later date as the Administrative Agent may approve in its exclusive discretion), the Canadian Loan Parties will, and will cause their Canadian Subsidiaries to, maintain with JPMorgan Chase Bank, N.A., Toronto Branch, or a bank acceptable to the Canadian Administrative Agent, an account or accounts to be used by the Canadian Loan Parties as their principal domestic concentration or sweep account(s) into which shall be deposited the available balances from the collection accounts of the Canadian Loan Parties at the end of each Business Day (as contemplated by the Canadian Security Agreement), net of disbursements paid in the ordinary course of business during such Business Day and all of the Canadian Loan Parties’ and their Canadian Subsidiaries’ accounts shall be subject to a cash management system satisfactory to the Canadian Administrative Agent in its exclusive discretion, including from and after such sixtieth (60th) day, full cash dominion, including daily cash sweeps to the Canadian Concentration Account if Excess Availability is less than US$150,000,000 for three consecutive days, such cash to be applied to outstanding Canadian Revolving Loans (without a permanent reduction of the Canadian Revolving Commitment).  The obligation of the Canadian Loan Parties to remain in full cash dominion shall continue until Excess Availability has exceeded US$150,000,000 for sixty (60) consecutive days.  Upon the occurrence of an Event of Default, all of the collections and account balances of the Canadian Loan Parties and their Canadian Subsidiaries shall be swept on a daily basis into the Canadian Concentration Account.

Section 5.8                                  Borrowing Base Certificate.  The Loan Parties will furnish to the Administrative Agent, no later than (i) the last Business Day of each week with respect to the immediately preceding week, a completed Borrowing Base Certificate showing the Borrowing Bases, each as of the close of business on the last day of such period, (ii) fifteen (15) days following the last day of the immediately preceding fiscal month, a completed Borrowing Base Certificate showing the Borrowing Bases, each as of the close of business on the last day of such period, (iii) if requested by the Administrative Agent at any other time when the Excess Availability is less than 20% of the Total Revolving Commitment, as soon as reasonably available but in no event later than three (3) Business Days after such request and (iv) at such other times as the Loan Parties may elect, a completed Borrowing Base Certificate showing the Borrowing Bases, each as of the date so requested, in each case with the information supporting the Borrowing Base calculations required by Exhibit C-1 and Exhibit C-2 hereto, including the information set forth on the schedule of reporting requirements attached thereto (in each case, as modified from time to time by the Administrative Agent in its Permitted Discretion), all delivered electronically in a file reasonably acceptable to the Administrative Agent; provided that until the Receivables Securitization Termination Date, the Loan Parties will deliver daily and monthly (by the 15th day of each month with respect to the immediately preceding fiscal month) Borrowing Base Certificates.

Section 5.9                                    Compliance with Laws.  Comply with requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, ERISA), except to the extent that failure to comply herewith could not, in the aggregate, have a Material Adverse Effect.

Section 5.10                              Environmental Laws.

(a)                                  Exercise all reasonable due diligence in order to comply in all material respects, and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property under the control of any Loan Party, to comply in all material respects with all Environmental Laws.

(b)                                 Promptly take any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or release of any Hazardous Waste or Hazardous Substance on or under any Facility required to comply with all applicable Environmental Laws and Governmental Authorizations unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect and (ii) in the event the Loan Parties take any remedial action with respect to any Hazardous Waste or Hazardous Substance on or under any Facility, conduct and complete such remedial action in material compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of any applicable Governmental Authorities except when, and only to the extent that, the Loan Parties’ liability for such presence, storage, use, disposal, transportation or release of any such Hazardous Waste or Hazardous Substance is being contested in good faith by the Loan Parties.

Section 5.11                              Additional Collateral; Further Assurances.

(a)                                  The U.S. Borrower and each other U.S. Loan Party shall cause each of its Domestic Subsidiaries formed or acquired after the Closing Date in accordance with the terms of this Agreement to become a U.S. Guarantor, and the Canadian Borrower and each other Canadian Loan Party shall cause each Canadian Subsidiary formed or acquired after the Closing Date to become a Canadian Guarantor, in each case, by executing the Loan Party Joinder Agreement set forth as Exhibit F hereto (the “Loan Party Joinder Agreement”) on or before the twentieth (20th) day following the date of such acquisition or formation. Upon execution and delivery thereof, each such Person (i) shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Applicable Agent, for the benefit of the Applicable Agent and the Secured Parties, in any property of such Loan Party which constitutes Collateral.

(b)                                 Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Applicable Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.1, as applicable), which may be required by law or which the Applicable Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.

(c)                                  Each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions, which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents, all at the expense of the Loan Parties.

Section 5.12                              Material Contracts.  Each Loan Party will, and will cause their Subsidiaries to, preserve and maintain in full force and effect all contracts necessary or desirable in the normal conduct of their businesses except where failure to preserve the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.13                              Receivables Securitization Programs.  On or before April 1, 2009 or such later date as the Administrative Agent may approve in writing in its exclusive discretion, each Loan Party will, and will cause their Subsidiaries to, (a) terminate the Receivables Securitization Programs, repay all Indebtedness outstanding thereunder, and provide evidence of such termination and payment in full, as applicable, satisfactory to the Administrative Agent in its exclusive discretion, (b) with respect to each Receivables Securitization Entity, either (i) transfer all Accounts or other assets owned by such Receivables Securitization Entity to a U.S. Loan Party free and clear of all Liens (other than Liens in favor of the Agents on behalf of the Secured Parties and Liens in favor of the Pre-Petition Agent on behalf of the Pre-Petition Secured Lenders and other Permitted Liens that do not have priority over the Lien in favor of the

Applicable Agent for the benefit of the Secured Parties), or (ii) merge such Receivables Securitization Entity with and into a U.S. Loan Party, with such U.S. Loan Party being the surviving entity of such merger, in each case, on terms satisfactory to the Administrative Agent in its exclusive discretion, and (c) cause Smurfit-MBI, an Ontario limited partnership, to acquire all of the interests of Computershare Trust Company of Canada, in its capacity as trustee of King Street Funding Trust, in all outstanding Accounts and other related assets that were purchased by Computershare Trust Company of Canada, in its capacity as trustee of King Street Funding Trust, from Smurfit-MBI, and such Accounts and other related assets shall be acquired by Smurfit-MBI free and clear of all Liens (other than Liens in favor of the Agents on behalf of the Secured Parties and Liens in favor of the Pre-Petition Agent on behalf of the Pre-Petition Secured Lenders and other Permitted Liens that do not have priority over the Lien in favor of the Applicable Agent for the benefit of the Secured Parties), on terms satisfactory to the Administrative Agent in its exclusive discretion.

Section 5.14                              Restructuring Advisors.  Retain PriceWaterhouse Coopers and Lazard Ltd. or such other third party financial restructuring advisors as are reasonably satisfactory to the Administrative Agent in its Permitted Discretion.

Section 5.15                              Ratings.   Obtain a rating from S&P and Moody’s on the Loans no later than ninety (90) days after the Closing Date.

Section 5.16                              Use of Proceeds.

(a)                                  The proceeds of the Loans and the Letters of Credit (including disbursements from the U.S. Investment Account, Canadian Investment Account, U.S. Term Loan Collateral Account or the Canadian Term Loan Collateral Account) will be used only in accordance with the purposes set forth in Section 3.10, and such use or uses shall be substantially consistent with the Budget, as updated from time to time.

(b)                                 No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that constitutes a violation of any of the regulations of the Board, including Regulations T, U and X.

ARTICLE 6. NEGATIVE COVENANTS

From the Closing Date and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.4(c)) or any amount shall remain outstanding or unpaid under this Agreement, unless the Required Lenders shall otherwise consent in writing:

Section 6.1                                    Liens.  Each of the Loan Parties will not (and will not apply to the Bankruptcy Court or the Canadian Court for authority to), and will cause their Subsidiaries not to, incur, create, assume or suffer to exist any Lien or encumbrance on any asset of the Loan Parties now owned or hereafter acquired by any Loan Party other than Permitted Liens.

Section 6.2                                    Merger, etc.  Each of the Loan Parties will not (and will not apply to the Bankruptcy Court or the Canadian Court for authority to), and will cause their Subsidiaries not to, consolidate, amalgamate, wind-up or merge with or into another Person, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (i) any Foreign Subsidiary (other than a Loan Party) may merge with any other Foreign Subsidiary (other than a Loan Party) and (ii) any Receivables Securitization Entity may merge into a U.S. Loan Party in a transaction in which the U.S. Loan Party is the surviving entity.

Section 6.3                                    Indebtedness.  Each of the Loan Parties will not (and will not apply to the Bankruptcy Court or the Canadian Court for authority to), and will cause their Subsidiaries not to, contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) the Secured Obligations; (ii) Indebtedness incurred prior to the Filing Date (including existing Capital Lease Obligations) of the Loan Parties, including the Indebtedness listed on Schedule 6.3; (iii) Indebtedness incurred subsequent to the Filing Date secured by purchase money Liens and Capital Lease Obligations in an aggregate amount not in excess of US$10,000,000 to the extent permitted by Section 6.4; (iv) Indebtedness allowed under Section 6.7; (v) other unsecured Indebtedness incurred subsequent to the Filing Date in an aggregate amount not to exceed US$5,000,000; (vi) Indebtedness of Foreign Subsidiaries (other than Canadian Loan Parties) in an aggregate amount not to exceed US$20,000,000 outstanding at any time, provided that such Indebtedness is non-recourse to all of the Loan Parties; (vii) Indebtedness permitted by Section 6.11; and (vii) Indebtedness permitted by Section 6.16; and (viii) Indebtedness incurred to pay annual premiums for property and casualty insurance policies maintained by the Parent or any Subsidiary not exceeding in an aggregate amount at any time outstanding US$10,000,000.

Section 6.4                                    Capital Expenditures.  Each of the Loan Parties will not (and will not apply to the Bankruptcy Court or the Canadian Court for authority to), and will cause each of their respective Subsidiaries not to, make Capital Expenditures during the periods set forth below, in an aggregate amount (calculated on a consolidated basis) in excess of the amount specified opposite such period:

Period	Maximum Capital Expenditures
February 1, 2009 to March 31, 2009	US$	45,000,000
February 1, 2009 to June 30, 2009	US$	90,000,000
February 1, 2009 to September 30, 2009	US$	155,000,000
February 1, 2009 to December 31, 2009	US$	205,000,000
12-month period ended March 31, 2010	US$	220,000,000
12-month period ended June 30, 2010	US$	220,000,000

Section 6.5                                      EBITDA.

(a)                                  As of the end of each fiscal month of the Loan Parties, commencing with the fiscal month ending February 28, 2009, the Loan Parties will not permit Consolidated EBITDA for any two (2) consecutive calendar months to be negative (with each month measured separately and without giving effect to any Downtime Credit).

(b)                                 As of the end of each fiscal period of the Loan Parties, commencing with the fiscal month ending February 28, 2009, the Loan Parties will not permit Consolidated

EBITDA for (i) each fiscal period beginning on February 1, 2009 and ending on a date set forth below on or before December 31, 2009, to be less than the respective amounts specified opposite such fiscal period, and (ii) for each twelve-month period ending on a date set forth below after December 31, 2009, to be less than the respective amounts specified opposite such period:

Period Ending	Cumulative Consolidated EBITDA
February 28, 2009	US$	17,900,000
March 31, 2009	US$	40,600,000
April 30, 2009	US$	59,000,000
May 31, 2009	US$	82,300,000
June 30, 2009	US$	112,900,000
July 31, 2009	US$	144,300,000
August 31, 2009	US$	188,200,000
September 30, 2009	US$	221,200,000
October 31, 2009	US$	261,000,000
November 30, 2009	US$	288,000,000
December 31, 2009	US$	314,400,000
January 31, 2010	US$	344,100,000
February 28, 2010	US$	349,400,000
March 31, 2010	US$	355,400,000
April 30, 2010	US$	357,300,000
May 31, 2010	US$	361,100,000
June 30, 2010	US$	366,100,000

Section 6.6                                  Minimum Liquidity.  The Loan Parties will not permit the sum of Excess Availability plus Available Cash held by the Loan Parties to be less than US$50,000,000 for any period of three (3) consecutive days, provided that such amount shall not be less than US$30,000,000 on any day.

Section 6.7                                  Guarantees and Other Liabilities.  Each of the Loan Parties will not (and will not apply to the Bankruptcy Court or the Canadian Court for authority to), and will cause their Subsidiaries not to, purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, for the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations (or otherwise becoming liable for any of the obligations) of any of the Loan Parties in the ordinary course of business and consistent with the past business practices with trade vendors if such Indebtedness or the obligations are permitted by this Agreement, (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (iii) any guaranty of Indebtedness of a Foreign Subsidiary that is not a Loan Party by another Foreign Subsidiary that is not a Loan Party.

Section 6.8                                  Chapter 11/CCAA Claims.  Each of the Loan Parties will not (and will not apply to the Bankruptcy Court or the Canadian Court for authority to), and will cause their Subsidiaries not to, incur, create, assume, suffer to exist or permit (i) any other Superpriority

Claim which is pari passu with or senior to the claims of the Administrative Agent and the Lenders against the Loan Parties hereunder, except for the Carve-Out or (ii) any court ordered superpriority charge which is pari passu with or senior to the CCAA DIP Lenders’ Charge against the Canadian Loan Parties, except for the CCAA Charges.

Section 6.9                                  Dividends; Capital Stock.  Each of the Loan Parties will not (and will not apply to the Bankruptcy Court or the Canadian Court for authority to), and will cause their Subsidiaries not to, declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes on anything other than an arm’s-length basis, except for dividends or distributions paid in cash by a Subsidiary to a Loan Party or any other Person that owns capital stock or other equity interests in such Subsidiary, ratably according to their respective holdings of the type of capital stock or other equity interests in respect of which such dividend or distribution is being made.

Section 6.10                            Transactions with Affiliates.  Each of the Loan Parties will not (and will not apply to the Bankruptcy Court or the Canadian Court for authority to), and will cause their Subsidiaries not to, sell or transfer any property or assets to, or otherwise engage in or permit to exist any other material transactions with, any of its Affiliates (other than transactions (i) among Loan Parties or (ii) among Subsidiaries that are not Loan Parties) other than in the ordinary course of the Loan Parties’ businesses in good faith and at commercially reasonable prices and on commercially reasonable terms and conditions not less favorable to the Loan Parties than could be obtained on an arm’s-length basis from a non-Affiliate.

Section 6.11                            Investments, Loans and Advances.  Each of the Loan Parties will not (and will not apply to the Bankruptcy Court or the Canadian Court for authority to), and will cause their Subsidiaries not to, purchase, hold or acquire any capital stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, “Investments”), except for (i) Investments by U.S. Loan Parties in the Canadian Borrower or in the U.S. Loan Parties other than Calpine; (ii) Investments by Canadian Loan Parties in the Canadian Borrower or in the U.S. Loan Parties other than Calpine; (iii) Permitted Investments; (iv) Indebtedness owed by any Foreign Subsidiaries (other than the Canadian Loan Parties) in an aggregate amount not to exceed US$5,000,000 outstanding at any time; (v) Indebtedness owing, or to be owed by the Canadian Loan Parties (other than the Canadian Borrower) to the U.S. Loan Parties other than Calpine in an aggregate amount not to exceed US$10,000,000 outstanding at any time; (vi) Indebtedness owed by the Canadian Guarantors to the Canadian Borrower in an aggregate amount not to exceed at any time the lesser of (a) Total Canadian Outstandings and (b) the Canadian Borrowing Base; (vii) Indebtedness owed by the Canadian Borrower to the U.S. Loan Parties other than Calpine; (viii) Investments listed on Schedule 6.11; (ix) additional investments in Foreign Subsidiaries (other than Loan Parties) and in joint ventures listed on Schedule 6.11 in an aggregate amount not to exceed US$5,000,000, plus up to an additional US$20,000,000 to the extent not distributed to Foreign Subsidiaries in the thirty (30) days prior to the Filing Date; (x) additional investments in Calpine in an aggregate amount not to exceed US$10,000,000; (xi) Investments consisting of securities or notes received in settlement of accounts receivable incurred in the ordinary course of business from a customer that such Loan Party has reasonably determined is unable to make cash payments in accordance with the terms of such account receivable; (xii) Investments by Foreign Subsidiaries (other than Canadian Subsidiaries) in other Foreign Subsidiaries (other than Canadian Subsidiaries); and (xiii) other Investments in an aggregate amount not to exceed US$1,000,000.  Each of the Loan Parties will not (and will not apply to the Bankruptcy Court or the Canadian Court for authority to), and will cause their Subsidiaries not to, invest amounts on deposit in the U.S. Term Loan Collateral Account or the U.S. Investment Account in any investment product other than Permitted Investments described in clauses (i) through (vi) of the definition thereof.

Section 6.12                            Disposition of Assets.  Except as may be authorized by orders of the Bankruptcy Court or the Canadian Court, as applicable, and on terms and conditions acceptable to the Administrative Agent, each of the Loan Parties will not, and will cause their Subsidiaries not to, sell or otherwise dispose of any assets (including, without limitation, the capital stock of any Subsidiary of the Loan Parties) except for (i) sales of Inventory in the ordinary course of business, (ii) sales of surplus assets of the Loan Parties no longer used in the Loan Parties’ business operations, (iii) sales of assets listed on Schedule 6.12, (iv) sales and other dispositions from one Loan Party to another Loan Party, provided, that any such sales or dispositions shall be in the ordinary course of such Loan Parties’ business, made in good faith, at commercially reasonable prices and on commercially reasonable terms and conditions, unless such transactions are between (A) U.S. Loan Parties and the Canadian Borrower or (B) Canadian Guarantors, (v) sales and other dispositions from one Foreign Subsidiary (other than Canadian Subsidiaries) to another Foreign Subsidiary (other than Canadian Subsidiaries), and (vi) sales of assets having a fair market value not in excess of US$25,000,000 in the aggregate.

Section 6.13                            Nature of Business.  Each of the Loan Parties will not (and will not apply to the Bankruptcy Court or the Canadian Court for authority to), and will cause their Subsidiaries not to, modify or alter in any material manner the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted (except as required by the Bankruptcy Code or CCAA).

Section 6.14                            Restrictive Agreements among Loan Parties.  Each of the Loan Parties will not (and will not apply to the Bankruptcy Court or the Canadian Court for authority to), and will cause their Subsidiaries not to, except for this Agreement or to the extent existing on the Filing Date and disclosed on Schedule 6.14, permit, place or agree to permit or place any restrictions on the payment of dividends or other distributions among the Loan Parties or their Subsidiaries or Affiliates or the making of advances or any other cash payments among the Loan Parties or their Subsidiaries or Affiliates.

Section 6.15                            Right of Subrogation among Loan Parties.  Each of the Loan Parties will not (and will not apply to the Bankruptcy Court or the Canadian Court for authority to), and will cause their Subsidiaries not to, assert any right of subrogation against any other Loan Party until all Borrowings and all Letters of Credit are paid in full and the Commitments are terminated.

Section 6.16                            Derivative Agreements.  Each of the Loan Parties will not (and will not apply to the Bankruptcy Court or the Canadian Court for authority to), and will cause their

Subsidiaries not to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Loan Party or any Subsidiary has actual exposure (other than those in respect of capital stock of any Person), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Loan Party or any Subsidiary, provided that in each case such Swap Agreements may only be entered into in the ordinary course of the Loan Parties’ business, consistent with past practices.

Section 6.17                            Reorganization Plan.  The Loan Parties will not (and will not apply to the Bankruptcy Court or the Canadian Court for authority to), file any Reorganization Plan that does not provide for the repayment in full in cash on the effective date thereof of all outstanding Secured Obligations.

ARTICLE 7. EVENTS OF DEFAULT

Section 7.1                                  Events of Default.  In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace (if any) set forth below (each, an “Event of Default”):

(a)                                  any representation or warranty made by any Loan Party in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any statement or representation made in any report, financial statement, certificate or other document furnished by any Loan Party to the Lenders under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

(b)                                 default shall be made in the payment of any principal of the Loans or any reimbursement obligation or cash collateralization in respect of Letters of Credit, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

(c)                                  default shall be made in the payment of any fees or interest on the Loans or other amounts payable by the Loan Parties hereunder (other than any amounts referred to in clause (b) of this Section), when and as the same shall become due and payable, and such failure shall continue unremedied for more than one (1) Business Day; or

(d)                                 default shall be made by any Loan Party, or any of their respective Subsidiaries, in the due observance or performance of any covenants, conditions or agreements contained in ARTICLE 6 hereof; or

(e)                                  default shall be made by any Loan Party, or any of their respective Subsidiaries, in the due observance or performance of any covenant, condition or agreement (other than the covenants, conditions or agreements contained in ARTICLE 6 hereof) to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days following the earlier of (i) notice of such breach by the Administrative Agent or any Lender or (ii) any Loan Party having knowledge of such breach; or

(f)            any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code, or any Loan Party shall file a motion or other pleading seeking the dismissal of any of the Cases under Section 1112 of the Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within thirty (30) days after the entry thereof; or a trustee in bankruptcy, receiver, interim receiver, receiver and manager or official with similar powers shall be appointed with respect to any Canadian Loan Party or its assets; or an application shall be filed by any Loan Party for the approval of any other Superpriority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to the claims of the Administrative Agent and the Lenders against any Loan Party hereunder, or there shall arise or be granted any such pari passu or senior Superpriority Claim without the consent of the Administrative Agent in its exclusive discretion (provided that the Administrative Agent’s discretion with respect to the foregoing claims shall be limited to claims for less than $1,000,000); or the Bankruptcy Court shall enter an order terminating the use of cash collateral for the purposes described in Section 3.10; or a motion shall be filed by any Loan Party in any of the Canadian Cases for the approval of any other superpriority charge other than the CCAA Charges against any of the Canadian Loan Parties, or there shall arise any such pari passu or senior charge without the consent of the Administrative Agent in its exclusive discretion (provided that the Administrative Agent’s discretion with respect to the foregoing claims shall be limited to claims for less than $1,000,000); or

(g)           the Bankruptcy Court or the Canadian Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code or the stay in the Initial Order, as applicable, to the holder or holders of any security interest to permit foreclosure or enforcement of any kind (or the granting of a deed in lieu of foreclosure or the like) on any assets of any of the Loan Parties which have a value in excess of US$5,000,000 in the aggregate; or

(h)           a Change of Control shall occur; or

(i)            the Loan Parties shall fail to deliver any certified Borrowing Base Certificate when due and such default shall continue unremedied for more than (i) one (1) Business Day with respect to a daily Borrowing Base Certificate, (ii) three (3) Business Days with respect to a weekly Borrowing Base Certificate and (iii) five (5) Business Days with respect to a monthly Borrowing Base Certificate; or

(j)            any Loan Document shall not be for any reason, or any of the Loan Parties shall so assert in a pleading filed in any court, in full force and effect and enforceable in all material respects in accordance with its terms; or

(k)           an order of the Bankruptcy Court or the Canadian Court shall be entered reversing, amending, supplementing, staying for a period in excess of ten (10) days, vacating or otherwise modifying any of the Orders without the prior written consent of the Administrative Agent; or

(l)            any judgment or order as to a post-petition liability or debt for the payment of money in excess of US$1,000,000 shall be rendered against any of the Loan Parties or any of their Subsidiaries and such judgment shall remain undischarged and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(m)          any non-monetary judgment or order with respect to a post-petition event shall be rendered against any Loan Party, or any of their respective Subsidiaries, which does or would reasonably be expected to cause a Material Adverse Effect; or

(n)           the Loan Parties or any of their Subsidiaries shall make any Pre-Petition Payment (whether by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or payables (including, without limitation, reclamation claims) other than Pre-Petition Payments authorized by the Bankruptcy Court or Canadian Court in respect of (i) accrued payroll and related employee benefit expenses as of the Filing Date, (ii) reclamation claims in such amounts as determined by the Loan Parties and agreed to by the Administrative Agent; (iii) materialmen’s, shippers, warehousemen’s and other similar liens and certain other pre-petition claims permitted by the Administrative Agent and authorized by the Bankruptcy Court or Canadian Court in an aggregate amount not to exceed $46,000,000, (iv) the payment of current interest and letter of credit fees (and the payment of all interest and fees that are accrued and unpaid as of the Filing Date) at the applicable non-default rates provided for pursuant to the Pre-Petition Credit Agreement, all as described in the Loan Parties’ “Motion for an Order (I) Authorizing Debtors to Obtain Post-Petition Financing; (II) Granting Liens, Including Priming Liens, and Superpriority Claims Pursuant to 11 U.S.C. § 364; (III) Authorizing Use of Proceeds to Effectuate Payout of Securitization Facilities (IV) Authorizing Use of Cash Collateral Pursuant to 11 U.S.C. § 363; (V) Granting Adequate Protection Pursuant to 11 U.S.C. §§ 363 and 364; and (VI) Scheduling a Final Hearing,” and as authorized by the Orders, (v) payments in respect of prepetition claims of taxing authorities in an aggregate amount not to exceed $23,100,000 as described in the Loan Parties’ “Motion for an Order Authorizing the Payment of Prepetition Sales, Use, Property, and Other Taxes and Governmental Charges;” (vi) the payment of pre-petition claims to certain critical vendors in an aggregate amount not to exceed $60,000,00 as described in the Loan Parties’ “Motion for an Order Authorizing the Payment of Prepetition Claims of Certain Critical Vendors;” (vii) the payment of certain pre-petition obligations owed to customers and brokers in an aggregate amount not to exceed $23,000,000 as described in the Loan Parties’ “Motion for an Order Authorizing the Debtors to Honor Certain Prepetition Obligations to Customers and Brokers and to Otherwise Continue Prepetition Customer and Broker Programs and Practices in the Ordinary Course of Business;” (viii) payment of pre-petition obligations in respect of insurance programs in an aggregate amount not to exceed $7,000,000 as described in the Loan Parties’ “Motion for an Order Authorizing the Debtors to (I) Make Installment Payments Under Prepetition Insurance Premium Financing Agreements, (II) Continue Prepetition Insurance Programs in the Ordinary Course of Business, and (III) Pay All Prepetition Obligations in Respect Thereof;” or (ix) such other orders which are satisfactory in form and substance to the Administrative Agent; or

(o)           any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than ten (10) days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than US$1,000,000; or

(p)           (i) any Loan Party or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) such Loan Party or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds US$1,000,000 allocable to post-petition obligations or requires payments exceeding US$100,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by such Loan Party or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

(q)           any Loan Party or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of such Loan Party and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the Closing Date by an amount exceeding US$1,000,000; or

(r)            any Loan Party or any ERISA Affiliate thereof shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than US$1,000,000; or

(s)           any Loan Party shall have failed to make current service contributions to a Canadian Pension Plan (other than the failure to make any contribution accrued and unpaid as of the Filing Date); or

(t)            it shall be determined (whether by the Bankruptcy Court, the Canadian Court or by any other judicial or administrative forum) that any Loan Party is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable Environmental Laws the payment of which will have a Material Adverse Effect and the enforcement thereof shall not have been stayed;

then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders, shall, take one or more of the following actions without further order of or application to the Bankruptcy Court or the Canadian Court, provided that with respect to item (iv) below and the enforcement of liens or other remedies with respect to collateral referred to in item (v) below, the Administrative Agent shall provide the Borrowers (with a copy to counsel for the Official Creditors’ Committee appointed in any of the U.S. Cases, to the United States Trustee for the Bankruptcy Court’s

District, and to any monitor in the Canadian Cases) with five (5) business days’ prior written notice (the “Default Notice”), and, solely to the extent required in the Canadian Cases, with leave of the Canadian Court:  (i) terminate forthwith the Commitments; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Loan Parties upon demand to forthwith deposit in the Letter of Credit Account or Canadian Letter of Credit Account, as the case may be, cash in an amount, taken together with any amounts then held in the Letter of Credit Account or Canadian Letter of Credit Account, as the case may be, is equal to the greater of (A) an amount, as determined by the Fronting Banks and the Applicable Agents, equal to the face amount of all outstanding Letters of Credit issued by the Fronting Banks plus the sum of all projected contractual obligations to the Applicable Agents, the Fronting Banks and the Lenders of the Borrowers thereunder through the expiration date(s) of such Letters of Credit, and (B) 105% of the aggregate Letter of Credit Outstandings issued by the Fronting Banks (and to the extent the Loan Parties shall fail to furnish such funds as demanded by the Administrative Agent, the Administrative Agent shall be authorized to debit the accounts of the Loan Parties maintained with the Administrative Agent in such amount five (5) Business Days after the giving of the Default Notice (the “Default Notice Period”)); (iv) set-off amounts in any Collateral Account or any other accounts maintained with the Administrative Agent or any other Lender or their Affiliates and apply such amounts to the obligations of the Loan Parties hereunder and in the other Loan Documents; or (v) exercise any and all remedies (including, without limitation, with respect to the Liens in favor of the Agents and the Secured Parties) under the Loan Documents and under applicable law available to the Administrative Agent and the Lenders.

ARTICLE 8. THE AGENTS

Section 8.1             Administration.  The general administration of the Loan Documents shall be performed by the Administrative Agent.  Each Lender hereby irrevocably authorizes each Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents).  The Agents shall not have any duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

Section 8.2             Advances and Payments.  On the date of each Loan, the Applicable Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Commitment hereunder.  Should the Applicable Agent do so, each of the Lenders agrees forthwith to reimburse such Agent in immediately available funds for the amount so advanced on its behalf by such Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

Section 8.3            Sharing of Setoffs.

(a)           Each U.S. Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the U.S. Loan Parties and the Canadian Borrower, including, but not limited to, a secured claim or other security or interest arising from, or in lieu of, such secured claim and received by such U.S. Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its U.S. Loans as a result of which the unpaid portion of its U.S. Loans is proportionately less than the unpaid portion of the U.S. Loans of any other U.S. Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other U.S. Lender a participation in the U.S. Loans of such other U.S. Lender, so that the aggregate unpaid principal amount of each U.S. Lender’s U.S. Loans and its participation in U.S. Loans of the other U.S. Lenders shall be in the same proportion to the aggregate unpaid principal amount of all U.S. Loans then outstanding as the principal amount of its U.S. Loans prior to the obtaining of such payment was to the principal amount of all U.S. Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the U.S. Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest).  Each of the U.S. Loan Parties expressly consents to the foregoing arrangements and agrees that any U.S. Lender holding (or deemed to be holding) a participation in a U.S. Loan may exercise any and all rights of banker’s lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.1) or counterclaim with respect to any and all moneys owing by the U.S. Loan Parties to such U.S. Lender as fully as if such U.S. Lender held a promissory note and was the original obligee thereon, in the amount of such participation.

(b)           Each Canadian Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Canadian Loan Parties and the U.S. Borrower, including, but not limited to, a secured claim or other security or interest arising from, or in lieu of, such secured claim and received by such Canadian Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Canadian Loans as a result of which the unpaid portion of its Canadian Loans is proportionately less than the unpaid portion of the Canadian Loans of any other Canadian Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Canadian Lender a participation in the Canadian Loans of such other Canadian Lender, so that the aggregate unpaid principal amount of each Canadian Lender’s Canadian Loans and its participation in Canadian Loans of the other Canadian Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Canadian Loans then outstanding as the principal amount of its Canadian Loans prior to the obtaining of such payment was to the principal amount of all Canadian Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Canadian Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest).  Each of the Canadian Loan Parties expressly consents to the foregoing arrangements and agrees that any Canadian Lender holding (or deemed to be holding) a participation in a Canadian Loan may exercise any and all rights of banker’s lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.1) or counterclaim with respect to any and all moneys owing by the Canadian Loan Parties to such Canadian Lender as fully as if such Canadian Lender held a promissory note and was the original obligee thereon, in the amount of such participation.

Section 8.4            Agreement of Required Lenders.  Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders.  No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 9.10.

Section 8.5            Liability of Agents.

(a)           Each Agent, when acting on behalf of the Lenders, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Agents nor their directors, officers, agents, employees or Affiliates shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct.  The Agents and their respective directors, officers, agents, employees and Affiliates  shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders or in reliance upon the advice of counsel selected by it.  Without limiting the foregoing, neither the Agents, nor any of their respective directors, officers, employees, agents or Affiliates shall be responsible to any Lender for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Loan Parties of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

(b)           Neither the Agents nor any of their respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Loan Parties on account of the failure or delay in performance or breach by any Lender or by the Loan Parties of any of their obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

(c)           The Agents, in their capacity as Agents hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

Section 8.6             Reimbursement and Indemnification.  Each Lender agrees (i) to reimburse (x) the Agents for such Lender’s Applicable Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Loan Parties and (y) the Agents for such Lender’s Applicable Percentage of any expenses of the Agents incurred for the benefit of the Lenders that the Loan Parties have agreed to reimburse pursuant to Section 9.5 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agents and any of their directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Loan Parties (except such as shall result from their respective gross negligence or willful misconduct).

Section 8.7             Rights of Agents.  It is understood and agreed that the Agents shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with any Loan Party, as though it were not an Agent hereunder.

Section 8.8             Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the Co-Lead Arrangers, joint bookrunners, syndication agents, or documentation agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent, a Lender or Fronting Bank hereunder.

Section 8.9             Independent Lenders.  Each Lender acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Loan Parties and agrees that the Agents shall bear no responsibility therefor.

Section 8.10           Notice of Transfer.  The Administrative Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender shall have been received by the Administrative Agent.

Section 8.11           Successor Agents.  Each Agent may resign at any time by giving written notice thereof to the Lenders and the Loan Parties.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Loan Parties.  If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least US$100,000,000, which shall be reasonably satisfactory to the Loan Parties.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this ARTICLE 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

Section 8.12          Quebec Security.

(a)           For greater certainty, and without limiting the powers of any Agent, each of the Agents, the Lenders and the Fronting Banks, for themselves, and each Lender for each of its Affiliates, hereby irrevocably constitutes JPMorgan Chase Bank, N.A., Toronto Branch as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) in order to hold hypothecs and security granted by any Loan Party on property pursuant to the laws of the Province of Québec in order to secure obligations of any Loan Party under any bond, debenture or similar title of indebtedness, issued by any Loan Party, and hereby agrees that JPMorgan Chase Bank, N.A., Toronto Branch may act as the bondholder and mandatary (i.e. agent) with respect to any bond, debenture or similar title of indebtedness that may be issued by any Loan Party and pledged in favour of JPMorgan Chase Bank, N.A., Toronto Branch, for the benefit of the Secured Parties. The execution by JPMorgan Chase Bank, N.A., Toronto Branch, acting as fondé de pouvoir, bondholder and mandatary, prior to the execution of this Agreement of any deeds of hypothec or other security documents is hereby ratified and confirmed.

(b)           Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Québec), JPMorgan Chase Bank, N.A., Toronto Branch may acquire and be the holder of any bond, debenture or similar title of indebtedness issued by any Loan Party (i.e. the fondé de pouvoir may acquire and hold the first bond, debenture or similar title of indebtedness issued under any deed of hypothec by any Loan Party).

(c)           The constitution of JPMorgan Chase Bank, N.A., Toronto Branch as fondé de pouvoir, and as bondholder and mandatary with respect to any bond, debenture, or similar title of indebtedness that may be issued and pledged from time to time to JPMorgan Chase Bank, N.A., Toronto Branch for the benefit of the Secured Parties, shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of any Secured Parties’ rights and obligations under this Agreement by the execution of an assignment, including an Assignment and Acceptance, or other agreement pursuant to which it becomes such assignee or participant, and by each successor Agent by the execution of an Assignment and Acceptance or other agreement, or by the compliance with other formalities, as the case may be, pursuant to which it becomes a successor Agent under this Agreement.

(d)           JPMorgan Chase Bank, N.A., Toronto Branch acting as fondé de pouvoir, bondholder or mandatary shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favour of the Agents in this Agreement, which shall apply mutatis mutandis to JPMorgan Chase Bank, N.A., Toronto Branch, acting as fondé de pouvoir, bondholder or mandatary.

ARTICLE 9. MISCELLANEOUS

Section 9.1            Notices.

(a)           Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)            if to the Loan Parties, to Smurfit-Stone Container Corporation at Six CityPlace Drive, 10th Floor, St. Louis, MO 63141, Attention of Chief Financial Officer (Fax No. (314) 787-6162);

(ii)           if to the Administrative Agent or the Collateral Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin Street, 10th Floor, Houston, Texas 77002, Attention of Christian Cho (Telecopy No. 713-427-6307) and Sylvia Gutierrez (Telecopy No. 713-427-6307), with a copy to JPMorgan Chase Bank, N.A., 277 Park Avenue, 8th Floor, New York, NY 10172, Attention of Ann Kurinskas (Telecopy No. 212-622-4556);

(iii)          if to the Canadian Administrative Agent or the Canadian Collateral Agent, to JPMorgan Chase Bank, N.A., Toronto Branch 200 Bay Street, Suite 1800, Toronto, Ontario M5J 2J2, Attention of Amanda Vidulich (Telecopy No. 416-981-9128);

(iv)          if to JPMCB, as Fronting Bank with respect to any U.S. Revolving Facility Letter of Credit, to it at JPMorgan Chase Bank, N.A., 300 South Riverside Plaza, L/C Department, Mail code: IL1-0236, Chicago, IL 60606, Attention of Floro Alcantara (Telephone: 312-954-1910) and Annette Bond (Telephone: 312-954-3240) Fax: 312-954-0203, with a copy to JPMorgan Chase Bank, N.A., 277 Park Avenue, 8th Floor, New York, NY 10172, Attention of Ann Kurinskas (Telecopy No. 212-622-4556); and

(v)           if to JPMCB, as Fronting Bank with respect to any Canadian Revolving Facility Letter of Credit, to it at JPMorgan Chase Bank, N.A., Toronto Branch L/C Department, 200 Bay Street, Floor 18 Toronto, M5J 2J2, Canada, Attention of Jennifer McLaughlin (Telephone: 416-981-2324; Fax: 416-981-2375), with a copy to JPMorgan Chase Bank, N.A., 277 Park Avenue, 8th Floor, New York, NY 10172, Attention of Ann Kurinskas (Telecopy No. 212-622-4556); and

(vi)          if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)           Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE 2 unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Loan Parties may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them; provided that approval of such procedures may be limited to particular notices or communications.

(c)           Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 9.2            Survival of Agreement, Representations and Warranties, etc.  All warranties, representations and covenants made by any Loan Party herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Lender or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated.  All statements in any such certificate or other instrument shall constitute representations and warranties by the Loan Parties hereunder with respect to the Loan Parties.

Section 9.3            Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of a Fronting Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of a Fronting Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Fronting Bank(s) and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

(i)            Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than a Loan Party or an Affiliate of a Loan Party) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)          the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)           each Fronting Bank, provided that no consent of any Fronting Bank shall be required for an assignment of all or any portion of a Term Loan.

(ii)           Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless the Administrative Agent otherwise consents;

(B)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500;

(D)          the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E)           no such assignment shall be made to a Loan Party or any Affiliate of a Loan Party; and

(F)           with the exception of assignments from the Converting Lenders necessary to effect further allocations of the Commitments and the Loans, and except as directed by the Administrative Agent pursuant to Section 9.3(e), no such assignments shall be made prior to the earlier of (I) the date the Bankruptcy Court enters the Final Order or (II) the date the Administrative Agent declares in writing the syndication of the Commitments to be complete.

For the purposes of this Section 9.3(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.19, Section 9.5, Section 9.6).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)          The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and payments made by the Fronting Bank(s) pursuant to a Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Fronting Bank(s) and

the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, the Fronting Bank(s) and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)           Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it under this Agreement, the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)           Any Lender may, without the consent of the Borrowers, the Administrative Agent, or the Fronting Banks, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Fronting Bank(s) and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.10(a) that affects such Participant.  The Loan Parties agree that each Participant shall be entitled to the benefits of Section 2.15, Section 2.16 and Section 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 2.26 as though it were a Lender, provided such Participant agrees to be subject to Section 8.3 as though it were a Lender.

(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)           Each Lender having a Commitment on the Closing Date (a “Closing Date Lender”), hereby agrees to execute and deliver, at any time and from time to time on or prior to the date the Bankruptcy Court enters the Final Order, such Assignments and Acceptances as the Administrative Agent may direct in order to effect secondary allocations of the Commitments to other Persons who shall become Lenders hereunder.  The Closing Date Lenders shall effect such assignments with the payment of a corresponding amount of fees to market as the Administrative Agent may direct, but which fees, as paid by a Closing Date Lender, shall be no greater than the amount of fees to market received by such Closing Date Lender in connection with such Closing Date Lender’s initial Commitments under this Agreement.

Section 9.4            Confidentiality.  Each Agent, the Fronting Banks and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance herewith), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Laws or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, any Fronting Bank or any Lender on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from the Borrowers or any of their Subsidiaries relating to the Borrowers or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to any Agent, any Fronting Bank or any Lender on a non-confidential basis and not known by such Person to be in contravention of any applicable confidentiality or similar provision prior to disclosure by the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH AGENT, EACH FRONTING BANK AND EACH OF THE LENDERS ACKNOWLEDGES THAT INFORMATION FURNISHED TO IT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING ANY OF THE LOAN

PARTIES OR THEIR SUBSIDIARIES AND THEIR RESPECTIVE RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE LOAN PARTIES OR THE AGENTS PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE LOAN PARTIES AND THE AGENTS THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 9.5            Expenses.  Whether or not the transactions hereby contemplated shall be consummated, the Loan Parties’ agree to pay all reasonable expenses incurred by each Agent and the Co-Lead Arrangers (including, without limitation, the reasonable fees and disbursements of Bryan Cave LLP, counsel for the Administrative Agent, any other local counsel that such Agent shall retain (including Canadian and Delaware counsel) and any internal or third-party appraisers, consultants and auditors advising such Agent and the Co-Lead Arrangers and their counsel) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, the costs, fees and expenses of each Agent and the Co-Lead Arrangers in connection with the initial and periodic collateral reviews and appraisals, field audits, monitoring of assets (including collateral monitoring fees of or incurred by the Administrative Agent) and publicity expenses, and, following the occurrence of an Event of Default, all expenses incurred by the Lenders and each Agent in the enforcement or protection of the rights of any one or more of the Lenders or such Agent in connection with this Agreement or the other Loan Documents, including but not limited to the fees and disbursements of any counsel for the Lenders or such Agent.  Such payments by the Loan Parties shall be made upon delivery of a statement setting forth such costs and expenses.  Whether or not the transactions hereby contemplated shall be consummated, the Loan Parties agree to reimburse the Administrative Agent and the Co-Lead Arrangers for the expenses set forth in the Commitment Letter and the reimbursement provisions thereof are hereby incorporated herein by reference.  The obligations of the Loan Parties under this Section shall survive the termination of this Agreement or the payment of the Loans.

Section 9.6            Indemnity.

(a)           Each of the Loan Parties agree to indemnify and hold harmless each Agent, the Co-Lead Arrangers and the Lenders and their directors, officers, employees, trustees, advisors, agents and Affiliates (each an “Indemnified Party”) from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from (i) the willful misconduct or gross negligence of such Indemnified Party or (ii) an action commenced by such Indemnified Party against a Loan Party and which action results in a final judgment in favor of such Loan Party.  The obligations of the Loan Parties under this Section shall survive the termination of this Agreement and the payment of the Loans.

(b)           To the extent that a Borrower fails to pay any amount required to be paid by it to the Applicable Agent or a Fronting Bank under Section 9.5 or paragraph (a) of this Section, each Lender severally agrees to pay to the Applicable Agent or the Fronting Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Applicable Agent or the Fronting Bank in its capacity as such.

(c)           To the extent permitted by applicable law, no Loan Party, Agent or any of the Lenders shall assert, and each Loan Party, Agent and Lender hereby waives, any claim against any other Loan Party, Agent or any Lender, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof except to the extent such damages would otherwise be subject to indemnity hereunder.

Section 9.7            Choice of Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL, UNLESS OTHERWISE SPECIFIED THEREIN, IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND THE BANKRUPTCY CODE.

Section 9.8            No Waiver.  No failure on the part of any Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

Section 9.9            Extension of Maturity.  Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

Section 9.10                                Amendments, etc.

(a)                                  No modification, amendment or waiver of any provision of this Agreement, the Security and Pledge Agreement or any other Loan Document, and no consent to any departure by the Loan Parties therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of each Lender affected thereby (x) increase the Commitment of such Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a Lender), or (y) reduce the principal amount of any Loan (or any unreimbursed Letter of Credit) or the rate of interest payable thereon, or extend any date for the payment of interest, principal or fees hereunder or reduce any Fees payable hereunder or extend the final maturity of the Loan Parties’ obligations hereunder (subject to Section 2.30 and Section 2.31); and, provided, further, that no such modification or amendment shall without the written consent of (A) all of the Lenders (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders or the consent or approval of each affected Lender, (ii) amend this Section 9.10 or the definition of Required Lenders or Super-majority Lenders, (iii) amend or modify the Superpriority Claim status of the Lenders contemplated by Section 2.24, (iv) increase the Total Revolving Commitment by an amount in excess of US$100,000,000, (v) release all or substantially all of the Collateral from the Liens created hereunder and under the other Loan Documents or (B) the Super-majority Lenders (i) release any material portion (but less than all or substantially all) of the Collateral from the Liens created hereunder and under the other Loan Documents (other than with respect to asset sales permitted under Section 6.12), (ii) release any Loan Party from its joint and several obligations under ARTICLE 10, (iii) alter the eligibility standards or amend any of the component definitions used in determining the Borrowing Bases in a manner which would increase the amount of the Borrowing Bases, (iv) increase the Total Revolving Commitment by an amount up to US$100,000,000, (v) increase the advance rates in calculation of the Borrowing Bases, (vi) change Section 7.1(f) or (vii) change Section 2.33.  No such amendment or modification may adversely affect the rights and obligations of the Agents or any Fronting Bank hereunder without its prior written consent.  No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances.  Each assignee under Section 9.3 shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender.  No amendment to this Agreement shall be effective against any Loan Party unless in writing and signed by such Loan Party.  The Administrative Agent shall provide written notice to the monitor in the Canadian Cases promptly following any request from the Canadian Loan Parties pursuant to this Agreement or any of the other Loan Documents for the consent of the Lenders to release any material portion of or all or substantially all of the Collateral from the Liens in favor of the Agents on behalf of the Secured Parties or for the release of the proceeds of such Collateral from such Liens.

(b)                                 Notwithstanding anything to the contrary contained in Section 9.10(a), in the event that any Loan Party requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders or the consent of the Super-majority Lenders and such modification or amendment is agreed to by the Consenting Lenders

(as hereinafter defined), then with the consent of the Loan Parties and the Consenting Lenders, the Loan Parties and the Consenting Lenders shall be permitted to amend the Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by such Loan Party (such Lender or Lenders, collectively the “Minority Lenders”) to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Revolving Commitment of one or more of the Consenting Lenders, so that the Total Revolving Commitment after giving effect to such amendment shall be in the same amount as the Total Revolving Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Consenting Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate.  As used herein, the term “Consenting Lenders” shall mean, at any time, Lenders having aggregate Total Canadian Outstandings, Total U.S. Outstandings and unused Commitments representing more than 66-2/3% of the aggregate Total Canadian Outstandings, Total U.S. Outstandings and unused Commitments at such time.

Section 9.11                                Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.12                                Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

Section 9.13                                Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

Section 9.14                                Prior Agreements; Inconsistencies.  This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between any Loan Party and any Lender or the Administrative Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter and the fee letter referred to therein, including without limitation the provisions of Section 2.20).  In the event of any conflicts between the express provisions of this Agreement and the Orders, the provisions of the Orders shall control to the extent of any such inconsistency.  In the event of any conflicts between the express provisions of this Agreement and the Security Agreement, the provisions of this Agreement shall control to the extent of any such inconsistency.

Section 9.15                                Further Assurances.  Whenever and so often as reasonably requested by an Agent, the Loan Parties will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agents all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

Section 9.16                                Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 9.17                                Subordination of Intercompany Indebtedness.  Each of the Loan Parties agree that any and all Intercompany Indebtedness owed to any Loan Party shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations.  Notwithstanding any right of any Loan Party to ask, demand, sue for, take or receive any payment in respect of any Intercompany Indebtedness owed to any Loan Party, any and all rights, liens and security interests of any Loan Party, whether now or hereafter arising and howsoever existing, in any assets of any other Subsidiary of Parent (whether constituting part of the Collateral given to the Agents for the benefit of the Secured Parties to secure payment of all or any part of the Secured Obligations or otherwise) shall be and are subordinated to the rights of the Agents and the Secured Parties in those assets.  No Loan Party shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations (other than unasserted contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Loan Parties and the Lenders have been terminated.  So long as any Event of Default shall have occurred and be continuing, then, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Intercompany Indebtedness owed by any Loan Party shall be paid or delivered directly to the Administrative Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied.  Each of the Loan Parties irrevocably authorize and empower the Administrative Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of any Loan Party such proofs of claim and take such other action, in the Administrative Agent’s own name or in the name of the applicable Loan Party or otherwise, as the Administrative Agent may deem necessary or advisable for the enforcement of this Section 9.17.  The Administrative Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Secured Obligations.  Should any payment, distribution, security or instrument or proceeds thereof be received by any Loan Party upon or with respect to the Intercompany Indebtedness at any time an Event of Default shall have occurred and be continuing and prior to the satisfaction of all of the Secured Obligations and the termination of all financing arrangements among the Loan Parties and the Lenders, the applicable Loan Party shall receive and hold the same in trust, as trustee, for the benefit of the Lenders and shall so long as any Event of Default shall have occurred and be continuing promptly deliver the same to the Administrative Agent, for the benefit of the Lenders, in precisely the form received (except for the endorsement or assignment of the applicable Loan Party where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the applicable Loan Party as the property of the Lenders.  If any Loan Party fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same.  So long as any Event of Default shall have occurred and be continuing, the Loan Parties agree that until the Secured Obligations have been paid in full (in cash) and satisfied and all financing arrangements among the Loan Parties and the Lenders have been terminated, the Loan Parties will neither assign nor transfer to any Person (other than the Administrative Agent) any claim the Loan Parties have or may have against any other Subsidiary of the Parent.

Section 9.18                                Certain Post Closing Matters.

(a)                                  Notwithstanding anything to the contrary contained in this Agreement, within the time periods set forth below or such later date to which the Administrative Agent may, in its exclusive discretion, agree in writing, the Loan Parties shall deliver to the Administrative Agent:

(i)                                     within ninety (90) days after the Closing Date, mortgages in favor of the Applicable Agent and in form and substance reasonably satisfactory to the Administrative Agent on such Eligible Real Property of the Loan Parties as may then constitute all or any part of the U.S. PP&E Component or the Canadian PP&E Component, together with such updated title commitments and related real estate due diligence materials as the Administrative Agent may request in accordance with the definition of Eligible Real Property;

(ii)                                  within sixty (60) days after the Closing Date, account control agreements in favor of the Applicable Agent and in form and substance reasonably satisfactory to the Administrative Agent on deposit accounts and securities accounts of the Loan Parties maintained with any institution other than such Applicable Agent;

(iii)                               within ten (10) days after the Closing Date, the form of Final Order, in form and substance satisfactory to the Administrative Agent in is exclusive discretion, which shall be attached hereto as Exhibit A-3, delivery of which was temporarily waived by the Lenders for the purposes of effectuating the Closing Date;

(iv)                              within three (3) Business Days after the Bankruptcy Court enters the U.S. Interim Order, orders shall have been made in the Recognition Cases recognizing the U.S. Cases of Smurfit-MBI and SLP Finance General Partnership and granting charges over the assets of each of Smurfit-MBI and SLP Finance General Partnership and otherwise in form satisfactory to the Administrative Agent, which orders shall be in full force and effect and shall not have been stayed, reversed, modified, or amended in any respect without the prior written consent of the Administrative Agent;

(v)                               within fifteen (15) days after the Closing Date, certificates representing ownership interests in Pledged Collateral (as defined in the Security and Pledge Agreement) that are required to be delivered to the Administrative Agent pursuant to the Security and Pledge Agreement, together with an update to Exhibit E to the Security and Pledge Agreement providing the information contemplated by but not included on such Exhibit E as of the Closing Date;

(vi)                            on or before March 27, 2009, (A) evidence satisfactory to the Administrative Agent in its exclusive discretion that Smurfit-Stone Puerto Rico, Inc. has remedied its failure to be in good standing under the law of its jurisdiction of organization and until the Administrative Agent receives such evidence, no assets of Smurfit-Stone Puerto Rico, Inc. will be included in the U.S. Borrowing Base and (B) the Organizational Documents and certificate of good standing or similar certificate for Smurfit-Stone Puerto Rico, Inc.;

(vii)                         within ninety (90) days after the Closing Date, (A) a mortgage granted by MBI Limited/Limitée, in its capacity as general partner of Smurfit-MBI, in favour of the Canadian Collateral Agent in respect of the property municipally known as 8150 Parkhill Drive, Milton, Ontario, and (B) a deed of hypothec and issue of bonds by the Canadian Borrower in favour of the Canadian Collateral Agent, as fondé de pouvoir, in respect of the property municipally known as 15400 Sherbrooke Street East, Montreal, Quebec, and such other documents related thereto, in each case in form and substance reasonably satisfactory to the Canadian Administrative Agent, together with such title insurance policies and related real estate due diligence materials and other materials as the Canadian Administrative Agent may request;

(viii)                      within fifteen (15) days after the Closing Date, (A) Pledged Security Certificates (as defined in the Canadian Security Agreement) required to be delivered to the Canadian Collateral Agent pursuant to the Canadian Security Agreement and other materials as may be required to provide the Canadian Collateral Agent with control over such Pledged Security Certificates, and (B) each Instrument evidencing obligations owing to any Canadian Loan Party in a principal amount in excess of $1,000,000 included in or related to the Collateral (as defined in the Canadian Security Agreement) endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Canadian Collateral Agent may reasonably request pursuant to the

Canadian Security Agreement, together with an update to Schedule A of the Canadian Security Agreement providing the information contemplated by but not included on such Schedule A as of the Closing Date;

(ix)                             within one (1) day after the Closing Date, copies certified by the Secretary of State of the State of Delaware of (x) the Certificate of Merger of SSCE Funding, LLC with and into Stone Receivables LLC and (y) the Certificate of Merger of Stone Receivables LLC with and into Smurfit-Stone Container Enterprises, Inc.;

(x)                                within three (3) Business Days after the Closing Date, the Termination and Reassignment Agreement with respect to the termination of the Canadian Receivables Securitization Program in form and substance reasonably satisfactory to the Administrative Agent;

(xi)                             within three (3) Business Days after the Closing Date, the amended and restated Initial Order in form and substance reasonably satisfactory to the Administrative Agent; and

(xii)                         on or before the date the Bankruptcy Court enters the Final Order, a cross border protocol with respect to proceedings in the Cases before the Canadian Court and the Bankruptcy Court in form and substance reasonably satisfactory to the Administrative Agent.

(b)                                 All conditions precedent and representations contained in the Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above); provided, that to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct at the time the respective action is taken in accordance with the foregoing provisions of this Section 9.18.  The acceptance of the benefits of the making of each Loan and the issuance of each Letter of Credit shall constitute a representation, warranty and covenant by the Loan Parties to each of the Lenders that the actions required pursuant to this Section 9.18 will be taken within the relevant time periods referred to in this Section 9.18 and that, at such time, all representations and warranties contained in this Agreement shall then be true and correct without any modification pursuant to this Section 9.18.

Section 9.19                                USA Patriot Act.  Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the Patriot Act.

Section 9.20                                Judgment Currency.  (a)           Except as otherwise provided in Section 11.3, the Loan Parties’ obligations hereunder and under the other Loan Documents to make payments in Dollars or in Canadian Dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Applicable Agent, the applicable Fronting Bank or the applicable Lender of the full amount of the Obligation Currency expressed to be payable to the Applicable Agent, the applicable Fronting Bank or the applicable Lender under this Agreement or the other Loan Documents.  If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Exchange Rate, in the case of Canadian Dollars or Dollars, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)                                 If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Loan Parties covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)                                  For purposes of determining the amount of any payment in the Obligation Currency under this Section 9.20, the rate of exchange used shall take into account any premium and costs payable in connection with the purchase of the Obligation Currency.

Section 9.21                                Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither any Fronting Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

Section 9.22                                Canadian Anti-Money Laundering Legislation.

(a)                                  Each of the Canadian Loan Parties acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Applicable Agent and the Lenders may be required to obtain, verify and record information regarding such Canadian Loan Party, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Canadian Loan Party, and the transactions contemplated hereby. Each of the Canadian Loan Parties shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Applicable Agent, or any prospective assign or participant of a Lender or the Applicable Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)                                 If the Applicable Agent has ascertained the identity of any Canadian Loan Party or any authorized signatories of such Canadian Loan Party for the purposes of applicable AML Legislation, then the Applicable Agent:

 (i)                                  shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and such Applicable Agent within the meaning of applicable AML Legislation; and

(ii)                                  shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Applicable Agent has no obligation to ascertain the identity of any Canadian Loan Party or any authorized signatories of such Canadian Loan Party on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from such Canadian Loan Party or any such authorized signatory in doing so.

Section 9.23                                Conversion.

(a)                                  In connection with the completion of syndication efforts, on a date designated by the Administrative Agent on not less than one (1) Business Days notice to the U.S. Borrower, the Converting Lenders and Bank of America, N.A., and which date shall be no later than the later of (i) the date the Bankruptcy Court enters the Final Order and (ii) forty (40) days after the Closing Date (the “Conversion Date”), to the extent the percentage obtained by dividing the U.S. Revolving Commitment of a Converting Lender on the Closing Date by the aggregate Commitments of such Converting Lender on the Closing Date (immediately prior to the initial funding of the Term Loans) is greater than 33.333%, the Converting Lenders may elect to decrease their U.S. Tranche A Revolving Commitments by an amount to be specified by each such Converting Lender and increase their outstanding U.S. Term Loans by the amount of such decrease (each, a “U.S. Term Loan Conversion”), provided, that the amount of a U.S. Term Loan Conversion by a Converting Lender shall not result in the percentage obtained by dividing the U.S. Revolving Commitment of a Converting Lender (after giving effect to such U.S. Term Loan Conversion) by the aggregate Revolving Commitments and Term Loans of such Converting Lender at the time of such conversion (after giving effect to any assignments by such Converting Lender after the Closing Date and on or prior to such date, the “U.S. Revolving Credit Hold Percentage”) to be less than 33.333%; provided, further, that no U.S. Term Loan

Conversion shall result in the aggregate principal amount of the U.S. Tranche A Revolving Loans to be greater than (x) prior to the expiration of the Interim Period, the Interim U.S. Tranche A Revolving Commitment (after giving effect to such conversion), and (y) from and after the expiration of the Interim Period, the U.S. Tranche A Revolving Commitment (as such U.S. Tranche A Revolving Commitment may be reduced from time to time pursuant to the terms of this Agreement and after giving effect to such conversion); and provided, further, that if the U.S. Revolving Credit Hold Percentage of the Converting Lenders is less than the percentage obtained by dividing the U.S. Revolving Commitment of Bank of America, N.A. by the aggregate Revolving Commitments and Term Loans of Bank of America, N.A. at the time of such conversion, Bank of America, N.A. shall be deemed to be a Converting Lender and may decrease such amount of its U.S. Tranche A Revolving Commitment (and thereby increase its outstanding U.S. Term Loans by such amount) as may be necessary to reduce its U.S. Revolving Credit Hold Percentage to not less than the U.S. Revolving Credit Hold Percentage of the other Converting Lenders.  To effect a U.S. Term Loan Conversion, a Converting Lender shall provide written notice (a “U.S. Conversion Notice”) to the U.S. Borrower, the other Converting Lenders and the Administrative Agent on or prior to the Conversion Date setting forth the percentage of such Converting Lender’s U.S. Tranche A Revolving Commitment that will be converted to a U.S. Term Loan.  On the date of the Administrative Agent’s delivery of notice regarding the establishment of the Conversion Date, JPMCB and Deutsche Bank Trust Company Americas shall advise Bank of America, N.A. of the U.S. Revolving Credit Hold Percentage.  Each U.S. Conversion Notice received by the Administrative Agent shall be irrevocable.

(b)                                 Subject to the limitations set forth in Section 9.23(a) above, on the conversion date specified by a Converting Lender in its U.S. Conversion Notice:

(i)                                     such Converting Lender shall make an amount available to the Administrative Agent at its office most recently designated for such purpose, no later than 12:00 Noon, New York City time, in U.S. Dollars and in immediately available funds, equal to (A) the percentage of such Converting Lender’s U.S. Tranche A Revolving Commitment that will be converted to a U.S. Term Loan multiplied by (B) the difference between (x) the U.S. Tranche A Revolving Commitment of such Converting Lender on such date (as determined immediately prior to any U.S. Term Loan Conversions on such date), minus (y) the aggregate outstanding U.S. Tranche A Revolving Loans of such Converting Lender on such date (prior to giving effect to any conversion of U.S. Tranche A Revolving Loans to U.S. Term Loans as provided in clause (ii)(y) below); provided, that, if the foregoing amount is zero, the Converting Lender shall not be required to make any amount available to the Administrative Agent;

(ii)                                  upon the Administrative Agent’s receipt of funds pursuant to clause (i) above, if applicable, (x) the Administrative Agent shall deposit such funds in the U.S. Term Loan Collateral Account and such funds shall be deemed to be an outstanding U.S. Term Loan (subject to disbursement to the U.S. Borrower as provided in

Section 2.7(c)), (y) an amount equal to (A) the percentage of such Converting Lender’s U.S. Tranche A Revolving Commitment that will be converted to a U.S. Term Loan multiplied by (B) the aggregate outstanding U.S. Tranche A Revolving Loans of such Converting Lender on such date (prior to giving effect to any conversion of U.S. Tranche A Revolving Loans to U.S. Term Loans as provided in this clause (y)) shall be deemed to be an outstanding U.S. Term Loan and shall cease to be a U.S. Tranche A Revolving Loan, and (z) the U.S. Tranche A Revolving Commitment of such Converting Lender shall be reduced permanently in an amount equal to the amount of such Converting Lender’s U.S. Tranche A Revolving Commitment that was converted to a U.S. Term Loan; and

(iii)                               each U.S. Term Loan made pursuant to clause (i) above or deemed to be made pursuant to clause (ii) above shall be an ABR Loan (which ABR Loan may be converted in accordance with the terms of this Agreement).

(c)                                  In connection with the completion of syndication efforts, on the Conversion Date, to the extent the percentage obtained by dividing the Canadian Revolving Commitment of a Converting Lender on the Closing Date by the aggregate Commitments of such Converting Lender on the Closing Date (immediately prior to the initial funding of the Term Loans) is greater than 8.666%, the Converting Lenders may elect to decrease their Canadian Revolving Commitments by an amount to be specified by each such Converting Lender and increase their outstanding Canadian Term Loans by the amount of such decrease (each, a “Canadian Term Loan Conversion”), provided, that the amount of a Canadian Term Loan Conversion by a Converting Lender shall not result in the percentage obtained by dividing the Canadian Revolving Commitment of a Converting Lender (after giving effect to such Canadian Term Loan Conversion) by the aggregate Revolving Commitments and Term Loans of such Converting Lender at the time of such conversion (after giving effect to any assignments by such Converting Lender after the Closing Date and on or prior to such date, the “Canadian Revolving Credit Hold Percentage”) to be less than 8.666%; provided, further, that no Canadian Term Loan Conversion shall result in the Canadian Revolving Credit Utilization to be greater than (x) prior to the expiration of the Interim Period, the Interim Canadian Revolving Commitment (after giving effect to such conversion), and (y) from and after the expiration of the Interim Period, the Canadian Revolving Commitment (as such Canadian Revolving Commitment may be reduced from time to time pursuant to the terms of this Agreement and after giving effect to such conversion); and provided, further, that if the Canadian Revolving Credit Hold Percentage of the Converting Lenders is less than the percentage obtained by dividing the Canadian Revolving Commitment of Bank of America, N.A., Canada Branch, by the aggregate Revolving Commitments and Term Loans of Bank of America, N.A., Canada Branch, at the time of such conversion, Bank of America, N.A., Canada Branch, shall be deemed to be a Converting Lender and may decrease such amount of its Canadian Revolving Commitment (and thereby increase its outstanding Canadian Term Loans by such amount) as may be necessary to reduce its Canadian Revolving Credit Hold Percentage to not less than the Canadian Revolving Credit Hold Percentage of the other Converting Lenders.  To effect a Canadian Term Loan Conversion, a Converting Lender shall provide written notice (a “Canadian Conversion Notice”) to the Canadian Borrower, the other Converting Lenders and the Canadian Administrative Agent on or prior to the Conversion Date setting forth the percentage of such Converting Lender’s Canadian Revolving Commitment that will be converted to a Canadian Term Loan.  On the date of the Administrative Agent’s delivery of notice regarding the establishment of the Conversion Date, JPMCB and Deutsche Bank Trust Company Americas shall advise Bank of America, N.A., Canada Branch, of the Canadian Revolving Credit Hold Percentage.  Each Canadian Conversion Notice received by the Canadian Administrative Agent shall be irrevocable.

(d)                                 Subject to the limitations set forth in Section 9.23(c) above, on the conversion date specified by a Converting Lender in its Canadian Conversion Notice:

(i)                                     such Converting Lender shall make an amount available to the Canadian Administrative Agent at its office most recently designated for such purpose, no later than 12:00 Noon, New York City time, in U.S. Dollars and in immediately available funds, equal to (A) the percentage of such Converting Lender’s Canadian Revolving Commitment that will be converted to a Canadian Term Loan multiplied by (B) the difference between (x) the Canadian Revolving Commitment of such Converting Lender on such date (as determined immediately prior to any Canadian Term Loan Conversions on such date), minus (y) the aggregate outstanding Canadian Revolving Loans of such Converting Lender on such date (prior to giving effect to any conversion of Canadian Revolving Loans to Canadian Term Loans as provided in clause (ii)(y) below); provided, that, if the foregoing amount is zero, the Converting Lender shall not be required to make any amount available to the Canadian Administrative Agent;

(ii)                                  upon the Canadian Administrative Agent’s receipt of funds pursuant to clause (i) above, if applicable, (x) the Canadian Administrative Agent shall deposit such funds in the Canadian Term Loan Collateral Account and such funds shall be deemed to be an outstanding Canadian Term Loan (subject to disbursement to the Canadian Borrower as provided in Section 2.7(d)), (y) an amount equal to (A) the percentage of such Converting Lender’s Canadian Revolving Commitment that will be converted to a Canadian Term Loan multiplied by (B) the aggregate outstanding Canadian Revolving Loans of such Converting Lender on such date (prior to giving effect to any conversion of Canadian Revolving Loans to Canadian Term Loans as provided in this clause (y)) shall be deemed to be an outstanding Canadian Term Loan and shall cease to be a Canadian Revolving Loan, and (z) the Canadian Revolving Commitment of such Converting Lender shall be reduced permanently in an amount equal to the amount of such Converting Lender’s Canadian Revolving Commitment that was converted to a Canadian Term Loan;

(iii)                               each Canadian Term Loan made pursuant to clause (i) above or deemed to be made pursuant to clause (ii) above shall be an ABR Loan (which ABR Loan may be converted in accordance with the terms of this Agreement); and

(iv)                              each Canadian Revolving Lender’s undivided interest and participation in each Canadian Revolving Facility Letter of Credit pursuant to Section 2.4(f) shall be adjusted to account for the reduction in the aggregate Canadian Revolving Commitment.

Section 9.24                                Restated Agreement.  Each reference to the Prior Agreement in any other Loan Document shall, without further amendment, be deemed to be a reference to this Agreement.

ARTICLE 10. GUARANTY

Section 10.1                                U.S. Guaranty.  Each of the Borrowers and the U.S. Guarantors, each in its capacity as a Guarantor, hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Administrative Agent (for the benefit of the Secured Parties) the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Secured Parties in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any other Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “U.S. Guaranteed Obligations”).  Each of the Borrowers and the U.S. Guarantors further agrees that the U.S. Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Secured Obligations.

Section 10.2                                Canadian Guaranty.  Each of the Canadian Guarantors, each in its capacity as a Guarantor, hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Canadian Administrative Agent (for the benefit of the Secured Parties) the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Canadian Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Secured Parties in endeavoring to collect all or any part of the Canadian Secured Obligations from, or in prosecuting any action against, the Canadian Borrower, any other Canadian Guarantor or any other guarantor of all or any part of the Canadian Secured Obligations (such costs and expenses, together with the Canadian Secured Obligations, collectively the “Canadian Guaranteed Obligations”, and, together with the U.S. Guaranteed Obligations, the “Guaranteed Obligations”). Each of the Canadian Guarantors

further agrees that the Canadian Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Canadian Secured Obligations.

Section 10.3                                Guaranty of Payment.  This Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require any Secured Party to sue any Loan Party, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

Section 10.4                                No Discharge or Diminishment of Guaranty.

(a)                                  Except as otherwise provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including:  (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Loan Party or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any time against any Obligated Party, the Agents, any Fronting Bank, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

(b)                                 The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)                                  Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any Secured Party to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Loan Party for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by any Secured Party with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

Section 10.5                                Defenses Waived.  To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any other Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any other Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person.  Each Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Guarantor under this Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash.  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Obligated Party or any security.

Section 10.6                                Rights of Subrogation.  No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any Collateral, until the Guaranteed Obligations have been paid in full and the Commitments have been terminated.

Section 10.7                                Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Loan Party or otherwise, each Guarantor’s obligations under this Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not any Secured Party is in possession of this Guaranty.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Loan Party, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by the Lender.

Section 10.8                                Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

Section 10.9                                Termination.  Each Guarantor acknowledges and agrees that this Guaranty is irrevocable until the Guaranteed Obligations have been paid in full and the Commitments have been terminated. The Lenders may continue to make loans or extend credit to the Borrowers based on this Guaranty. Each Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed from time to time, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.

Section 10.10                          Taxes.  All payments of the Guaranteed Obligations will be made by each Guarantor free and clear of and without deduction for any Taxes in accordance with Section 2.19.

Section 10.11                          Maximum Liability.  The provisions of this Guaranty are severable, and in any action or proceeding involving any corporate law of any Governmental Authority, or any state, provincial, regional, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”.  This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 10.12                          Contribution.  In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Contribution Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor.  For purposes of this ARTICLE 10, each Non-Paying Guarantor’s “Contribution Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the Closing Date (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Guarantors from the Borrowers after the Closing Date (whether by loan, capital infusion or by other means).  Nothing in this provision shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability).  Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations.  This provision is for the benefit of both the Agents, the Fronting Banks, the Lenders and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

Section 10.13                          Liability Cumulative.  The liability of each Loan Party as a Guarantor under this ARTICLE 10 is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agents, the Fronting Banks and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE 11. COLLECTION ALLOCATION MECHANISM

Section 11.1                                Implementation of CAM.

(a)                                  On the Termination Date, the Lenders shall automatically and without further act (and without regard to the provisions of  Section 9.3) be deemed to have exchanged interests in the Credit Facilities such that in lieu of the interest of each Lender in each Credit Facility in which it shall participate as of such date (including such Lender’s interest in the Obligations of each Loan Party in respect of each such Credit Facility), such Lender shall hold an interest in every one of the Credit Facilities (including the Obligations of each Loan Party in respect of each such Credit Facility), whether or not such Lender shall previously have participated therein, equal to such Lender’s CAM Percentage thereof.  Each Lender and each Loan Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any Person that acquires a participation in its interests in any Credit Facility.  Each Loan Party agrees from time to time to execute and deliver to the Administrative Agent all instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange.

(b)                                 As a result of the CAM Exchange, upon and after the Termination Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Obligations, and each distribution made by the Administrative Agent in respect of the Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages.  Any direct payment received by a Lender upon or after the Termination Date, including by way of setoff, in respect of the Obligations shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

Section 11.2                                Letters of Credit.

(a)                                  In the event that on the Termination Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under any such Letter of Credit shall not have been reimbursed by the applicable Borrower or with the proceeds of a

Revolving Loan, each Lender having, on such date and prior to giving effect to the CAM Exchange, Letter of Credit Outstandings with respect to such Letter of Credit shall promptly pay over to the Administrative Agent, in immediately available funds, in the case of any undrawn amount, and in Dollars, in the case of any unreimbursed amount, an amount equal to such Lender’s Applicable Percentage of such undrawn face amount or (to the extent it has not already done so) such unreimbursed drawing, as the case may be, together with interest thereon from the Termination Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to an ABR Loan in a principal amount equal to such amount.  The Administrative Agent shall establish a separate account or accounts for each Lender (each, an “LC Reserve Account”) for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence.  The Administrative Agent shall deposit in each Lender’s LC Reserve Account such Lender’s CAM Percentage of the amounts received from the Lenders as provided above.  The Administrative Agent shall have sole dominion and control over each LC Reserve Account, and the amounts deposited in each LC Reserve Account shall be held in such LC Reserve Account until withdrawn as provided in  paragraph (b),  (c),  (d)  or  (e)  below.  The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the LC Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender’s CAM Percentage.  The amounts held in each Lender’s LC Reserve Account shall be held as a reserve against the outstanding Letter of Credit Outstandings, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Loan Party and shall not give rise to any obligation on the part of either Borrower to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in  ARTICLE 2.

(b)                                 In the event that on or after the Termination Date any drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the applicable Fronting Bank, withdraw from the LC Reserve Account of each Lender any amounts, up to the amount of such Lender’s CAM Percentage of such drawing, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to the applicable Fronting Bank in satisfaction of the reimbursement obligations of the Lenders under Section 2.4(g) (but not of either Borrower under  Section 2.4(e)).  In the event any Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit as provided in this Section 11.2, the applicable Fronting Bank shall, in the event of a drawing thereunder, have a claim against such Lender to the same extent as if such Lender had defaulted on its obligations under Section 2.4(g), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the applicable Borrower’s reimbursement obligations pursuant  Section 11.1.  Each other Lender shall have a claim against such defaulting Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

(c)                                  In the event that after the Termination Date any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the LC Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

(d)                                 With the prior written approval of the Administrative Agent and the applicable Fronting Bank (not to be unreasonably withheld), any Lender may withdraw the amount held in its LC Reserve Account in respect of the undrawn amount of any Letter of Credit.  Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent, for the account of the applicable Fronting Bank, on demand, its CAM Percentage of such drawing.

(e)                                  Pending the withdrawal by any Lender of any amounts from its LC Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Permitted Investments.  Each Lender which has not withdrawn its CAM Percentage of amounts in its LC Reserve Account as provided in  paragraph (d)  above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its LC Reserve Account and to retain such earnings for its own account.

Section 11.3                                Conversion.  In the event the Termination Date shall occur, Obligations owed by the Loan Parties denominated in any currency other than Dollars (other than, for the avoidance of doubt, obligations in respect of undrawn Canadian Revolving Facility Letters of Credit denominated in Canadian Dollars) shall, automatically and with no further act required, be converted to obligations of the same Loan Parties denominated in Dollars.  Such conversion shall be effected based upon the Exchange Rates in effect with respect to the relevant currencies on the Termination Date.  On and after any such conversion, all amounts accruing and owed to any Lender in respect of its Obligations shall accrue and be payable in Dollars at the rates otherwise applicable hereunder (and, in the case of interest on Loans, at the default rate applicable to ABR Loans hereunder).  Notwithstanding the foregoing provisions of this Section 11.3, any Lender may, by notice to the Borrowers and the Administrative Agent prior to the Termination Date, elect not to have the provisions of this  Section 11.3 apply with respect to all Obligations owed to such Lender immediately following the Termination Date, and, if such notice is given, all Obligations owed to such Lender immediately following the Termination Date shall remain designated in their original currencies.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

SMURFIT-STONE CONTAINER ENTERPRISES, INC.

By:
Name:
Title:
150 North Michigan Avenue
Chicago, IL 60601

FEIN: 36-2041256

SMURFIT-STONE CONTAINER CANADA INC.

By:
Name:
Title:
630 Rene-Levesque Blvd. West, Suite 3000
Montreal, QC
H3B 5C7

SMURFIT-STONE CONTAINER CORPORATION

By:
Name:
Title:
150 North Michigan Avenue
Chicago, IL 60601

FEIN: 43-1531401

Signature Page to Credit Agreement

CALPINE CORRUGATED LLC

By:
Name:
Title:
3366 E. Muscat Avenue
Fresno, CA 93725

FEIN: 11-3740470

CAMEO CONTAINER CORPORATION

By:
Name:
Title:
Six CityPlace Drive
Creve Coeur, MO 63141

FEIN: 36-2425701

LOT 24D REDEVELOPMENT CORPORATION

By:
Name:
Title:
Six CityPlace Drive
Creve Coeur, MO 63141

FEIN: 37-1356747

ATLANTA & SAINT ANDREWS BAY RAILWAY COMPANY

By:
Name:
Title:
Six CityPlace Drive
Creve Coeur, MO 63141

FEIN: 63-6000093

Signature Page to Credit Agreement

STONE INTERNATIONAL SERVICES CORPORATION

By:
Name:
Title:
Six CityPlace Drive
Creve Coeur, MO 63141

FEIN: 36-3599630

STONE GLOBAL, INC.

By:
Name:
Title:
Six CityPlace Drive
Creve Coeur, MO 63141

FEIN: 36-4200806

STONE CONNECTICUT PAPERBOARD PROPERTIES, INC.

By:
Name:
Title:
Six CityPlace Drive
Creve Coeur, MO 63141

FEIN: 36-3498038

SMURFIT-STONE PUERTO RICO, INC.

By:
Name:
Title:
Amelia Industrial Park
47 Amelia Street
Guaynabo, Puerto Rico 00968

FEIN: 66-0665984

Signature Page to Credit Agreement

SMURFIT NEWSPRINT CORPORATION

By:
Name:
Title:
Six CityPlace Drive
Creve Coeur, MO 63141

FEIN: 93-0361650

SLP FINANCE I, INC.

By:
Name:
Title:
Six CityPlace Drive
Creve Coeur, MO 63141

FEIN: 43-1898169

SLP FINANCE II, INC.

By:
Name:
Title:
Six CityPlace Drive
Creve Coeur, MO 63141

FEIN: 43-1903935

SMBI INC.

By:
Name:
Title:
Six CityPlace Drive
Creve Coeur, MO 63141

FEIN: 13-4182567

Signature Page to Credit Agreement

3083527 NOVA SCOTIA COMPANY

By:
Name:
Title:
630 Rene-Levesque Blvd. West, Suite 3000
Montreal, QC
H3B 5C7

MBI LIMITED/LIMITÉE

By:
Name:
Title:
7120 Hurontario Street
No. 200
Mississauga, ON
L5W 0A9

SMURFIT-MBI, by its general partner, MBI Limited/Limitée

By:
Name:
Title:
7120 Hurontario Street
No. 200
Mississauga, ON
L5W 0A9

STONE CONTAINER FINANCE COMPANY OF CANADA II

By:
Name:
Title:
1959 Upper Water Street, Suite 900
Halifax, NS
B3J 2X2

Signature Page to Credit Agreement

639647 BRITISH COLUMBIA LTD.

By:
Name:
Title:
7120 Hurontario Street
No. 200
Mississauga, ON
L5W 0A9

B.C. SHIPPER SUPPLIES LTD.

By:
Name:
Title:
7120 Hurontario Street
No. 200
Mississauga, ON
L5W 0A9

SPECIALTY CONTAINERS INC.

By:
Name:
Title:
7120 Hurontario Street
No. 200
Mississauga, ON
L5W 0A9

SLP FINANCE GENERAL PARTNERSHIP, by
its general partner, SLP Finance I, Inc.

By:
Name:
Title:
630, Boul. Rene-Levesque Ouest
Bureau 3000
Montreal, QC
H3B 5C7

Signature Page to Credit Agreement

FRANCOBEC COMPANY

By:
Name:
Title:
1000 Chemin de l’Usine
La Tuque, QC
G9X3P8

605681 N.B. INC.

By:
Name:
Title:
44 Chipman Hill, Suite 1000, Post Office Box 7289
Stn A, Saint John, NB E2L 4S6

Signature Page to Credit Agreement

LENDERS:

JPMORGAN CHASE BANK, N.A.
Individually and as Administrative Agent and Collateral Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH
as Canadian Administrative Agent and Canadian Collateral Agent

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Credit Agreement

Annex A-1

Canadian Revolving Commitment Amounts

LENDER	COMMITMENT
JPMorgan Chase Bank, N.A., Toronto Branch	US$	21,350,000.00
Deutsche Bank Trust Company Americas	US$	21,350,000.00
Bank of America, N.A., Canada Branch	US$	8,000,000.00
The Bank of Nova Scotia	US$	5,633,333.33
General Electric Capital Corporation	US$	8,666,666.67

Total:	US$	65,000,000

Annex A-2

U.S. Tranche A Revolving Commitment Amounts

LENDER	COMMITMENT
JPMorgan Chase Bank, N.A.	US$	48,043,879.60
Deutsche Bank Trust Company Americas	US$	48,043,879.60
Bank of America, N.A.	US$	43,770,434.80
The Bank of Nova Scotia	US$	18,237,681.20
General Electric Capital Corporation	US$	28,057,971.00
Manchester Securities Corp.	US$	28,846,153.80

Total:	US$	215,000,000.00

Annex A-3

U.S. Term Loan Commitment Amounts

LENDER	COMMITMENT
JPMorgan Chase Bank, N.A.	US$	106,482,758.62
Deutsche Bank Trust Company Americas	US$	106,482,758.62
Bank of America, N.A.	US$	34,666,666.67
The Bank of Nova Scotia	US$	34,666,666.67
General Electric Capital Corporation	US$	53,333,333.33
The Foothill Group, Inc.	US$	64,367,816.09

Total:	US$	400,000,000

Annex A-4

Canadian Term Loan Commitment Amounts

LENDER	COMMITMENT
JPMorgan Chase Bank, N.A., Toronto Branch	US$	8,167,241.38
Deutsche Bank Trust Company Americas	US$	8,167,241.38
Bank of America, N.A., Canada Branch	US$	5,333,333.33
The Bank of Nova Scotia	US$	3,033,333.33
General Electric Capital Corporation	US$	4,666,666.67
The Foothill Group, Inc.	US$	5,632,183.91

Total:	US$	35,000,000

Annex A-5

U.S. Tranche B Revolving Commitment Amounts

LENDER	COMMITMENT
JPMorgan Chase Bank, N.A.	US$	9,033,043.50
Deutsche Bank Trust Company Americas	US$	9,033,043.50
Bank of America, N.A.	US$	8,229,565.20
The Bank of Nova Scotia	US$	3,428,985.50
General Electric Capital Corporation	US$	5,275,362.30

Total:	US$	35,000,000.00

Exhibit A-1

Form of U.S. Interim Order

Exhibit A-2

Form of Initial Order

Exhibit A-3

Form of Final Order

Exhibit B-1

Form of Security and Pledge Agreement

Exhibit B-2

Form of Canadian Security Agreement

Exhibit C-1

Form of Weekly Borrowing Base Certificate

Exhibit C-2

Form of Monthly Borrowing Base Certificate

Exhibit D

Form of Opinion of Counsel

Exhibit E

Form of Assignment and Acceptance

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (as amended, modified or restated from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrowers:	SMURFIT-STONE CONTAINER ENTERPRISES, INC. and SMURFIT-STONE CONTAINER CANADA INC.

4.	Administrative Agent:	JPMORGAN CHASE BANK, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The US$750,000,000 Amended and Restated Credit Agreement dated as of February [ ], 2009 among SMURFIT-STONE

CONTAINER ENTERPRISES, INC., SMURFIT-STONE CONTAINER CANADA INC., the other Loan Parties parties thereto, the Lenders parties thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the other agents parties thereto

6.                                       Assigned Interest:

Facility Assigned (e.g. “U.S. Tranche A Revolving Commitment,” “U.S. Tranche B Revolving Commitment,” “Canadian Revolving Commitment,” “U.S. Term Loans,” or “Canadian Term Loans”)	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder
	$	$		%
	$	$		%
	$	$		%

Effective Date:                                         , 20

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates on or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and] Accepted:

[JPMORGAN CHASE BANK, N.A., as
Administrative Agent]

By
Title:

[Consented to:]

[JPMORGAN CHASE BANK, N.A., as Fronting Bank]

By
Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.  Representations and Warranties.

1.1  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of Section 2.19(f), duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.   Payments.    From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest,

fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed wholly within such state and the Bankruptcy Code.

Exhibit F

Form of Loan Party Joinder Agreement

THIS LOAN PARTY JOINDER AGREEMENT (this “Agreement”), dated as of                                     , is entered into between                       , a                        (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Amended and Restated Credit Agreement, dated as of February [    ], 2009, among SMURFIT-STONE CONTAINER ENTERPRISES, INC., a Delaware corporation, SMURFIT-STONE CONTAINER CANADA INC., a corporation continued under the Companies Act (Nova Scotia) (collectively, the “Borrowers”), SMURFIT-STONE CONTAINER CORPORATION, a Delaware corporation, the other Loan Parties party thereto, the Lenders party thereto, the Administrative Agent and JPMORGAN CHASE BANK N.A., TORONTO BRANCH, as Canadian Administrative Agent (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.             [Use for Domestic Subsidiaries: The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a “U.S. Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a U.S. Guarantor thereunder as if it had executed the Credit Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement, and (c) all of the guaranty obligations applicable to U.S. Guarantors set forth in Article X of the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.11 of the Credit Agreement, hereby guarantees, jointly and severally with the Borrowers and other U.S. Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the U.S. Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the U.S. Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the Borrowers and other U.S. Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the U.S. Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.]

1.             [Use for Canadian Subsidiaries: The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a “Canadian Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Canadian Guarantor thereunder as if it had executed the Credit Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement, and (c) all of the guaranty obligations applicable to the Canadian Guarantors set forth in Article X of the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.11 of the Credit Agreement, hereby guarantees, jointly and severally with the other Canadian Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Canadian Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Canadian Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Canadian Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Canadian Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.]

2.             If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

3.             The address of the New Subsidiary for purposes of Section 9.1 of the Credit Agreement is as follows:

Attention:

4.             The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5.             This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

6.             THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

Exhibit G

Form of Compliance Certificate

To:                              The Administrative Agent and the Lenders

parties to the Credit Agreement described below

This Compliance Certificate (this “Certificate”) is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of February [    ], 2009 (as amended, modified, restated, renewed or extended from time to time, the “Agreement”) among Smurfit-Stone Container Enterprises, Inc., a Delaware corporation (the “U.S. Borrower”), Smurfit-Stone Container Canada Inc., a company continued under the Companies Act (Nova Scotia) (the “Canadian Borrower”), Smurfit-Stone Container Corporation, a Delaware corporation (the “Parent”), the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent for the Lenders, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, ON ITS BEHALF AND ON BEHALF OF EACH LOAN PARTY, THAT:

1.     I am the duly elected                of the Parent;

2.     I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Loan Parties and their Subsidiaries during the accounting period covered by the attached financial statements [for quarterly or monthly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of the Loan Parties and their consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3.     The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.4 of the Agreement;

4.     I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Administrative Agent the notice required by Section 4.15 of the Security and Pledge Agreement and/or Section 6 of the Canadian Security Agreement, as applicable; and

5. Schedule I attached hereto sets forth financial data and computations evidencing the Loan Parties’ compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Loan Parties have taken, are taking, or propose to take with respect to each such condition or event or (ii) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this          day of                         , 20    .

SMURFIT-STONE CONTAINER CORPORATION

By:
Name:
Title:

SCHEDULE I

Compliance as of            , 20    with

Section 6.3, 6.4, 6.5, 6.6, 6.11 and 6.12 of

the Agreement

Schedule 4.1

Closing Documents

1.	Credit Agreement
2.	Security and Pledge Agreement
3.	Canadian Security Agreement
4.

Deed of Hypothec and Issue of Bonds made by each of Canadian Borrower, Smurfit-MBI, MBI Limited, 3083527 Nova Scotia Company, Francobec Company, 639647 British Columbia Ltd. and SLP Finance I, Inc. and SLP Finance II, Inc., as partners of SLP Finance General Partnership, in favour of JPMorgan Chase Bank, N.A., Toronto Branch, as fondé de pouvoir

5.	25% Demand Bond issued by the Canadian Borrower in favour of the Canadian Collateral Agent
6.	Pledge of Bond Agreement made by Canadian Borrower in favour of the Canadian Collateral Agent
7.	Delivery order in respect of the 25% Demand Bond by Canadian Borrower in favour of JPMorgan Chase Bank, N.A., Toronto Branch, as fondé de pouvoir
8.	Payoff and Termination Letter with respect to VFN, Series 2004-2
9.	Redemption Funding Agreement with respect to Series 2004-1 Notes
10.	Lien Releases with respect to Series 2004-1 Notes
11.	U.S. Interim Order
12.	Initial Order entered by Ontario Superior Court of Justice
13.	Recognition Order entered by Ontario Superior Court of Justice
14.	Participation Fee Letter
15.	Funding Letter
16.	Notice of Borrowing with respect to the U.S. Term Loan
17.	Notice of Borrowing with respect to Canadian Term Loan
18.	Notice of Borrowing with respect to Revolving Loans
19.	Borrowing Base Certificate
20.	Cash Flow Forecast
21.	Lien Searches
22.	Securitization Reports
23.	Insurance Certificates

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EXHIBIT B

ANNEX A-5

U.S. Tranche B Revolving Commitment Amounts

LENDER	COMMITMENT
JPMorgan Chase Bank, N.A.	US$	9,033,043.50
Deutsche Bank Trust Company Americas	US$	9,033,043.50
Bank of America, N.A.	US$	8,229,565.20
The Bank of Nova Scotia	US$	3,428,985.50
General Electric Capital Corporation	US$	5,275,362.30

Total:	US$	35,000,000.00

EXHIBIT C

FORM OF OPINION

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

February 25, 2009

Those Institutions Listed on

Schedule I Attached Hereto

Re:                               DIP Credit Agreement of Smurfit-Stone Container Enterprises, Inc.

Ladies and Gentlemen:

We have acted as counsel to Smurfit-Stone Container Enterprises, Inc., a Delaware corporation (the “U.S. Borrower”), and a debtor and debtor in possession in a case jointly administered with the cases of the U.S. Borrower’s parent, Smurfit-Stone Container Corporation (the “Parent”), and the direct and indirect Subsidiaries of the Parent and the U.S. Borrower listed on Schedule II (together with the U.S. Borrower and the Parent, the “Loan Parties”), pending under Chapter 11 of the Bankruptcy Code, commenced in the United States Bankruptcy Court for the District of Delaware (collectively, the “Chapter 11 Cases”), in connection with (i) the Credit Agreement, dated as of January 28, 2009 (the “DIP Credit Agreement”), among the Parent, the U.S. Borrower, Smurfit-Stone Container Canada Inc. (the “Canadian Borrower”), certain of the Loan Parties, the financial institutions party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (in such capacity, the “Agent”), (ii) the First Amendment to Credit Agreement and to Security and Pledge Agreement, dated as of February 25, 2009 (the “First Amendment”), among the Parent, the U.S. Borrower, the Canadian Borrower, certain of the Loan Parties, the Lenders, and the Agent, which First Amendment amends the DIP Credit Agreement in certain respects, and (iii) the transactions contemplated thereby.  The Loan Parties identified on Schedule III hereto are hereinafter referred to as the “Delaware Loan Parties”.  Calpine Corrugated, LLC, a California limited liability company, is hereinafter referred to as the “California Loan Party”.  Cameo Container Corporation, an Illinois corporation, is hereinafter referred to as the “Illinois Loan Party”.  This opinion letter is furnished to you at the request of the U.S. Borrower pursuant to Section 4.3 of the First Amendment.  Capitalized terms not otherwise defined herein have the meanings specified in the DIP Credit Agreement.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

(i)            the DIP Credit Agreement, as amended by the First Amendment;

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

(ii)           the Security and Pledge Agreement, dated as of January 28, 2009, by and among each of the Loan Parties organized under the laws of the United States or a political subdivision thereof and the Agent, as amended by the First Amendment;

(iii)          copies, certified by the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), to be true and correct copies of the certificates of incorporation, together with all amendments thereto, of each of the Delaware Loan Parties on file in the office of the Delaware Secretary of State;

(iv)          copies, certified by the Secretary of State of the State of California (the “California Secretary of State”), to be true and correct copies of the articles of organization, together with all amendments thereto, of the California Loan Party on file in the office of the California Secretary of State;

(v)           copies, certified by the Secretary of State of the State of Illinois (the “Illinois Secretary of State”), to be true and correct copies of the articles of incorporation, together with all amendments thereto, of the Illinois Loan Party on file in the office of the Illinois Secretary of State;

(vi)          good-standing certificates of the Delaware Secretary of State with respect to the good standing of each of the Delaware Loan Parties;

(vii)         a certificate of status of the California Secretary of State with respect to the good standing of the California Loan Party;

(viii)        a good-standing certificate of the Illinois Secretary of State with respect to the good standing of the Illinois Loan Party;

(ix)                                copies of the by-laws of each of the Delaware Loan Parties, certified by the secretary of such Delaware Loan Party to be a true and correct copy of the by-laws of such Delaware Loan Party in effect at the time of the adoption of the resolutions referred to in clause (xii);

(x)                                    a copy of the operating agreement of the California Loan Party, certified by the secretary of the California Loan Party to be a true and correct copy of the operating agreement of the California Loan Party in effect at the time of the adoption of the resolutions referred to in clause (xiii);

(xi)                                 a copy of the by-laws of the Illinois Loan Party, certified by the secretary of the Illinois Loan Party to be a true and correct copy of the by-laws of the Illinois Loan Party in effect at the time of the adoption of the resolutions referred to in clause (xiv);

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(xii)                             copies of the resolutions adopted by the board of directors of each Delaware Loan Party, certified by the secretary of such Delaware Loan Party to be true and correct copies of all resolutions adopted by such board of directors relating to the Transaction Documents and the transactions contemplated thereby;

(xiii)                          copies of the resolutions adopted by the Management Committee of the California Loan Party, certified by the secretary of the California Loan Party to be true and correct copies of all resolutions adopted by the Management Committee relating to the Transaction Documents and the transactions contemplated thereby;

(xiv)        copies of the resolutions adopted by the board of directors of the Illinois Loan Party, certified by the secretary of the Illinois Loan Party to be true and correct copies of all resolutions adopted by such board of directors relating to the Transaction Documents and the transactions contemplated thereby;

(xv)         certificates of the secretary of each Delaware Loan Party as to, among other things, the charter documents and by-laws of such Delaware Loan Party, and the incumbency of the parties executing any Transaction Documents on behalf of such Delaware Loan Party;

(xvi)        certificates of the secretary of the California Loan Party as to, among other things, the charter documents and operating agreement of the California Loan Party, and the incumbency of the parties executing any Transaction Documents on behalf of the California Loan Party;

(xvii)       certificates of the secretary of the Illinois Loan Party as to, among other things, the charter documents and by-laws of the Illinois Loan Party, and the incumbency of the parties executing any Transaction Documents on behalf of the Illinois Loan Party;

(xviii)      the order entered by the Bankruptcy Court on February 23, 2009 (the “Order”), a copy of which is attached hereto as Exhibit A, approving, among other things, the execution, delivery and performance by the Loan Parties of the Transaction Documents; and

(xix)                           a certified copy, dated February 24, 2009, of the docket of the Clerk of the Bankruptcy Court for the District of Delaware in the jointly administered cases captioned In re Smurfit-Stone Container Corporation, et al., Case No. 09-10235 (BLS) (the “Docket”).

The documents referred to in clauses (i) and (ii) above are hereinafter collectively referred to as the “Transaction Documents”.  “Applicable Law” means those laws, rules and regulations of the State of New York, the State of California, the State of Illinois, and the United States of America

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that in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents and to companies engaged in the same line of business as the Loan Parties, without our having made any special investigation as to the applicability of any specific law, rule or regulation.

In rendering the opinions set forth herein, we have also (a) examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of such (i) certificates of public officials, (ii) certificates and representations of officers and representatives of the Loan Parties, and (iii) other documents and records, and (b) made such inquiries of officers and representatives of the Loan Parties, as we have deemed relevant or necessary as the basis for such opinions.  We have relied upon, and assumed the accuracy of, all such certificates and representations, documents and records and the representations and warranties made by the Loan Parties in the Transaction Documents, in each case with respect to the factual matters set forth therein, and that all certificates and information received from public officials earlier than the date of this opinion letter continue to be accurate as though issued on the date hereof. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies and the legal capacity of all natural persons.  In rendering the opinions set forth herein we have also assumed that there are no written or oral terms and conditions agreed to by the Agent or any of the Lenders on the one hand and the U.S. Borrower or any of the other Loan Parties on the other which vary the accuracy, completeness, correctness, validity or effect of the Transaction Documents.

In rendering the opinions set forth herein, we have assumed that:

(i)            all parties (other than the Delaware Loan Parties, the California Loan Party, and the Illinois Loan Party) to the Transaction Documents (the “Non-Delaware/California/Illinois Loan Parties”) are duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of organization and have the requisite corporate, banking or other organizational power (as applicable) to enter into such Transaction Documents; and

(ii)           the execution and delivery of the Transaction Documents have been duly authorized by all necessary corporate, banking or other organizational action (as applicable) and proceedings on the part of all such Non-Delaware/California/Illinois Loan Parties; the Transaction Documents have been duly executed and delivered by all such Non-Delaware/California/Illinois Loan Parties and the Transaction Documents constitute the valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms; the respective terms and provisions of each of the Transaction Documents do not, and the execution and delivery thereof by each of such parties and performance of its obligations thereunder will not, (a) violate  the articles or certificate of incorporation or other charter document or by-laws or other

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organizational or similar document of such Non-Delaware/California/Illinois Loan Party or any law, order or decree of any court, administrative agency or other governmental authority binding on such party, or (b) result in a breach of or cause a default under any contract or indenture to which it is a party or by which it is bound, provided that no such assumption is made in this clause (b) with respect to any contract or indenture that was entered into or arose prior to the date of the commencement of the Chapter 11 Cases.

(iii)          the Administrative Agent, the Collateral Agent, the Syndication Agent, the Co-Lead Arrangers, each Lender and each other agent, arranger, and bookrunner subject to the Transaction Documents has the requisite power and authority, has obtained all necessary consents, licenses and permits (including, but not limited to, to the extent necessary, a license under the California Finance Lender’s Law (California Financial Code Sections 22000, et seq.)), has taken all necessary action and has complied with any and all applicable laws with which the Administrative Agent, the Collateral Agent, the Syndication Agent, the Co-Lead Arrangers, each such Lender or each such other agent, arranger or bookrunner, as applicable, is required to comply, in each case relating to or affecting the matters and actions contemplated by the Transaction Documents.  In making such assumption, we are not rendering any opinion with respect to the Administrative Agent, the Collateral Agent, the Syndication Agent, the Co-Lead Arrangers, any Lender or any other agent, arranger or bookrunner, or any of the Transaction Documents under the California Finance Lender’s Law or any other law applicable to any such person with respect to the Transaction Documents.

(iv)          We have assumed that the California Loan Party is not engaged in rendering “professional services” as that term is defined in Section 13401(a) of the California Corporations Code.

Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that, as of the date hereof:

1.             Each of the Delaware Loan Parties is existing and in good standing under the laws of the State of Delaware, with the corporate power to own its properties and conduct its business as such properties are presently owned and such business is presently conducted as described in the “Affidavit of Charles A. Hinrichs in Support of First Day Motions” filed in the Chapter 11 Cases with the Bankruptcy Court on January 26, 2009 (the “Affidavit”), and to perform its obligations under the Transaction Documents to which it is a party.   Each of the Delaware Loan Parties has the requisite corporate power and authority to execute and deliver each Transaction Document to which it is a party and to perform its obligations under such Transaction Documents.  Such execution, delivery and performance: (i) have been duly authorized by all necessary corporate action on the part of each Delaware Loan Party and do not require any approval of such Delaware Loan Party’s equity holders except such approvals as

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have been obtained; and (ii) do not violate any provision of the certificate of incorporation or the by-laws of any Delaware Loan Party.

2.             The California Loan Party is existing in good standing under the laws of the State of California, with the limited liability company power to own its properties and conduct its business as such properties are presently owned and such business is presently conducted as described in the Affidavit, and to perform its obligations under the Transaction Documents to which it is a party.  The California Loan Party has the requisite limited liability company power and authority to execute and deliver each Transaction Document to which it is a party and to perform its obligations under such Transaction Documents.  The Transaction Documents have been duly authorized by all necessary limited liability company action on the part of the California Loan Party.  The execution and delivery of the Transaction Documents and the performance by the California Loan Party of its obligations under the Transaction Documents do not violate any provision of the articles of organization or the operating agreement of the California Loan Party or require any approval of the members of the California Loan Party except such approvals as have been obtained.

3.             The Illinois Loan Party is existing and in good standing under the laws of the State of Illinois, with the corporate power to own its properties and conduct its business as such properties are presently owned and such business is presently conducted as described in the Affidavit, and to execute and deliver each Transaction Document to which it is a party and to perform its obligations under such Transaction Documents.   The Illinois Loan Party has the requisite corporate power and authority to execute and deliver each Transaction Document to which it is a party and to perform its obligations under such Transaction Documents.  Such execution, delivery and performance: (i) have been duly authorized by all necessary corporate action on the part of the Illinois Loan Party and does not require any approval of the Illinois Loan Party’s equity holders except such approvals as have been obtained; and (ii) do not violate any provision of the articles of incorporation or the by-laws of the Illinois Loan Party.

4.             The execution and delivery by each of the Loan Parties of each of the Transaction Documents to which it is a party, and the performance by each of the Loan Parties of each of the Transaction Documents to which it is a party, assuming each Secured Party and each Loan Party will comply with the provisions of the Transaction Documents, will not violate any Applicable Law of the State of New York, Applicable Law of the State of California, and Applicable Law of the State of Illinois (including, without limitation, any usury laws) or any Applicable Law of the United States of America (including, without limitation, Regulations T, U and X) applicable to the Loan Parties.

5.             Subject to the exercise by the Bankruptcy Court of its jurisdiction over the Chapter 11 Cases, and in reliance thereon and based upon our review of the Docket as it existed as of 9:00 a.m. (Delaware time) on February 24, 2009, (a) we believe that the Order is in full

6

force and effect and (b) no order amending, staying, vacating, rescinding or reversing the Order has been entered by the Bankruptcy Court.

6.             Subject to the exercise by the Bankruptcy Court of its jurisdiction over the Chapter 11 Cases, and in reliance thereon, as of the date hereof, each Transaction Document is a valid and binding obligation of each Loan Party enforceable against such Loan Party in accordance with its terms and the terms of the Order.

7.             Each Transaction Document is, to the extent that it relates to matters other than those arising under Bankruptcy Law (as defined below) or arising in or related to the Chapter 11 Cases, a valid and binding obligation of each Loan Party, enforceable under applicable New York law against each such Loan Party in accordance with its terms.

8.             No Government Approvals (as defined below) under Applicable Laws are required to be obtained or made by any Loan Party in connection with the due execution and delivery of, or performance by, any Loan Party of its obligations under the Transaction Documents that have not been obtained or made, other than the entry of the Order.  “Government Approvals” means any order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any New York state court, Illinois state court, California state court, or federal court, or any governmental body or authority or subdivision thereof, in the State of New York, the State of California, the State of Illinois or in the United States of America pursuant to any Applicable Laws.

Our opinions above are subject to the following qualifications:

(a)           Our opinions are subject to limitations imposed by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).  In addition, a court or governmental authority (such as the Securities and Exchange Commission) may refuse to enforce a provision of a Transaction Document if it deems such provision to violate public policy, including any provision indemnifying a party against, or exculpating a party from, liability for its own wrongful or negligent acts.  In addition, we note that a court may refuse to enforce a provision for the payment of attorney’s fees except to the extent it determines such fees to be reasonable.

(b)           Certain remedial provisions of the Transaction Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the remaining provisions of the Transaction Documents; however, the unenforceability of such provisions may result in delays in the enforcement of the Agent’s rights and remedies under the Transaction Documents (and we express no opinion as to the economic consequences, if any, of such delays).  Subject to subparagraph (a) above, the Transaction Documents contain adequate provisions for enforcing payment of the Obligations.

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(c)           We express no opinion as to the effect of (i) the compliance or noncompliance of the Agent or any Lender with any state or federal laws or regulations applicable to any such party because of such party’s legal or regulatory status or the nature of such party’s business or (ii) the failure of any such party to be authorized to conduct business in any jurisdiction.

(d)           We render no opinion as to (i) the effectiveness of any Transaction Document to create a security interest in, or (ii) the attachment, perfection or priority of any security interest in or lien on, any property of any of the Loan Parties.

(e)           We have relied upon the findings of fact, conclusions of law, decretal paragraphs and other terms contained in the Order, and we express no opinion with respect to the effect on the Transaction Documents or the transactions contemplated thereby of any direct or indirect amendment, modification, rescission, reversal, vacation or stay with respect to the Order by the Bankruptcy Court or another court of competent jurisdiction after the date and time referred to in paragraph 5 above.

(f)            We express no opinion as to any provision of any Transaction Document that purports to (i) indemnify any Person for its own gross negligence or willful misconduct or (ii) confer upon any Person the right to require specific performance or to receive liquidated damages.

(g)           We express no opinion as to provisions in the Transaction Documents that purport to create rights of set-off in favor of participants or that provide for set-off to be made otherwise than in accordance with applicable laws.

(h)           We express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located that may limit the rate of interest that such Lender may charge or collect.

(i)            In rendering our opinion as to the enforceability of the choice of New York law, we have relied on Section 5-1401 of the New York General Obligations Law, which states in pertinent part that “[t]he parties to any contract, agreement or undertaking, contingent or otherwise, in consideration of, or relating to any obligation arising out of a transaction covering in the aggregate not less than two hundred fifty thousand dollars, . . .. may agree that the law of this state shall govern their rights and duties in whole or in part, whether or not such contract, agreement or undertaking bears a reasonable relation to this state.”  Our opinion in this regard is subject to the qualifications that such enforceability may be limited by public policy considerations of any jurisdiction in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.  One United States federal district court sitting in New York, in upholding the application of Section 5-1401 of the General

8

Obligations Law in a case in which it found sufficient connections with New York State, suggested that the enforcement of the election of the parties to a contract to apply New York law might present a constitutional issue if New York State had no connection to either the parties or the transaction and applying New York law would violate an important public policy of a more- interested state.  Lehman Brothers Commercial Corporation and Lehman Brothers Special Financing Inc. v. Minmetals International Non-Ferrous Metals Trading Company et. al., 179 F. Supp. 2d 118 (S.D.N.Y. 2000) (the “Minmetal Opinion”).  The Minmetal Opinion did not address, and we have not found any judicial interpretation of, what constitutes “no connection” for purposes of Section 5-1401 of the New York General Obligations Law, and we do not express any opinion as to the extent of the connections of (i) the parties to the Transaction Documents or (ii) the transactions contemplated thereby to New York State.

We call to your attention that the Minmetal Opinion stated that even if a contract were governed by New York law and could have been legally performed in New York, it is not enforceable under New York law if it is illegal in its place of performance and the parties entered into the contract knowing that it was illegal in its place of performance or were deliberately ignorant of such illegality.  For the purposes of our opinions set forth herein in respect of the Transaction Documents, as it pertains to the enforceability of provisions contained in Section 9.7 of the DIP Credit Agreement (and any similar provision in any other Transaction Document), pursuant to which the parties thereto agree that the laws of the State of New York shall govern such documents, we have assumed that the parties did not enter into the Transaction Documents with knowledge or deliberate ignorance of the illegality of such document in its place of performance.

(j)            We express no opinion as to provisions in the Transaction Documents that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like.  We note that the selection of New York State or United States federal courts sitting in New York City contained in the Transaction Documents as the venue for proceedings relating to the Transaction Documents is subject to the power of such courts to transfer actions pursuant to 28 U.S.C. Section 1404(a).

(k)           In rendering our opinions in Paragraph 1 as to the valid existence and good standing of the Delaware Loan Parties, we have relied solely upon the certificates of the Delaware Secretary of State referred to in clauses (iii) and (vi) of the second paragraph of this opinion letter.  In rendering our opinions in Paragraph 2 as to the existence in good standing of the California Loan Party, we have relied solely upon the certificates of the California Secretary of State referred to in clauses (iv) and (vii) of the second paragraph of this opinion letter.  In rendering our opinions in Paragraph 3 as to the valid existence and good standing of the Illinois Loan Party, we have relied solely upon the certificates of the Illinois Secretary of State referred to in clauses (v) and (viii) of the second paragraph of this opinion letter.

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(l)            We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Transaction Documents.

(m)          We express no opinion on the effectiveness of any service of process made other than in accordance with applicable law.

The foregoing opinions are limited to the Delaware General Corporation Law, the Applicable Laws of the State of New York, the Applicable Laws of the State of California, the Applicable Laws of the State of Illinois and the Applicable Laws of the United States of America (including the Bankruptcy Code and the Bankruptcy Rules and all other rules, judicial decisions and orders under or in connection therewith (collectively, “Bankruptcy Law”)), and we express no opinion with respect to the laws of any other state or jurisdiction.

This opinion letter is furnished by us solely for your benefit and the benefit of your successors and assignees under the DIP Credit Agreement (including future Lenders thereunder to the extent the applicable assignments were permitted under and made in accordance with Section 9.3 of the DIP Credit Agreement), and it may not be relied upon, quoted from or delivered to any person other than such successors, participants and assignees, your legal counsel, the legal counsel of such successors, participants and assignees on the condition and understanding that any such reliance by a future assignee or participant must be actual and reasonable under the circumstances existing at the time of the assignment or participation, including any changes in law or facts.   In addition to the foregoing, we further consent to disclosure of this opinion to bank regulatory authorities to the extent required by law, so long as it is understood that by such authorities are not addressees of this opinion and we assume no duties to any such authorities.  The opinions expressed above are based solely on factual matters in existence as of the date hereof (or as certified in officers’ certificates delivered by the Loan Parties as of the date hereof) and laws and regulations in effect on the date hereof, and we assume no obligation to revise or supplement this opinion letter to reflect any matters which may hereafter come to our attention, including should such factual matters change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise.

Very truly yours,

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Schedule I

List of Institutions

JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, N.A., Toronto Branch

Deutsche Bank Trust Company Americas

Bank of America, N.A.

Bank of America, Canada Branch

The Bank of Nova Scotia

General Electric Capital Corporation

The Foothill Group, LLC

Schedule II

Loan Parties

Smurfit-Stone Container Corporation, a Delaware corporation

Smurfit-Stone Container Enterprises, Inc., a Delaware corporation

Calpine Corrugated, LLC, a California limited liability company

Cameo Container Corporation, an Illinois corporation

Lot 24D Redevelopment Corporation, a Missouri corporation

Atlanta & Saint Andrews Bay Railway Company, a Florida corporation

Stone International Services Corporation, a Delaware corporation

Stone Global, Inc., a Delaware corporation

Stone Connecticut Paperboard Properties, Inc., a Delaware corporation

Smurfit-Stone Puerto Rico, Inc., a Puerto Rico corporation

Smurfit Newsprint Corporation, a Delaware corporation

SLP Finance I, Inc., a Delaware corporation

SLP Finance II, Inc., a Delaware corporation

SMBI Inc., a Delaware corporation

Smurfit-Stone Container Canada Inc., a corporation organized under the laws of the Province of Nova Scotia

Stone Container Finance Company of Canada II, a corporation organized under the laws of the Province of Nova Scotia

3083527 Nova Scotia Company, a corporation organized under the laws of the Province of Nova Scotia

MBI Limited/Limitée, a corporation organized under the laws of the Province of New Brunswick

Smurfit-MBI, a limited partnership organized under the laws of the Province of Ontario

639647 British Columbia Ltd., a company with limited liability organized under the laws of the Province of British Columbia

B.C. Shipper Supplies Ltd., a corporation organized under the laws of the Province of British Columbia

Specialty Containers Inc., a corporation organized under the laws of the Province of Alberta

SLP Finance General Partnership, a general partnership formed and operated under the Civil Code of Québec

Francobec Company, a corporation organized under the laws of the Province of Nova Scotia

605681 N.B. Inc., a corporation organized under the laws of the Province of New Brunswick

Schedule III

Delaware Loan Parties

Smurfit-Stone Container Corporation, a Delaware corporation

Smurfit-Stone Container Enterprises, Inc., a Delaware corporation

Stone International Services Corporation, a Delaware corporation

Stone Global, Inc., a Delaware corporation

Stone Connecticut Paperboard Properties, Inc., a Delaware corporation

Smurfit Newsprint Corporation, a Delaware corporation

SLP Finance I, Inc., a Delaware corporation

SLP Finance II, Inc., a Delaware corporation

SMBI Inc., a Delaware corporation

Exhibit A

Order

Attached